UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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CITIZENS FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OUR **DISTINCTIVE JOURNEY** CONTINUES

Citizens Financial Group, Inc.™

Citizens Financial Group, Inc.™

Our Vision

To be a **top-performing bank** distinguished by its customer-centric culture, mindset of continuous improvement, and capabilities

Our Mission

To help our customers, colleagues, and communities reach their **potential**

Our Credo

We perform our best every day so we can do more for our:

- **Customers**
- **Colleagues**
- **Communities**
- **Shareholders**

Our Values

- **Exceed customer expectations**
- **Do the right thing**
- **Think long term**
- **Work together**

Letter from the Chairman and Chief Executive Officer
Dear Fellow Shareholder,

On behalf of the Board of Directors, I am pleased to invite you to attend our annual meeting of shareholders to be held on Thursday, April 23, 2026 at 9:00 a.m. Eastern Time at our headquarters located at One Citizens Plaza, Providence, Rhode Island 02903.
Building a distinctive franchise
In 2025, Citizens continued to build a distinctive franchise, delivering good financial performance and ranking near the top of our peer group for share price appreciation. Guided by our unique enterprise strategy — a differentiated and growing Consumer Bank, a best-in-class super-regional Commercial Bank and our ambition to build the premier Private Bank and Private Wealth franchise — we are leveraging a decade of smart execution and operating discipline to position Citizens for the future. We have the right leadership, the right priorities and the right mindset to continue building a strong, sustainable and caring bank that delivers for all stakeholders. We remain focused on executing targeted strategies in areas where our strengths set us apart, and we are embracing innovation and bold thinking through our Reimagine the Bank initiative. I am confident that our disciplined approach and commitment to excellence will allow us to deliver sustainable, peer-leading performance and lasting value.
Your vote matters
Your vote is important and, whether or not you plan to attend the meeting, we encourage you to access electronic voting via the Internet or utilize the automated telephone voting feature as described on your Notice of Internet Availability of Proxy Materials or proxy card. Alternatively, you may sign, date and return the proxy card in the envelope provided. You may also vote at the meeting if you plan to attend.
Finally, I would like to thank Bill Hankowsky for his service on our Board. Mr. Hankowsky will retire after his current term expires at the conclusion of the Annual Meeting, having served on our board for 19 years. His contributions have been invaluable.
We thank you for your support of Citizens Financial Group, Inc.
Sincerely,
Bruce Van Saun
Chairman of the Board and
Chief Executive Officer
March 9, 2026

"We have the right leadership, the right priorities and the right mindset to continue building a strong, sustainable and caring bank that delivers for all stakeholders" –Bruce Van Saun

Citizens Financial Group	1

Letter from the Lead Independent Director
Dear Fellow Shareholder,
In my second year as Lead Director, we have continued to stay focused on what matters most: our customers, colleagues, communities, and shareholders. Volunteerism remains a critical way that we live our Credo and invest in the communities where we live and work. Colleagues logged nearly 267,000 volunteer hours in 2025. We also made great strides this year in building our premier Private Bank and Private Wealth franchise, including expansion across our footprint, while our Commercial Bank continued to invest in capabilities and geographies to best serve our clients.
Commitment to strong corporate governance
Strong corporate governance remains the cornerstone of how we operate. It helps ensure accountability and supports smart decision-making. Some of the practices we have put in place include annual director elections with majority voting, a mandatory retirement age of 75 for board members, and regular reviews of our board and committee structure. We look at skills, background, and experience, among other factors, to make sure our Board is well-rounded and forward-thinking.
Responsiveness to shareholders
We have continued to have good dialogue with our shareholders as part of our long-standing shareholder outreach program. As part of our program, twice a year we invite a broad group of shareholders to engage with senior leaders from our Human Resources, Legal, Investor Relations, and Sustainability teams. During 2025, I joined many of these conversations, where topics discussed included executive compensation, corporate governance, and our sustainability efforts. This proxy statement details feedback received during those conversations over the past two years regarding executive compensation and our responses to that feedback.
Embracing innovation
We are undergoing a major transformation through our Reimagine the Bank initiative, aimed at modernizing operations, enhancing customer experience, and driving long-term growth. We will utilize new technologies like artificial intelligence and agentic artificial intelligence to enhance how we serve customers and how we run the bank.
Your support is important to us
In this proxy statement, we share essential information about the Board’s role in shaping Citizens’ Credo, values, governance, and strategy. Whether or not you can attend the Annual Meeting, we welcome your interest in Citizens and, on behalf of the Board, I thank you for your continued support.

Sincerely, Edward J. Kelly III Lead Independent Director and Chair, Compensation and Human Resources Committee March 9, 2026

2	2026 Proxy Statement

Notice of Annual Meeting of Shareholders

Matters to be Voted On

Date and Time
April 23, 2026 at 9:00 a.m. Eastern Time
Location
One Citizens Plaza, Providence, Rhode Island 02903
Record Date
February 27, 2026. Shareholders of record as of this date are entitled to notice of, and to vote at, the Annual Meeting.

1	Elect the Twelve Named Director Nominees

2	Advisory Vote on Executive Compensation

3	Ratify the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the 2026 Fiscal Year

4	Shareholder Proposal for the Adoption of a Majority Voting Standard

5	Any other business that may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof

Admission
To attend the meeting you will need proof of your stock ownership as of the record date and a form of government-issued photo identification. If you are the legal representative of a shareholder, you must also bring a letter from the shareholder certifying (a) the beneficial ownership you represent and (b) your status as a legal representative. We will determine in our sole discretion whether the letter presented for admission meets the above requirements. Admission is limited to shareholders and guests are not permitted to attend the meeting.
Notice
For our Annual Meeting, we have elected to use the Internet as the primary means of providing our proxy materials to shareholders. We will send to shareholders of record a Notice of Annual Meeting of Shareholders (the "Notice") with instructions for accessing the proxy materials and for voting via the Internet. The Notice provides the information above on how to vote, how to attend the meeting and vote in person, and information on how shareholders may obtain paper copies of our proxy materials free of charge.
By Order of the Board of Directors

Robin S. Elkowitz
Executive Vice President, Deputy General Counsel and Secretary
Stamford, Connecticut
March 9, 2026

How to Vote
The address of the website for Internet voting can be found on your Notice or proxy card.
Dial the number listed on your Notice or proxy card.
Mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.
Attend the meeting and vote.

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on April 23, 2026:
We will first mail the Notice to shareholders on or about March 9, 2026. On or about the same day, we will begin mailing hard copies of this Notice of 2026 Annual Meeting of Shareholders and Proxy Statement, our 2025 Annual Report on Form 10-K and our 2025 Annual Review to those shareholders who have requested them. Copies of these materials will be available at www.edocumentview.com/CFG

Citizens Financial Group	3

4	2026 Proxy Statement

About Citizens
Our Business

Citizens Financial Group, Inc. (the “Company” or "Citizens" or “we” or “us” or “our”) is one of the nation’s oldest and largest financial institutions, with $226.4 billion in assets as of December 31, 2025. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail, private banking, wealth management and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations, and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas, and solutions.
In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a full-service customer contact center and the convenience of approximately 3,100 ATMs and approximately 1,000 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management, and small business offerings. Consumer Banking includes Citizens Private Bank and Private Wealth, which integrate banking services and wealth management solutions to serve high- and ultra-high-net-worth individuals and families, as well as investors, entrepreneurs, and businesses.
In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities.

$226.4 billion in assets	$183.3 billion in deposits

$142.7 billion in loans and leases	17,398 full-time equivalent colleagues

~1,000 branches	~3,100 ATMs

* Data as of December 31, 2025.

Deposits in all 50 states with Citizens Access	Over 4 million retail customers across all 50 states

*  Data as of January 31, 2026.

Citizens Financial Group	5

About Citizens
Our Strategic Objectives
Our strategy is built on a transformed Consumer Bank, a Commercial Bank best positioned among our regional peers, and our aspiration to build the premier bank-owned Private Bank franchise. Our strategic priorities are embedded in our plans and organized into our three customer facing businesses and the functions that directly enable them.

Grow high-quality deposits and deepen customer relationships	Drive scale in growth markets, key industries, and high-opportunity businesses	Deliver high quality solutions and advice	Continue to optimize balance sheet and business mix	Invest in our people and communities

Enablers

Next Gen Tech	Mobile / Digital	Talent	Risk Management	Brand / Marketing

Our 2025 Performance
The Company delivered good financial results in 2025, in line with our expectations at the beginning of the year despite periods of market uncertainty and an intensely competitive environment, demonstrating the strength, resilience, and adaptability of our business. We ended the year with robust capital levels, a strong liquidity position, and ample loan reserves. We also continued to invest in our strategic priorities positioning the Company for medium- and long-term growth while supporting our customers, colleagues, and communities.

Diluted Earnings Per Share (EPS)	Return On Tangible Common Equity (ROTCE)	Efficiency Ratio	Pre-Provision Net Revenue (PPNR)	Total Shareholder Return (TSR)	CET1 Ratio

$3.86	11.20%	64.4%	$2,936MM	2nd among peer group	10.6%

Building on over a decade of strategic investments, strong execution, and operating discipline since our initial public offering ("IPO") in 2014, we continue to differentiate ourselves with a unique enterprise strategy across our Consumer Bank, Commercial Bank, and Private Bank and Private Wealth franchise. In 2025, each of these businesses contributed to our strong performance, delivering the power of the whole bank to our customers with our “OneCitizens” mindset, which connects colleagues across business lines, regions, and functions. With ongoing investments in technology, analytics, and operations and several new members joining our senior leadership team in 2025, we remain confident in our ability to execute our strategy.
Our Consumer Bank has been transformed over the past several years with significant foundational investments, adding strong talent, building digital capabilities, and developing robust data analytics. The Consumer Bank is driving strong results following an advice-led, primacy strategy aimed at serving mass affluent and affluent households. In 2025, the Consumer Bank delivered strong deposit performance, including continued differentiated growth in the New York Metro area, underscoring the quality of the franchise and our focus on attracting lower-cost relationship deposits from individuals and small businesses. The Consumer Bank has also distinguished itself as one of the leading home equity line of credit originators in the country, delivering a streamlined process to our customers.
Citizens Private Bank made strong progress in 2025, driving record Wealth fees and expanding our presence in key markets. Since its launch in mid-2023, we have added several top private banking and wealth advisory teams, and the business now serves clients in key geographic regions across the U.S., including the San Francisco Bay area, Southern California, Boston,

6	2026 Proxy Statement

About Citizens
New York, and Florida. We have opened eleven dedicated Private Bank locations and have plans to add several new offices as we expand into attractive markets, which we believe will position the business for continued growth and profitability. As of the end of 2025, Citizens Private Bank clients have entrusted us with $14.5 billion in deposits and $10 billion in wealth assets1, and we have extended $7.2 billion in loans to individual and corporate clients. Citizens Private Bank contributed 7% to earnings per share in 2025, well ahead of our 5% target.
We believe our Commercial Bank is a best-in-class super regional franchise with national reach, with multi-year investments in talent, capabilities, and industry expertise, serving middle market, mid-corporate, and private capital clients. During 2025, we continued to add top-tier investment banking talent and M&A specialists, as well as adding to our coverage teams in Florida, California, and New York Metro to complement our growing Private Bank and Private Wealth advisory teams, expanding our reach in high-growth geographies and sectors of the U.S. economy. In 2025, the Commercial Bank delivered record Capital Markets fees, up 9%, and we believe the Commercial Bank is poised for strong performance with a constructive environment in 2026.
The accompanying charts reflect our long-term results on two of the core financial metrics, EPS and ROTCE, which anchor our strategic plan. 2025 reflected year-over-year growth in each of these metrics and we saw strong market support for our financial performance and the sound execution of our strategic initiatives, with total shareholder return in the 2nd position among our regional peer group during 2025.
EPS

Reported	Underlying*

ROTCE

Reported	Underlying*
* Results are presented on an Underlying basis. For 2025, reported and Underlying results are the same. See Appendix A for more information on Non-GAAP Financial Measures and Reconciliations. Unless otherwise noted, references to balance sheet items above are on a period-end basis and any comparisons are on a year-over-year basis versus 2024. For information on how we define EPS and ROTCE, see page 59.
1 Client Assets include Assets Under Management (AUM) and Transactional Assets. AUM represent assets for which Citizens’ Private Bank investment advisory affiliates, Citizens Private Wealth and Citizens Wealth Management (CWM) our Private Bank brokerage affiliate, provide continuous and regular supervisory or management services. Transactional assets represent assets of CWM for which its affiliates provide execution, custody, record keeping, reporting and other administrative services.

Citizens Financial Group	7

About Citizens
Driving Sustainable Growth
An extension of our Credo, Citizens’ integrated, enterprise-wide Sustainability & Impact strategy helps us build a better future for all those we serve. Led by robust corporate governance, this strategy helps guide the decisions we make. It means serving our customers and clients, engaging shareholders, monitoring our environmental impact, and empowering our colleagues and communities to thrive. Our four focus areas, described below, speak to what we believe are strengths of our Company and how we are driving growth and having a positive impact on our business, society, and the planet.

Robust Corporate Governance
Strong corporate governance is foundational to how we do business. Having a robust corporate governance framework strengthens Board and management accountability, and is essential to ensuring we make sound business decisions. Our key corporate governance practices are described in more detail throughout this proxy statement.

•Our corporate governance framework aligns with recognized best practices and supports robust oversight and sound decision-making, in turn promoting the creation of long-term value for our shareholders.
•11 out of 12 director nominees are independent in accordance with NYSE requirements, and the Board has an independent Lead Director with a formally defined role and responsibilities.
•Our Board is regularly refreshed. 50% of our Board nominees were appointed in the past 5 years. Our Board includes directors with varied experiences and perspectives which inform discussions and support good decision-making.
•Our enhanced shareholder rights support robust shareholder engagement and oversight. This includes providing shareholders with proxy access, the right to call a special meeting, and a simple majority vote standard to amend our Certificate of Incorporation and Bylaws and elect directors. Through various forums, we also make opportunities available for shareholders to engage with executive management and the Board.

The Workforce of the Future
Our human capital management strategy is anchored in a skills-based foundation that drives workforce agility and future readiness. We are creating opportunities for colleague development and leadership, nurturing our pipeline for talent, building a culture of belonging, and creating an environment where colleagues can thrive personally and professionally.

•We believe a mindset of continuous learning and growth is vital for colleagues, and consistently enhance the resources available to support colleagues' development journeys. In 2025, we further evolved development and training resources for colleagues with the launch of new leadership programming and a new learning operating model that expands learning solutions across the enterprise. Colleagues also have access to a talent marketplace that creates personalized experiences to support skill-building and career advancement, launched in 2024.
•Listening to our colleagues is important to us and instrumental in helping us prioritize areas of change. Our listening efforts include an annual organizational health survey and additional touch-points that measure colleague sentiment over the course of the year on a range of topics.
•We aim to foster a culture where all stakeholders feel respected, valued, and heard. Our dedication to building an inclusive workplace centers on welcoming a wide range of skills, backgrounds, viewpoints, and perspectives.
•We are dedicated to ensuring fair and equitable compensation for all employees. To support this commitment, an independent third party is engaged on our behalf to conduct an annual pay equity assessment. Our 2025 analysis indicated that women are paid 99% of what men in similar roles are paid and there is no pay disparity for people of color.

8	2026 Proxy Statement

About Citizens

Fostering Strong Communities
Supporting healthy thriving communities is the cornerstone of our Credo and a key driver of our success. Across our footprint, we work to expand economic opportunity and strengthen communities by boosting homeownership, expanding access to affordable housing, supporting businesses, and developing innovative products and services that benefit traditionally underserved populations. Our colleagues also volunteer their time, talent, and resources in areas of greatest need in the areas of financial literacy and workforce development.

•Citizens delivered $9.6 million in 2025, through Destination Home Mortgage, our flagship affordable home loan program offering first-time buyers discounted interest rates, flexible underwriting requirements, and the opportunity to purchase a home with a lower down payment without mortgage insurance.
•We help address a key element of the homebuying affordability gap by providing closing cost assistance grants to eligible homebuyers. In 2025, we provided $3.8 million in closing cost assistance to first-time homebuyers.
•Since 2012, we have deployed over $11.5 billion in debt and equity to support the creation or rehabilitation of nearly 63,000 housing units, impacting approximately 700,000 individuals.
•In 2024 and 2025, Citizens invested more than $10 million in workforce development programs, including our work with Education Design Lab and Year Up United, exceeding funding targets and accelerating access to upskilling, reskilling, and career pathways. As we continue to expand workforce development across our footprint, we announced a new three-year, $20 million commitment that will broaden economic opportunity across the communities we serve.
•Our Small Business Opportunity Fund (SBOF) provides critical capital to underbanked businesses through partnerships with CDFIs and financial intermediaries and small businesses. In 2025, we invested $7.3 million through our SBOF, for a cumulative total of $82 million since the program’s inception in 2020.
•We enable and equip our colleagues as brand ambassadors, sharing their time, talent, and resources in areas of greatest need in the areas of financial literacy and workforce development. In 2025, our colleagues logged nearly 267,000 volunteer hours benefitting 4,000+ nonprofits, served on 1,000+ non-profit boards or committees, and contributed more than $1 million to community organizations through Citizens' matching gifts donation program (funded by the Citizens Charitable Foundation).

Positive Climate Impact
The impacts of climate and the transition to a lower carbon economy present risks and opportunities for our business and our stakeholders. At Citizens, we are supporting our clients, empowering communities, monitoring our operational emissions, and disclosing our progress along the way.

•Through Advisory, Citizens supported clients with expertise in target setting, emissions reduction, risk management, the carbon market, and business opportunities. By leveraging Citizens’ financing and product solutions, clients aligned their deposits with sustainability activities, procured carbon offsets, and financed equipment supporting electrification, power generation, and emissions reduction.
•We disclosed for the first time estimated financed emissions for Citizens’ most relevant lending portfolios, representing nearly 100% of total Partnership for Carbon Accounting Financials (PCAF)-covered lending assets (71.2% of our total loans outstanding), in accordance with the PCAF Global Greenhouse Gas (GHG) Accounting and Reporting Standard.
•Citizens continued investing in improving our operational efficiencies and the ongoing enhancement of emissions reporting accuracy. In 2025, Citizens reported progress against our 2030 GHG reduction target. Citizens achieved a 7.6% year-over-year reduction in combined Scope 1 and Scope 2 (location-based) GHG emissions, which captures the prior year performance, keeping us on track to meet our target. This performance was driven in part by a 6.13% reduction in purchased electricity consumption, reflecting the impact of continued investment in energy efficiency initiatives. Citizens also matched 100% of our operational electricity consumption through Renewable Energy Credits from our Wind Virtual Power Purchase Agreement and expects to maintain this level of coverage.

Citizens Financial Group	9

Proxy Statement Summary
Matters to be Voted at the Annual Meeting

PROPOSAL 1	Elect the Following Nominees as Directors:
	•Bruce Van Saun •Lee Alexander •Tracy A. Atkinson •Christine M. Cumming	•Kevin Cummings •Edward J. Kelly III •Robert G. Leary •Terrance J. Lillis	•Michele N. Siekerka •Christopher J. Swift •Claude E. Wade •Marita Zuraitis

	BOARD VOTE RECOMMENDATION FOR ALL Our Board believes that its director nominees represent an appropriate mix of experience and skills relevant to the size and nature of our business.			g See page 16

PROPOSAL 2
Advisory Vote on Executive Compensation
We are asking shareholders to approve, on an advisory basis, the 2025 compensation of our executive officers named in the 2025 Summary Compensation Table, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and accompanying narrative.

BOARD VOTE RECOMMENDATION
FOR
Our Board believes our executive compensation closely aligns the interests of our named executive officers with those of our shareholders and demonstrates a strong link between executive pay and Company performance.
g See page 48

PROPOSAL 3	Ratify the Appointment of Deloitte & Touche LLP We are asking our shareholders to ratify Deloitte & Touche LLP as our independent registered public accounting firm for the 2026 fiscal year.

BOARD VOTE RECOMMENDATION
FOR
Based on the Audit Committee’s most recent evaluation, the Board believes it is in the best interests of the Company and its shareholders to retain Deloitte & Touche LLP as our independent registered public accounting firm for the 2026 fiscal year.
g See page 93

PROPOSAL 4	Majority Vote Standard Shareholder proposal for the adoption of a majority voting standard.

	BOARD VOTE RECOMMENDATION ☒ AGAINST	g See page 95

10	2026 Proxy Statement

Proxy Statement Summary
Our Board and Governance
Board Nominees
The Citizens Financial Group, Inc. board of directors (the “Board”) is elected annually. All of our currently serving directors are standing for re-election with the exception of Mr. Hankowsky who will reach our mandatory retirement age of 75 before the Annual Meeting. Additional information about each of the Board's nominees can be found beginning on page 18.

* Chair	E – Executive	A – Audit	C – Compensation & Human Resources
	Q – Equity	R – Risk	G – Nominating & Corporate Governance

Citizens Financial Group	11

Proxy Statement Summary
Board Highlights
We believe diverse perspectives and experiences are critical to robust discussion and effective decision-making. When reviewing the composition of the Board and its committees, the Nominating and Corporate Governance Committee considers each director's and nominee's background, experience, independence, tenure, and perspectives. The composition of our nominated Board includes long-tenured directors who bring institutional knowledge, stability and continuity, as well as new directors who bring fresh insights and perspectives. Half of our Board nominees have a tenure of five years or less. We believe the nominees as a whole represent a Board with a strong mix of experience, skills, and perspectives relevant to the size and nature of our business, and our long-term strategy.

Director Nominee Skills and Experience

The Nominating and Corporate Governance Committee considers the aggregate skills and experience of our nominees when assessing the overall composition of our nominated Board. More information about each nominee's skills and experience can be found beginning on page 17.

Director Nominee Representation	Director Nominee Tenure

Director Nominee Age	Director Nominee Independence

66 Years Average Age of Director Nominees Age Range: 58-73	92% of all Director Nominees are Independent

12	2026 Proxy Statement

Proxy Statement Summary
Key Corporate Governance Practices

Board Independence and Oversight
•All director nominees are independent except for the Chairman who also serves as the CEO of the Company
•Non-classified board structure
•Independent Lead Director with formally defined role and responsibilities
•Executive sessions of independent directors held at every regularly scheduled meeting
•Key committees are fully independent (Audit, Risk, Compensation and HR and Nominating and Corporate Governance)

Board Qualifications and Evaluations
•Board skills and experience aligned with strategy
•Board orientation and continuing education program supports ongoing director development
•Board, committee and individual self-assessments conducted annually with an external facilitator
•Board mentoring program and informal feedback sessions with senior management facilitate engagement and deeper understanding of the organization

Board Composition and Refreshment
•Mandatory retirement age of 75 for directors promotes Board refreshment
•Director recruitment and selection process considers leadership, relevant experience and skills, independence and perspectives
•Diversity of tenure provides balance of historical knowledge and fresh perspectives
•Diversity of age provides balance of extensive experience and new outlooks
•Gender and racial diversity represented on the Board

Board Practices
•Service on other public company boards limited in accordance with our Corporate Governance Guidelines
•Stock ownership and retention guidelines for directors and executive officers
•Annual review of Corporate Governance Guidelines ensures alignment with best practices
•Succession planning discussions conducted throughout the year

Board Oversight of Risk
•Board oversight of risk is led by the Risk and Audit Committees
•Risk Committee is responsible for reviewing and approving the Enterprise Risk Management Governance Framework and ensuring risks are properly managed to the risk appetites set for each material risk category
•Updates on cybersecurity risk presented to the Risk Committee at each meeting with additional reporting provided regularly to the Board and Audit Committee

Shareholder Rights and Engagement
•Annual election of directors with majority vote standard for uncontested elections
•Annual advisory vote on executive compensation
•Capital structure with one vote per common share
•Shareholders have proxy access
•Shareholders have the right to call a special meeting
•No poison pill
•Annual Board review of Charter and Bylaw provisions
•Annual shareholder outreach program with feedback from engagements shared with and discussed by the Board
•Simple majority vote to amend Certificate of Incorporation

Oversight of Sustainability
•Board oversight of sustainability-related matters
•On-going review of environmental, social, governance, and sustainability-related matters by the Executive Committee
•Annual voluntary reporting aligned to Global Reporting Initiative ("GRI") and Sustainability Accounting Standards Board ("SASB") reporting frameworks
•Climate reporting aligned to industry standards

Culture and Ethics
•Code of Business Conduct and Ethics which establishes core standards of ethical conduct
•Conduct Office overseen by the Audit Committee and provides the Board and executive management with an independent and objective view of the Company’s conduct risk profile
•Annual organizational health survey
•Strong inclusion program

Citizens Financial Group	13

Proxy Statement Summary
Responsiveness to Shareholders and Say-on-Pay Outcome
Throughout the year, we interact and communicate with our shareholders in a number of forums, including earnings presentations, investor conferences, press releases, SEC filings, and sustainability reporting. We also have a structured shareholder outreach program. Feedback we receive is shared with the Board and, together with ongoing reviews of market and peer practice, is used to continue to implement enhancements to our governance, compensation, and sustainability practices and related disclosure.
During the last two years, support for our say-on-pay proposal has reflected a decrease in support (approximately 59% in 2025 and 63% in 2024) as compared to historic support levels averaging over 93%. The Compensation and HR Committee takes all forms of feedback seriously, including our say-on-pay support level, and maintains an open dialogue with shareholders through our long-standing shareholder outreach program. Shareholder conversations occur twice annually, during the fall and in the early spring after we file our proxy statement.
In each of spring and fall 2025, the Company invited shareholders holding approximately 83% of our outstanding shares to engagement sessions. The Company met with shareholders holding approximately 50% of our outstanding shares. We held discussions with shareholders that voted both in favor of and against our say-on-pay proposal. Many shareholder conversations during 2025 were led by Edward J. Kelly III, our Lead Director and Chair of our Compensation and HR Committee. Engagement discussions also included Susan LaMonica, our Chief Human Resources Officer, as well as representatives from our Human Resources, Legal, Investor Relations, and Sustainability teams. We also met with proxy advisory firms Institutional Shareholder Services and Glass Lewis in 2025 to gain their perspectives.

Outreach	Meetings Held	Lead Director Engagement

Key Messages and Themes from 2025 Engagement
•Shareholders feel the amount of executive compensation has been appropriately and consistently aligned with Company performance.
•Shareholders, including those that tend to prefer formulaic programs, are pleased with the changes we made in 2024 to our program structure and related disclosure, which continued in 2025. See "Compensation Matters—Compensation Discussion and Analysis—Executive Compensation Overview—Responsiveness to Shareholders and Say-on-Pay Outcome."
•The Leadership Succession Awards ("LSAs") granted in 2024 were discussed on most calls, including the extraordinary circumstances that warranted the awards. The Compensation and HR Committee believed the awards were necessary to retain a strong pool of CEO candidates in light of an extremely competitive market for executive talent. Off-cycle awards were not granted to our Chief Executive Officer. Most shareholders understood the rationale for the awards and were complimentary of related proxy disclosure. Despite that feedback, many shareholders did not support our 2025 say-on-pay proposal because they do not support off-cycle awards as a matter of policy.
•Our commitment to sustainability and our increased disclosure on related topics was appreciated by our shareholders.
No Current Plans to Grant Additional Off-Cycle Awards
As we expressed in our last proxy statement and in conversations with shareholders, the Compensation and HR Committee is not a proponent of granting awards outside the standard pay and performance cycle in the absence of compelling circumstances. There are no current plans to issue additional off-cycle succession awards in the future.

14	2026 Proxy Statement

Proxy Statement Summary
Executive Compensation
The Compensation and HR Committee has designed and administered a program that has a demonstrated history of maintaining appropriate alignment between executive compensation and Company performance, is supported by effective corporate governance and risk management, and is responsive to shareholder feedback as described above in "Responsiveness to Shareholders and Say-on-Pay Outcome" and in further detail in "Compensation Matters—Compensation Discussion and Analysis."
The below highlights our executive compensation program structure, pay mix, and related processes in place to mitigate the inherent risks associated with executive compensation. Additional information about our executive compensation program can be found in "Compensation Matters—Compensation Discussion and Analysis", including detail regarding 2025 compensation decisions and related rationale.

Executive Compensation Program Structure & Decision Making
•The Compensation and HR Committee thinks about compensation in terms of total compensation, making a single variable compensation decision which is then split among a pre-established mix of cash, restricted stock units, and performance stock units. Under this framework, the amount of both short-term and long-term incentives awarded are determined based on an evaluation of Company performance, which varies year-to-year.

•Executive compensation decisions are made following a comprehensive review of performance across various dimensions. The Compensation and HR Committee determines a corporate performance factor and then assesses each named executive officer based on individual performance and other relevant factors which may impact variable compensation within a specific range (+/- 20% of the corporate performance factor).

•Compensation targets and decisions are also informed by peer data, compensation history, and input from the Compensation and HR Committee’s independent consultant.

•Our program design allows various dimensions of performance to be considered, which mitigates the risk of disproportionate focus on certain elements of performance and allows the Compensation and HR Committee to be nimble in its decision-making to ensure continued alignment of compensation with shareholders' interests.

Form of Executive Compensation	•A significant portion of our named executive officers’ compensation is at-risk, variable compensation – approximately 88% for our Chief Executive Officer.

•Our executives generally receive at least 50% of long-term awards in the form of performance stock units with a three-year performance period, which increases to nearly two-thirds for our CEO, President, and CFO.

Balancing Risk and Reward
•The risk performance of our executives is assessed annually by our Chief Risk Officer and the results of that assessment are considered by the Compensation and HR Committee in determining compensation.

•We maintain an Accountability Review Panel process through which events having a material adverse impact on the Company are reviewed for potential impact on compensation. This is in addition to, and is broader than, our Clawback Policy.

•We have implemented sound governance processes and features that facilitate an appropriate balance between risk and reward (e.g., robust incentive plan governance, no single trigger change in control cash payments or award vesting, no excise tax gross-ups).

Citizens Financial Group	15

Corporate Governance Matters

PROPOSAL 1	Elect the Twelve Named Director Nominees

Elect each of the director nominees nominated by the Board to serve until the 2027 annual meeting or until their respective successors are duly elected and qualified.

The Board recommends a vote FOR each director nominee.

Our Restated Certificate of Incorporation, or Charter, and Amended and Restated Bylaws provide that the Board shall consist of between five and twenty-five directors, excluding any directors elected by holders of preferred stock pursuant to provisions applicable only in the case of nonpayment of dividends under the terms of our preferred stock. The Board fixes the exact number of directors from time to time and has fixed the number at 13 until the conclusion of the Annual Meeting when Mr. Hankowsky will retire, following which it will decrease to 12. At each annual meeting, directors are elected to hold office for a term of one year expiring at the next annual meeting.
The Board has nominated 12 of the 13 currently serving directors for election at the Annual Meeting to serve until the 2027 annual meeting or until their respective successors are duly elected and qualified. If any nominee is unable to serve as a director, the Board by resolution may reduce the number of directors or choose a substitute nominee. We are not aware of any nominee who will be unable to or will not serve as a director.

Majority Voting and Director Resignation Policy
Our Bylaws provide for the election of directors by a majority of the votes cast in an uncontested election. This means that the 12 individuals nominated for election to the Board must receive more “FOR” than “AGAINST” votes (among votes properly cast at the meeting, electronically or by proxy) to be elected. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. There is no cumulative voting. If any nominee for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holder may determine. If the election of directors is a contested election, directors are elected by a plurality of the votes cast.
Our Bylaws also provide that directors may be removed, with or without cause, by an affirmative vote of shares representing a majority of the outstanding shares then entitled to vote at an election of directors. Any vacancy occurring on our Board and any newly created directorship may be filled only by a vote of a majority of the remaining directors in office.
If a nominee does not receive a majority of “FOR” votes, he or she shall tender to the Board, via the Chair of the Nominating and Corporate Governance Committee, his or her resignation. The Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board whether to accept or reject the tendered resignation no later than 60 days following the date of the Annual Meeting in accordance with the specific requirements outlined in our Corporate Governance Guidelines.

16	2026 Proxy Statement

Corporate Governance Matters
Director Nominees
Board Composition
We believe that the Board nominees as a whole represent a balanced mix of experience, skills, and other attributes relevant to the size and nature of our business and our long-term strategy. The table below indicates certain specific skills and experience for each director which the Nominating and Corporate Governance Committee considers when assessing the overall composition of the Board. Not having such a designation does not mean the director does not possess that skill or experience.

Skills and Experience
Executive Leadership
Financial Services Industry
Financial Reporting/Audit/Capital Planning
Risk Management
Compliance/Regulatory
Technology
Information Security/Cybersecurity
Mergers & Acquisitions
Corporate Governance
Human Capital Management
Sustainability Practices

Board Independence and Committee Membership
Independent		N	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Committee Membership	E
		E*					E
	A		A	A*	A			A	A
	C						C*			C	C		C
	G						G			G	G		G
	R			R	R*	R		R	R			R
	Q	Q

Tenure (years)		12	5	2	10	4	7	6	7	4	5	1	14
Board Demographics
Age		68	58	61	73	71	72	64	73	61	65	58	65
Gender		M	M	F	F	M	M	M	M	F	M	M	F
Race		White	Black/White	White	White	White	White	White	White	White	White	Black	White
Veteran		-	-	-	-	-	-	-	Y	-	-	-	-

* Committee Chair	E – Executive	A – Audit	C – Compensation and Human Resources
	Q – Equity	R – Risk	G – Nominating and Corporate Governance

Citizens Financial Group	17

Corporate Governance Matters
Biographies of our Nominees

Bruce Van Saun CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Age: 68 Joined the Board: October 2013	Board Committees: Executive (Chair); Equity Other Current Public Company Directorships: Moody’s Corporation

Career Highlights

2013 to present
Chairman and Chief Executive Officer, Citizens Financial Group, Inc.

2009 to 2013
Finance Director and member of the board of directors, The Royal Bank of Scotland Group plc

1997 to 2008
Vice Chairman and Chief Financial Officer, prior to which he held other senior positions, The Bank of New York Mellon

Prior to 1997
Held senior positions at Deutsche Bank, Wasserstein Perella Group, and Kidder Peabody & Co.
Further Information
Mr. Van Saun currently serves on the board of directors of Moody’s Corporation (since 2016). He also serves on The Clearing House Supervisory Board (since 2013), the board of the Bank Policy Institute (since 2025), the board of the Partnership for Rhode Island, and the board of our primary subsidiary, Citizens Bank, N.A. ("CBNA"). Previous directorships held by Mr. Van Saun in both the United Kingdom and United States include the Federal Reserve Bank of Boston (from 2019 to 2022), the Federal Advisory Council (from 2016 to 2018), the National Constitution Center (from 2015 to 2019), Lloyds of London (from 2012 to 2016), Direct Line Insurance Group plc (from 2012 to 2013), and Worldpay (from 2011 to 2013). He also served as a rotating board member at the Bank Policy Institute (from 2018 to 2024).
Mr. Van Saun received a B.S. in Business Administration from Bucknell University in 1979 and an M.B.A. in Finance and General Management from the University of North Carolina in 1983.
Relevant Skills and Experience

Executive Leadership	Financial Reporting & Capital Planning
Financial Services	Mergers & Acquisitions
Mr. Van Saun has extensive experience with over 35 years in the financial services industry and service on the boards of other public companies.
He has financial expertise and executive leadership experience having served as a Chief Financial Officer at large global banks.
His additional role as our Chief Executive Officer brings management’s perspective to Board deliberations and provides valuable information about the status of day-to-day operations.

Lee Alexander INDEPENDENT DIRECTOR

Age: 58 Joined the Board: February 2021	Board Committees: Audit Other Current Public Company Directorships: None

Career Highlights

2018 to Present
Executive Vice President and Chief Information Officer, The Clearing House

2015 to 2018
Executive Vice President, Chief Information Officer, Head of the Technology Group, and member of Management Committee, Federal Reserve Bank of New York

2012 to 2015
Senior Vice President, Head of Application Development, Federal Reserve Bank of New York
Further Information
Mr. Alexander currently serves as the Executive Vice President and Chief Information Officer for The Clearing House and is responsible for directing and coordinating all technology and operations across the company. Mr. Alexander also serves on the board of our primary subsidiary CBNA.
Mr. Alexander holds a B.Sc. in Computing Science and an M.B.A. from the University of Glasgow in Scotland.
Relevant Skills and Experience

Technology	Financial Services
Information & Cybersecurity	Compliance & Regulations
Mr. Alexander has extensive technology expertise leading the Federal Reserve Bank of New York's application and development efforts, and was instrumental in the development of a bank and system-wide architecture and for the development and completion of the Fedwire modernization project.
He has over 25 years of international management experience in the technology and financial services sectors.
He also has experience in cybersecurity and incident response from his service as Chief Information Officer at The Clearing House, and previously as Head of the Technology Group and Chief Information Officer at the Federal Reserve Bank of New York.

18	2026 Proxy Statement

Corporate Governance Matters

Tracy A. Atkinson INDEPENDENT DIRECTOR

Age: 61 Joined the Board: March 2024	Board Committees: Audit (Chair); Risk Other Current Public Company Directorships: RTX Corp.

Career Highlights

2019 to 2020
Executive Vice President and Chief Administrative Officer, State Street Corporation

2017 to 2019
Executive Vice President, Chief Compliance Officer and Head of Operational Risk, State Street Corporation

2010 to 2017
Executive Vice President, Finance, and Treasurer (from 2016), State Street Corporation

2008 to 2010
Executive Vice President and Chief Compliance Officer, State Street Corporation (from 2009 to 2010), and as Executive Vice President and Chief Compliance Officer, State Street Global Advisors (from 2008 to 2009)

Prior to 2008
Served in various leadership positions at MFS Investment Management, and as a Partner at PricewaterhouseCoopers
Further Information
Ms. Atkinson serves on the board of RTX Corporation (formerly Raytheon Technologies) (since 2014). She previously served on the boards of Affiliated Managers Group (from 2020 to 2024), and United States Steel Corporation (from 2020 to June 2025). She also serves on the board of our primary subsidiary CBNA.
Ms. Atkinson is a Certified Public Accountant and received a bachelor’s degree in accounting from the University of Massachusetts.
Relevant Skills and Experience

Financial Services	Compliance & Regulations
Financial Reporting & Capital Planning	Risk Management
Ms. Atkinson is an experienced financial services executive serving in various roles for State Street Corporation including Chief Administrative Officer and is a Certified Public Accountant.
She has extensive background in financial reporting and capital planning, and in regulatory compliance having served as Chief Compliance Officer, and Treasurer of State Street Corporation.

Christine M. Cumming INDEPENDENT DIRECTOR

Age: 73 Joined the Board: October 2015	Board Committees: Risk (Chair); Audit Other Current Public Company Directorships: None

Career Highlights

2004 to 2015 (Retirement)
First Vice President (2nd highest ranking officer), Chief Operating Officer and an alternate voting member of the Federal Open Market Committee, Federal Reserve Bank of New York

1999 to 2003
Executive Vice President and Director for the Research and Market Analysis Group, Federal Reserve Bank of New York

1994 to 1999
Senior Vice President for the Bank Supervision Group, Federal Reserve Bank of New York
Further Information
Ms. Cumming currently serves on the board of MIO Partners, Inc. (since 2018). She previously served on the boards of the Financial Accounting Foundation (from 2016 to 2020), and the American Family Insurance Mutual Holding Company (from 2016 to 2025). Ms. Cumming is an adjunct professor at Columbia University and serves as a trustee of the Columbia-Greene Community College Foundation (since 2022). She also serves on the board of our primary subsidiary CBNA.
Ms. Cumming holds both a B.S. and Ph.D in economics from the University of Minnesota.
Relevant Skills and Experience

Financial Services	Compliance & Regulations
Financial Reporting & Capital Planning	Risk Management
Ms. Cumming is a seasoned bank regulatory executive with over 35 years at the Federal Reserve Bank of New York, including serving as First Vice President and Chief Operating Officer.
She has extensive background in risk management, monetary policy, and bank supervision having had responsibility for the Bank Analysis and Advisory and Technical Services functions during her service at the Federal Reserve Bank of New York.
She has experience in crisis management as chair of the Cross-Border Crisis Management Group, an international group of supervisors which coordinated recovery and resolution planning for large, global financial institutions for the Resolution Steering Group of the G-20’s Financial Stability Board.

Citizens Financial Group	19

Corporate Governance Matters

Kevin Cummings INDEPENDENT DIRECTOR

Age: 71 Joined the Board: April 2022	Board Committees: Risk Other Current Public Company Directorships: None

Career Highlights

2018 to 2022 (Retirement)
Chairman and Chief Executive Officer, Investors Bancorp, Inc. and Investors Bank

2008 to 2018
President and Chief Executive Officer, Investors Bancorp and Investors Bank

2003 to 2008
Executive Vice President and Chief Operating Officer, Investors Bank

Prior to 2003
Spent 26 years at KPMG LLP, serving as a Partner for 14 years
Further Information
Mr. Cummings joined our Board in 2022 upon the closing of the acquisition of Investors Bancorp, Inc. where he previously served as Chairman and Chief Executive Officer. He is the former Chairman of the Board of the New Jersey Bankers Association and sits on the
Board of Trustees of the Scholarship Fund for Inner-City Children. In addition, he is chair of the board of Greater Trenton. Mr. Cummings is a trustee of the Investors Charitable Foundation and the Citizens Philanthropic Foundation. He also serves on the board of our primary subsidiary CBNA. Mr. Cummings previously served on the board of the Federal Home Loan Bank of New York (from 2014 to 2022).
Mr. Cummings is a certified public accountant, has a bachelor’s degree in economics from Middlebury College, and a master’s degree in business administration from Rutgers University.
Relevant Skills and Experience

Financial Services	Mergers & Acquisitions
Financial Reporting & Capital Planning	Risk Management
Mr. Cummings is a  seasoned executive with 35 years experience in the financial services industry including service as Chief Executive Officer of a regional bank.
He is also an experienced auditor and Certified Public Accountant.

Edward J. Kelly III LEAD INDEPENDENT DIRECTOR

Age: 72 Joined the Board: February 2019	Board Committees: Compensation & HR (Chair); Nominating & Corporate Governance; Executive Other Current Public Company Directorships: Dollar Tree, Inc.

Career Highlights

2011 to 2014 (Retirement)
Chairman, Citigroup Inc.’s Institutional Clients Group

2008 to 2011
Held senior positions at Citigroup including as Chairman of Global Banking (from 2010 to 2011), Chief Financial Officer (during 2009), Head of Global Banking (from 2008 to 2009), and President and Chief Executive Officer of Citi Alternative Investments (during 2008)

2007 to 2008
Managing Director, The Carlyle Group

2001 to 2007
Vice Chairman, PNC Financial Services Group, following PNC’s 2007 acquisition of Mercantile Bankshares Corporation, which he joined as President and Chief Executive Officer in 2001 before also being appointed Chairman in 2003

Prior to 2001
Held various positions at J.P. Morgan including managing director within the investment banking business, and General Counsel and Secretary, prior to which he was Partner at the law firm of Davis Polk & Wardwell

Further Information
Mr. Kelly serves on the Board of Dollar Tree, Inc. (since 2022) where he is non-executive Chairman. He previously served on the board of MetLife, Inc. (from 2015 to June 2025), and as Chairman of the board of directors at CSX Corporation until January 2019, and on the board of XL Catlin (from 2014 to 2018). He also serves on the board of our primary subsidiary CBNA.
Mr. Kelly received his J.D. from the University of Virginia School of Law in 1981 and B.A. from Princeton University in 1975.
Relevant Skills and Experience

Financial Services	Corporate Governance
Financial Reporting & Capital Planning	Compliance & Regulations
Mr. Kelly has extensive background in the financial services industry including serving in executive positions at major financial institutions, and on the boards of other public companies including MetLife, Dollar Tree, and CSX Corporation.
He has regulatory, compliance, and governance expertise having served as General Counsel and Secretary of J.P. Morgan, and as a Partner at the law firm of Davis Polk & Wardwell.

20	2026 Proxy Statement

Corporate Governance Matters

Robert G. Leary INDEPENDENT DIRECTOR

Age: 64 Joined the Board: April 2020	Board Committees: Audit; Risk Other Current Public Company Directorships: Intact Financial Corporation Voya Financial, Inc.

Career Highlights

2017 to 2019
Chief Executive Officer, The Olayan Group

2014 to 2017
Chief Executive Officer, Nuveen and TIAA Global Asset Management

2013 to 2014
President, Asset Management, TIAA

2007 to 2012
Served in executive roles at ING including as Chief Executive Officer of ING Investment Management Americas and ING Insurance U.S.

Prior to 2007
Served in leadership roles at J.P. Morgan & Co. and AIG Financial Products, prior to which he was an attorney at law firm of White & Case
Further Information
Mr. Leary currently serves as a Senior Advisor to LeapFrog Investments (since 2022). He currently serves on the board of Intact Financial Corporation (since 2015), a major insurer publicly listed in Canada and Voya Financial, Inc. (since January 2024). He also serves as Board Chair of Arrow Global Group Ltd. (since January 2024), and
Wilton Re Ltd. (since January 2023), which is owned by the Canadian Pension Plan Investment Board, and on the advisory board of RMG Acquisitions III. In addition, Mr. Leary serves on the non-profit boards of the National Forest Foundation, the Center for Climate and Energy Solutions, and the Friends of Acadia (National Park). He previously served on the board of RSA Group plc, a subsidiary of Intact (from 2021 to 2023) and as an advisor to The Council Advisors, a business consulting consortium. Mr. Leary also serves on the board of our primary subsidiary CBNA.
Mr. Leary holds a bachelor’s degree in political science from Union College and a law degree from Fordham University.
Relevant Skills and Experience

Financial Services	Mergers & Acquisitions
Financial Reporting & Capital Planning	Sustainability Practices
Mr. Leary has over 30 years experience in the financial services industry. He has expertise in business transformation and mergers and acquisitions having been instrumental in the acquisition and invigoration of Nuveen by TIAA-CREF.
Mr. Leary has experience in sustainability through his service on numerous non-for-profit boards, and as CEO of Nuveen, where he oversaw the expansion of TIAA/Nuveen’s socially responsible and environmental, social, and governance assets under management.

Terrance J. Lillis INDEPENDENT DIRECTOR

Age: 73 Joined the Board: February 2019	Board Committees: Audit; Risk Other Current Public Company Directorships: None

Career Highlights

2008 to 2017 (Retirement)
Chief Financial Officer, Principal Financial Group, Inc.

1982 to 2008
Joined Principal Financial Group, Inc. as an actuarial student, and held various senior actuarial, risk management, and product-pricing roles
Further Information
Mr. Lillis currently serves on the board of Wellabe Mutual Holding Company (since 2020), the Simpson College Board of Trustees, and the Command and General Staff College Foundation Board of Trustees. He previously served on the boards of MercyOne Des Moines Medical Center (from 2016 to June 2025), and American Enterprise Mutual Holding Company (from 2020 to 2024). Mr. Lillis also serves on the board of our primary subsidiary CBNA. He is a member of the American Academy of Actuaries and a Fellow of the Society of Actuaries.
Mr. Lillis received a bachelor’s degree from Simpson College after serving in the U.S. Army in the Republic of Korea, and an M.S. degree in actuarial science from the University of Iowa in 1982.
Relevant Skills and Experience

Financial Services	Risk Management
Financial Reporting & Capital Planning	Compliance & Regulations
Mr. Lillis is a seasoned executive with 35 years experience in the financial services industry.
He has extensive financial expertise including experience in capital allocation, portfolio management, and strategic transactions serving as Executive Vice President and Chief Financial Officer of Principal Financial Group, Inc. for nearly 10 years, and in various senior actuarial, risk management, and product-pricing roles prior to that, before being named Chief Financial Officer in 2008.

Citizens Financial Group	21

Corporate Governance Matters

Michele N. Siekerka INDEPENDENT DIRECTOR

Age: 61 Joined the Board: April 2022	Board Committees: Compensation & HR; Nominating & Corporate Governance Other Current Public Company Directorships: None

Career Highlights

2014 to Present
President and Chief Executive Officer, New Jersey Business and Industry Association

2010 to 2014
Served as Assistant Commissioner before becoming Deputy Commissioner, New Jersey Department of Environmental Protection

2004 to 2010
President and Chief Executive Officer, Mercer Regional Chamber of Commerce

Prior to 2004
Served in roles including Vice President of Human Resources and Senior Counsel, AAA Mid-Atlantic, and as President and former member of the Robbinsville Township Board of Education
Further Information
Ms. Siekerka joined our Board in 2022 upon the closing of the acquisition of Investors Bancorp, Inc., which she joined the board of in 2013 upon the consummation of Investors Bancorp's acquisition of Roma Financial Corporation where she served as Board Chair.
Ms. Siekerka serves on the board of the New Jersey Innovation Institute, Junior Achievement of New Jersey, Focus NJ, where she serves as Chair, the National Association of Corporate Directors
(NACD) NJ Chapter, the National Association of Manufacturers, and the Conference of State Manufacturing Associations where she is Chair and an Executive Committee member. She also serves on the board of our primary subsidiary CBNA. She previously served on the Board of Choose New Jersey (until 2024).
Ms. Siekerka received a bachelor's degree from Rutgers University and a law degree from Temple University School of Law. She also holds the NACD Directorship Certification and is a designated NACD Board Leadership Fellow.
Relevant Skills and Experience

Corporate Governance	Mergers & Acquisitions
Financial Services	Sustainability Practices
Ms. Siekerka is an experienced business professional with extensive market knowledge serving as President and Chief Executive Officer of the New Jersey Business and Industry Association. She also has experience in sustainability practices serving as Deputy Commissioner at the New Jersey Department of Environmental Protection.
She is a licensed attorney with legal and government affairs expertise.
Ms. Siekerka also has prior experience serving on the boards of regional banks Roma Financial Corporation and Investors Bancorp, Inc.

Christopher J. Swift INDEPENDENT DIRECTOR

Age: 65 Joined the Board: February 2021	Board Committees: Compensation & HR; Nominating & Corporate Governance Other Current Public Company Directorships: The Hartford Insurance Group, Inc.

Career Highlights

2014 to Present
Chairman (since 2015) and Chief Executive Officer, The Hartford Insurance Group, Inc.
2010 to 2014
Executive Vice President and Chief Financial Officer, The Hartford Insurance Group, Inc.
2003 to 2010
Held various senior leadership and finance roles at American International Group, Inc.
Prior to 2003
Head of the Global Insurance Industry Practice at KPMG LLP which he joined as a certified public accountant focused on financial services
Further Information
Mr. Swift is on the executive committee and the board of directors of the American Property Casualty Insurance Association. He also serves on the board of Hartford HealthCare (since 2025).
He is a member of the Chief Executives for Corporate Purpose, Council on Foreign Relations, and The Geneva Association. He also serves on the board of our primary subsidiary CBNA.
Mr. Swift holds a bachelor’s degree in accounting from Marquette University, where he is also a trustee.
Relevant Skills and Experience

Executive Leadership	Financial Reporting & Capital Planning
Risk Management	Sustainability Practices
Mr. Swift is a seasoned executive with over 35 years experience in the insurance industry and expertise in risk management.
He has extensive background in financial reporting and capital planning having served as a chief financial officer and certified public accountant. He also has experience in global restructuring and mergers and acquisitions.
Mr. Swift serves on numerous industry associations, and has experience in sustainability practices as a member of Chief Executives for Corporate Purpose.

22	2026 Proxy Statement

Corporate Governance Matters

Claude E. Wade INDEPENDENT DIRECTOR

Age: 58 Joined the Board: March 2025	Board Committees: Risk Other Current Public Company Directorships: None

Career Highlights

2021 to Present (expected retirement March 31, 2026)
Executive Vice President, Chief Digital Officer, Global Head of Operations and Claims, AIG, Inc.

2017 to 2021
Served as Global Head, Client Experience and Head, Atlanta Innovation Hub and prior to that as Global Chief Operating Officer, Institutional Client Business, BlackRock Inc.

2011 to 2017
Served in various roles at Marsh LLC and Guy Carpenter & Company, both operating subsidiaries of Marsh McLennan, including Chief Operating Officer, Global Risk & Specialties, Chief Operating Officer, U.S. & Canada, and Managing Director and Head, Global Transformation

Prior to 2006
Served in various risk, compliance, and strategy roles at Fannie Mae, PNC Financial Services Group, Inc., Prudential Financial, Inc., and Dean Witter Reynolds, Inc.
Further Information
Mr. Wade joined our board on March 1, 2025. He also serves on the board of our primary subsidiary CBNA. He previously served on the boards of Metro Atlanta Chamber of Commerce Executive (from 2019 to 2021), the Georgia Research Alliance (from 2020 to 2021), and the Woodruff Arts Center (from 2020 to 2021).
Mr. Wade is a Lean Six Sigma Black Belt & Certified Agile Scrum Master. He received his MBA from New York University, Stern School of Business and his B.A. in finance from Pace University.
Relevant Skills and Experience

Financial Services	Compliance & Regulations
Technology	Risk Management
Mr. Wade has an extensive background in the financial services industry with over 30 years experience.
He is a proven leader in operational and technology transformation experienced in modernizing and streamlining operations and client engagement in digital ways as a result of his roles at AIG, BlackRock, and Marsh LLC and Guy Carpenter & Company, both operating subsidiaries of Marsh McLennan.
He has expertise in risk and compliance serving in compliance and strategy roles at Prudential, and as Chief Risk Officer of PNC Global Investment Servicing before serving in process improvement and risk roles at Fannie Mae.

Marita Zuraitis INDEPENDENT DIRECTOR

Age: 65 Joined the Board: May 2011	Board Committees: Compensation & HR; Nominating & Corporate Governance Other Current Public Company Directorships: Horace Mann Educators Corporation

Career Highlights

2013 to Present
Director, President and Chief Executive Officer of Horace Mann Educators Corporation

2004 to 2013
President, Property and Casualty Companies and member of the Executive Leadership Team, The Hanover Insurance Group, Inc.

1998 to 2004
President and Chief Executive Officer, Commercial Lines for The St. Paul Travelers Companies

Prior to 1998
Served in underwriting and field management positions with United States Fidelity and Guaranty Company, and Aetna Life and Casualty
Further Information
Ms. Zuraitis serves as a member of the board of trustees for the American Institute for Chartered Property and Casualty Underwriters, and has served on its executive and compensation committees since 2009. She is a member of the board of directors of CopperPoint (since 2021), a mutual insurance holding company. She also serves on the board of directors of our primary subsidiary CBNA. Ms. Zuraitis is a past chair of the board of trustees for NCCI Holdings, Inc., a provider of workers’ compensation data analytics and a past member of the board of Worcester Academy in Worcester, Massachusetts.
Ms. Zuraitis received a bachelor's degree from Fairfield University.
Relevant Skills and Experience

Executive Leadership	Risk Management
Financial Reporting & Capital Planning	Mergers & Acquisitions
Ms. Zuraitis is a seasoned executive with over 30 years of experience in the insurance industry including serving as Chief Executive Officer of Horace Mann Educators Corporation.
She has   expertise in risk management, financial reporting and capital planning, and mergers and acquisitions.
Ms. Zuraitis also has experience serving on the boards of other companies and academic institutions.

Citizens Financial Group	23

Corporate Governance Matters
Director Independence
Our Board uses the Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) criteria to determine director independence. Under the NYSE rules, the Board also broadly considers all other relevant facts and circumstances that bear on the materiality of each director’s relationship with the Company, including the potential for conflicts of interest. In addition, the Board considers whether the Company or one of its subsidiaries has a lending relationship, deposit relationship, or other banking or commercial relationship with a director, an immediate family member, or an entity with which the director or a family member is affiliated by reason of being a director, an officer, or a significant shareholder. Any such relationship must meet the following criteria: (i) it must be in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons and (ii) with respect to extensions of credit by the Company or its subsidiaries: (a) such extensions of credit have been made in compliance with applicable law, including Federal Reserve Regulation O and Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (b) no event of default has occurred and is continuing beyond any period of cure.
The Nominating and Corporate Governance Committee evaluates each prospective and incumbent director, on an annual basis, using the foregoing standards and other factors it deems appropriate before making a recommendation to the Board regarding the independence or non-independence of each person. We determined that each of Mr. Alexander, Ms. Atkinson, Ms. Cumming, Mr. Cummings, Mr. Kelly, Mr. Leary, Mr. Lillis, Ms. Siekerka, Mr. Swift, Mr. Wade, and Ms. Zuraitis was independent within the meaning of the applicable rules of the SEC and NYSE. Mr. Hankowsky, who is retiring from our Board at the 2026 Annual Meeting, was also determined to be independent. We also determined that each committee member meets the independence requirements within the meaning of the applicable rules of the SEC and NYSE for the committees on which they serve, and that each of Ms. Atkinson, Ms. Cumming, Mr. Leary, and Mr. Lillis is an audit committee financial expert within the meaning of the applicable rules of the SEC and NYSE. For further information on committee independence and expertise, see “—Board Structure—Committees of the Board.”

24	2026 Proxy Statement

Corporate Governance Matters
Director Selection, Nomination, and Refreshment
Our Board has delegated responsibility for the selection and recommendation of director nominees to the Nominating and Corporate Governance Committee.
Nomination Process
Upon the Nominating and Corporate Governance Committee’s recommendation, a slate of directors is nominated by the Board and submitted to a shareholder vote annually. The Nominating and Corporate Governance Committee also evaluates and recommends candidates for the Board as vacancies or newly created positions occur. New candidates may be identified to serve on the Board through recommendations from independent directors or members of management, search firms or other sources, and shareholders. Evaluations of prospective candidates typically include a review of the candidate’s background and qualifications, interviews with the Committee as a whole, one or more members of the Committee, or one or more other Board members, and discussions within the Committee and the full Board.

Assess Composition
Committee assesses composition considering director skills and experience, and diversity of perspectives to determine a prospective director candidate profile.
For more details on our Board composition, see “—Director Nominees—Board Composition.”

Identify Candidates
Committee works with directors and other stakeholders, and may work with third-party search firms, to identify candidates with the desired profile and who meet the following required criteria for Board membership:
•Demonstrated leadership, experience, or relevant knowledge
•Financial literacy, risk management experience, and other business experience and acumen
•Analytical and critical thinking skills
•Independent thought and judgment
•Time availability and commitment
•Highest character, reputation, and integrity
•Collegiality and ability to work as part of a team

Evaluate Candidates
Committee evaluates slate of candidates. Evaluations are based on the required criteria, each candidate’s background, qualifications, independence, performance, and the overall composition of the Board.

Recommend
Committee makes a recommendation of Board and committee membership for the candidate(s) who will enhance the expertise, experience, composition, and overall strength of the Board.

Annual Review
Committee evaluates directors annually. In doing so, it considers their individual performance, skills, expertise, and experience, as well as the composition of the Board as a whole.
For additional information, see “—Board Engagement and Effectiveness—Board, Committee, and Director Evaluations.”

Citizens Financial Group	25

Corporate Governance Matters
Any shareholder who wishes to recommend a prospective candidate for the Board for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: Corporate Secretary, 600 Washington Boulevard, Stamford, Connecticut 06901. Shareholders must propose nominees for consideration by the Nominating and Corporate Governance Committee in accordance with the procedures and other requirements set forth in our Bylaws. See “Other Items—2027 Annual Meeting and Shareholder Proposals.”

Re-Nomination Process
The Nominating and Corporate Governance Committee understands the importance of critically evaluating individual directors and their contributions to the Board in connection with making re-nomination recommendations to the Board.
In considering whether to recommend re-nomination of a director for election at our Annual Meeting, the Nominating and Corporate Governance Committee considers the following factors:
•The extent to which the director’s judgment, skills, qualifications, and experience continue to contribute to the success of our Board and our Company;
•Independence, including enhanced independence requirements for certain committees;
•The extent to which the director contributes to the diversity of perspectives and experiences of our Board;
•Attendance and participation at, and preparation for, Board and committee meetings;
•Shareholder feedback, including the support received at our 2025 Annual Meeting of Shareholders;
•Feedback from the annual Board evaluation and related individual discussions between each non-employee director and our Lead Independent Director; and
•Outside boards and other affiliations, including overboarding considerations, time commitment, and any actual or perceived conflicts of interest.

Board Qualifications, Skills, and Experience
The most qualified candidates are sought for all open board positions based on the required criteria outlined in our Corporate Governance Guidelines. The Board values diverse perspectives and experiences, and the Nominating and Corporate Governance Committee considers each person’s background, experience, independence, and tenure when recommending candidates for appointment to the Board, re-nominating current directors, and reviewing Board and committee composition.
When reviewing Board and committee composition during succession planning, and in the recruitment and evaluation of directors, the Nominating and Corporate Governance Committee considers the skills and experience represented by individual directors as well as the Board as a whole. The specific skills and experience considered most valuable to our Board in the context of the Company’s current strategy are outlined below.

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Executive Leadership
Experience operating in an executive leadership position demonstrates the abilities required to understand and direct our business operations, analyze risk, manage human capital, oversee implementation of organizational change, and deliver our strategic objectives.

Financial Services Industry
Understanding the products and services we offer, our competitive environment, and the regulatory framework in which we operate gives directors the knowledge and experience necessary to challenge effectively and oversee management in its execution of our business operations and implementation of our strategic plan.

Financial Reporting/Audit/Capital Planning
An understanding of financial reporting structures and internal controls to ensure accuracy and transparency in reporting, coupled with the ability to understand complex financial management and capital allocation allows directors to provide robust challenge and oversight as we continue to optimize our balance sheet and business mix.

Risk Management
Risk is inherent in the operation of our business. Having directors with experience and expertise in risk management allows the Board to provide robust challenge in its independent oversight of the design and implementation of the Company’s Enterprise Risk Management Governance Framework (the “ERMGF”) under which all risks are managed.

Compliance/Regulatory
Operating in a heavily regulated industry, having directors with legal and/or regulatory expertise assists the Board’s understanding of the applicable requirements and how they pertain to the Company, which helps facilitate effective monitoring of the implementation of our policies and procedures designed to ensure our business is conducted in compliance with all applicable legal and regulatory requirements.

Technology
Technology is critical to all aspects of our business operations from the mobile and digital capabilities which support delivery of our products and services to our customers, to maximizing our human capital by providing new tools and capabilities to enable our colleagues. With the rapid pace of change, having directors with relevant expertise can provide valuable guidance in managing technology initiatives and implementation of new solutions to support delivery of business objectives.

Information Security/Cybersecurity
As a financial services company that relies on technology, we are exposed to information security and cybersecurity risk on an ongoing basis. Directors with technology, information security, and cybersecurity expertise enhance the Board’s collective understanding and oversight of the management of these risks.

Mergers and Acquisitions
As we look to drive scale in key areas of our business, directors with previous experience with mergers and acquisitions who can effectively assess opportunities for alignment with our strategic objectives assist in the strong execution and integration of transactions.

Corporate Governance
Directors with experience and knowledge of best practices in corporate governance ensure the Company develops and maintains a strong corporate governance framework which is key to Citizens' successful business operations, upholds our Values, and promotes long-term shareholder value.

Human Capital Management
Directors with an understanding of the impact of a company’s employees and culture on productivity, as well as experience in talent management and mobilizing strategic organizational change provide valuable insight to the Board and management.

Sustainability Practices
Having directors with knowledge of and experience in practices which align to our sustainability-related areas of focus helps the Board to monitor the Company's sustainability-related activities including for strategic alignment with our business priorities.

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Board Refreshment and Succession Planning
Diversity of tenure is important to the Board in ensuring robust oversight. Having longer-tenured directors provides the Board with institutional knowledge and provides continuity in guiding the Company's long-term strategy and stability during periods of uncertainty. Our longer-tenured directors have established trusted relationships with management and acquired a deep understanding of the Company's Credo, mission, values, and culture. The Board also recognizes the importance of having newer directors who complement the skills of long-tenured directors by adding fresh perspectives, innovative ideas, and additional skills.
Director Nominee Tenure Ranges

6.4 Years Average Tenure

The Board has maintained an active and successful Board refreshment process, appointing six new directors in the past five years, contributing to a strong mix of experience, skills, and perspectives relevant to the size and nature of our business and our long-term strategy.
Refreshed Board Composition and Leadership

2021	2022	2024	2025

•Lee Alexander •Christopher J. Swift	•Kevin Cummings •Michele N. Siekerka	•Tracy A. Atkinson	•Claude E. Wade

The Nominating and Corporate Governance Committee also considers the periodic rotation of committee members so that each committee has an appropriate balance of experience and fresh perspectives. In the past five years, four directors have rotated onto the Audit Committee, five directors have rotated onto the Nominating and Corporate Governance Committee, five directors have rotated onto the Risk Committee, and four directors have rotated onto the Compensation and HR Committee.

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Board Structure
The following sections provide an overview of our Board governance structure and processes as well as key aspects of our Board operations and oversight, which collectively provide a strong governance framework that supports the Board in discharging its duties.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines which outline the Board’s expectations as to how the Board, its various committees, individual directors, and management should perform their functions. The Corporate Governance Guidelines are reviewed annually and address:
•The Board’s roles and responsibilities concerning corporate strategy, risk management, succession planning, annual evaluation, and director compensation;
•Board structure and composition including size, independence, leadership, and committee structure and responsibilities;
•Qualifications and selection of directors;
•Board membership requirements concerning participation and preparation for Board meetings, stock ownership, participation on other boards, conflicts of interest, director orientation and continuing education, term limits, tenure, and mandatory retirement age for directors; and
•Board operations including Board agendas, executive sessions of independent directors, and access to management and independent advisors.
Our Corporate Governance Guidelines are available on the corporate governance section of our website at
https://investor.citizensbank.com/about-us/investor-relations/corporate-governance.aspx.
Board Leadership
The Board believes that the Company and its shareholders are best served by allowing the Board to exercise its judgment regarding the most appropriate Board leadership structure at a given time. The Board reviews its leadership structure periodically and in doing so considers the composition of the Board, the needs of the Company and its shareholders, shareholder feedback, peer company practices, and other factors, retaining the flexibility and discretion to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any manner that serves the best interests of the Company. This includes considering whether the same individual should serve as both Chairman and Chief Executive Officer or whether the roles should be separated.
At this time, the Board believes it is in the best interests of its stakeholders that the roles of Chairman and Chief Executive Officer be combined, and that a Lead Independent Director be appointed. The Board believes combining the roles of Chairman and Chief Executive Officer benefits all of our stakeholders by providing the Company with a single point of leadership, facilitating efficient and effective governance, and ensuring the Board is kept apprised in a timely manner of current risks and issues that may affect the Company. Mr. Van Saun’s in-depth knowledge of the Company, industry expertise, and proven business acumen makes him highly-qualified to serve as our Chairman, lead our Board discussions, and ensure our strategic objectives drive the way we execute our business.
To maintain independent oversight of the Company and management where the Chairman also serves as Chief Executive Officer, the Board, based on a recommendation from the Nominating and Corporate Governance Committee, appoints a Lead Independent Director annually. The Lead Independent Director facilitates communication between independent directors and the Chairman and Chief Executive Officer, provides advice and guidance to the Chairman and Chief Executive Officer on board leadership, executive management, and strategic matters, and has the authority to call meetings of the independent directors. Mr. Kelly, having extensive knowledge of our industry and more than 20 years of experience serving as a director at numerous public company boards across different industries, serves in this role.
Outlined below is a summary of the key duties and responsibilities of the Chairman, Chief Executive Officer, and the Lead Independent Director which are described in full in our Corporate Governance Guidelines which are available on the corporate governance section of our website at https://investor.citizensbank.com/about-us/investor-relations/corporate-governance.aspx.

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Bruce Van Saun
Chairman
Presides at all meetings of the Board and annual meeting of shareholders
Together with the Lead Independent Director, reviews and approves the meeting agendas and schedules to ensure appropriate content, and sufficient time for discussion of all agenda items
Facilitates and encourages communication between management and the Board

CEO
Manages and directs the business and affairs of the Company under the oversight of the Board
Develops and executes the Company's strategy against short- and long-term objectives
Builds and oversees the executive team

Edward J. Kelly III	Lead Independent Director
	Facilitator	Collaborator

Presides at Board and shareholder meetings where the Chairman is not present, including executive sessions of the independent directors
Serves as a liaison, facilitating communication between independent directors and the Chairman and Chief Executive Officer
Provides advice and guidance to the Chairman on board leadership, executive management, and corporate strategy matters

Reviews and approves agendas/agenda planners and materials for Board meetings in coordination with the Chairman, adding items to the agendas as appropriate
Calls meetings of the independent directors as required

	Independent Advocate	Communicator
Independent advocate ensuring accountability to investors when potential conflicts of interest arise between management and shareholders
Discusses with the CEO, together with the Chair of the Compensation and HR Committee, the results of the Board’s annual evaluation of the CEO’s performance
Communicates with major shareholders and regulators upon request

Executive Sessions of Our Non-Employee Directors
The Company’s non-employee directors, who are all independent, participate in regularly scheduled executive sessions in which management does not participate. In addition, each of the Board committees, which are comprised solely of independent directors, hold regularly scheduled executive sessions. Our Lead Independent Director presides over each executive session of the Board. Any shareholder who wishes to communicate with our Lead Director, Mr. Kelly, or any of our other directors may do so in the manner described in "—Board Engagement and Effectiveness—Communications with the Board."
Committees of the Board
Our Board has six standing committees. Four of these committees (Audit, Compensation and HR, Nominating and Corporate Governance, and Risk) meet on a regular basis. The Executive Committee meets as needed and is composed of our Chairman and Chief Executive Officer, Mr. Van Saun, our Lead Independent Director and Chair of the Compensation and

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HR Committee, Mr. Kelly, and Chair of the Nominating and Corporate Governance Committee, Mr. Hankowsky. The Executive Committee may act on behalf of the Board and reports its actions to the full Board. The Equity Committee is composed of our Chairman and Chief Executive Officer and acts as needed to make equity grants (subject to certain limitations determined by the Compensation and HR Committee) between annual grant cycles and reports its actions to the Compensation and HR Committee. See “Compensation Matters—Compensation Discussion and Analysis—Compensation Governance —Process for Approval of Equity Grants.” In carrying out its duties, each committee of the Board is authorized to select, retain, terminate, and approve fees and other terms of independent legal or other advisors as it deems appropriate without seeking approval of management or the full Board.

Tracy A. Atkinson (Chair) Members: Lee Alexander Christine M. Cumming Robert G. Leary Terrance J. Lillis Meetings held in 2025: 11
Audit Committee
The Audit Committee reviews and, as it deems appropriate, recommends to the Board our internal accounting and financial controls and the accounting principles and auditing practices and procedures to be employed in preparation and review of our financial statements. The Audit Committee is also directly responsible for the appointment, compensation, retention, and evaluation of the qualifications, independence, and performance of our independent public auditors.
Each member of the Audit Committee meets the independence requirements of the NYSE and is financially literate, and each member of the Audit Committee is an independent director under Rule 10A-3 under the Exchange Act. In addition, each of Ms. Atkinson, Ms. Cumming, Mr. Leary, and Mr. Lillis is an audit committee financial expert.
The Audit Committee charter is available on the corporate governance section of our website at https://investor.citizensbank.com/about-us/investor-relations/corporate-governance.aspx.

Edward J. Kelly III (Chair) Members: William P. Hankowsky Michele N. Siekerka Christopher J. Swift Marita Zuraitis Meetings held in 2025: 7
Compensation & HR Committee
The Compensation and HR Committee establishes, implements, and monitors our executive compensation plans and programs and determines compensation for our CEO and other executives. The Compensation and HR Committee also oversees our material compensation and benefit plans, talent management and succession planning, and human capital management matters, including but not limited to, culture and inclusion. In addition, the Compensation and HR Committee makes recommendations to the Nominating and Corporate Governance Committee and Board on non-employee director compensation and is responsible for administering and managing the investments of Company pension plans, which it has delegated to a senior management committee, the Pension Committee.
Each member of the Compensation and HR Committee meets the independence requirements of the NYSE and Rule 10C-1 of the Exchange Act and is a “non-employee director” under Exchange Act Rule 16b-3. Compensation Advisory Partners, LLC provides guidance and advice to the Compensation and HR Committee on compensation-related matters. See “Compensation Matters—Compensation Discussion and Analysis—Compensation Governance—Compensation Consultant.”
The Compensation and HR Committee charter is available on the corporate governance section of our website at https://investor.citizensbank.com/about-us/investor-relations/corporate-governance.aspx.

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William P. Hankowsky (Chair) Members: Edward J. Kelly III Michele N. Siekerka Christopher J. Swift Marita Zuraitis Meetings held in 2025: 4
Nominating & Corporate Governance Committee
The Nominating and Corporate Governance Committee reviews and, as it deems appropriate, recommends to the Board policies and procedures relating to director and Board committee nominations and corporate governance. It also reviews and approves non-employee director compensation and oversees the development and implementation of the Board director orientation and continuing education program including the annual Board training plan, the annual Board and committee self-evaluation process, and the Company’s commitment to sustainability-related matters and reporting.
Each member of the Nominating and Corporate Governance Committee meets the independence requirements of the NYSE.
The Nominating and Corporate Governance Committee charter is available on the corporate governance section of our website at https://investor.citizensbank.com/about-us/investor-relations/corporate-governance.aspx.

Christine M. Cumming (Chair) Members: Tracy A. Atkinson Kevin J. Cummings Robert G. Leary Terrance J. Lillis Claude E. Wade Meetings held in 2025: 6
Risk Committee
The Risk Committee reviews and, as it deems appropriate, recommends to the Board the design and implementation of our risk strategy and policy, risk appetite framework, and specific risk appetites and limits. The Risk Committee also oversees our enterprise risk management governance framework and reviews the due diligence of any proposed strategic transaction. In addition, the Risk Committee oversees the Chief Risk Officer and the internal risk management function of the Company.
Each member of the Risk Committee meets the director independence requirements of the NYSE. As required by the Risk Committee charter, the chair of the committee, Ms. Cumming, is also a non-executive director who meets the criteria for independence specified by the Federal Reserve Board’s Enhanced Prudential Standards (12 CFR 252.33(a)(4)(ii)). Ms. Cumming has experience, as required by federal banking regulations for at least one Risk Committee member, in identifying, assessing, and managing large, complex financial firms’ risk exposures relevant to the Company’s particular risks and commensurate with the Company’s structure, risk profile, complexity, activities, and size.
The Risk Committee charter is available on the corporate governance section of our website at https://investor.citizensbank.com/about-us/investor-relations/corporate-governance.aspx.

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Board Oversight Responsibilities
Our Board and its committees provide centralized oversight of the Company and its business operations. In its oversight of management, the Board monitors the Company to ensure it has established policies and procedures which allow for implementation of a sound system of internal controls. This includes policies and procedures for enterprise risk management; appropriate risk appetite and limits; capital and liquidity management and execution of debt and equity capital markets transactions; proper accounting and financial statements; compliance with legal and regulatory requirements and expectations; and execution against the Company’s strategic plan.

COMMITTEES

BOARD OF DIRECTORS	AUDIT	RISK	COMPENSATION & HR	NOMINATING & CORPORATE GOVERNANCE

•Oversees enterprise risk and risk management strategies, policies, procedures, and mitigation efforts
•Oversees Cybersecurity risk
•Oversees utility operations, strategy, and safety
•Oversees capital allocation related to sustainability initiatives
•Ensures that a measured approach to AI is applied within a foundational governance structure that provides appropriate guardrails

•Oversees evaluation of systems of internal control, financial reporting, and public disclosure
•Reviews the accuracy and completeness of financial results
•Oversees our Conduct Office, which monitors colleague behavior in relation to our Code of Business Conduct and Ethics, sales practices, and other key policy considerations
•Oversees the adoption and usage of AI to support critical business areas under its purview

•Oversees design, implementation, and operation of the ERMGF, which sets standards for the identification, assessment, monitoring, and control of material risks and related governance
•Reviews and, as it deems appropriate, recommends to the Board the implementation of the Company’s risk strategy, Risk Appetite Framework, and specific risk appetites and limits
•Oversees management of AI-related risk under the ERMGF

•Evaluates executive performance, including risk performance, and approves compensation
•Establishes and monitors compensation and benefit programs and performs an annual risk review of compensation plans
•Reviews director compensation, with input from its independent consultant
•Oversees talent management and succession planning at the executive level and for the organization overall as well as other human capital matters
•Considers how the latest technology trends impact the modern workforce

•Oversees governance practices, independence, and effectiveness of the Board
•Oversees the Company’s commitment to sustainability-related matters
•Oversees the development and implementation of the Board's annual training and continuing education program

Both the Risk and Audit Committees oversee the management of our cybersecurity risk. Regular reporting on cybersecurity and cyber threats as they continue to evolve is provided to both committees and the Board.

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INCLUDES REPORTS FROM

•Chief Financial Officer •Chief Risk Officer •General Counsel •Chief Information Officer •Chief Security Officer •External advisors	•Chief Financial Officer •Controller •Internal Audit •Independent Auditor •Chief Security Officer •Head of Credit Review	•Chief Risk Officer •Chief Compliance Officer •Chief Credit Officer •Head of Enterprise Risk Management •Head of Operational Risk Management •Treasurer •Chief Security Officer	•Chief Human Resources Officer •Head of Reward •Head of Development •Chief Risk Officer •Independent Compensation Consultant •Business and Functional Executive Leadership	•Corporate Secretary •Head of Sustainability •Chief Human Resources Officer •Head of Government Relations

Risk Oversight
The Board is responsible for oversight of the Company’s internal controls and risk management framework. This oversight includes evaluation of management’s systems of internal control, financial reporting and public disclosure, the accuracy and completeness of financial results, and review and approval of the Company’s Enterprise Risk Management Governance Framework (the “ERMGF”). The Board has delegated certain risk oversight duties to the Risk Committee, and with respect to financial controls, the Audit Committee, but each of the Board’s committees has risk oversight responsibilities and the Board receives independent reports from each of its key committees at its meetings. In addition, the Chief Risk Officer provides an independent view of material risks across the Company to the Risk Committee, and to the full Board. While the Board and its committees oversee key risk areas, management is charged with day-to-day management of risk through the utilization of the ERMGF. A key element of Citizens’ ERMGF is building and maintaining a strong risk culture throughout the Company and to facilitate this, the ERMGF is consistently applied across the Company and its effectiveness is evaluated on a continuous basis. Through the ERMGF, the Company seeks to proactively identify and manage current and emerging risks, promote timely resolution of issues, and eliminate repeat findings.
The ERMGF encompasses the policies, programs, and procedures which set the standards for the identification, assessment, monitoring, and mitigation of material risks that could affect shareholder value, customers, colleagues, or the safety and soundness of the Company. Foundational to the ERMGF is the Risk Appetite Framework which governs the Company’s approach to risk and serves to better inform the Company’s risk-taking strategy in its pursuit of strategic and financial goals. The Company’s risk appetite is embedded in key decision-making processes.
The ERMGF is implemented through a Three Lines of Defense model which incorporates (1) front line units responsible for identifying, assessing, controlling, monitoring, and reporting risk; (2) independent risk management responsible for development of risk policies and frameworks, and for providing independent challenge and oversight of our overall risk profile and credit review; and (3) internal audit function which evaluates the design and effectiveness of the Company’s risk framework. The ERMGF incorporates both quantitative and qualitative methods for the identification and assessment of risks and events, including ongoing risk and control self-assessment, and frequent scenario analyses. The model is designed to ensure effective management, control, and oversight of all risks including compliance risk, credit risk, interest rate risk, liquidity risk, operational risk, price risk, strategic risk, and technology risk.

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Cybersecurity Oversight
As a financial institution, our operations rely on the secure processing, transmission, and storage of confidential information in our network. In addition, our customers use personal computers, smartphones, tablets, and other mobile devices to access our products and services. As such, we are subject to a variety of cybersecurity risks.

Cybersecurity Program
•We manage our cybersecurity risk through a comprehensive Cybersecurity Program (the "Program") under the guidance of our Chief Security Officer.
•The Program incorporates all of our security policies and covers the core elements of access control, infrastructure security, cybersecurity event and incident management, data protection, third-party vendor cyber risk oversight, and training and awareness.
•The Audit Committee oversees the Program under its risk oversight responsibilities as it relates to financial controls and together with the Board, receives regular cybersecurity updates.
•The Risk Committee oversees the management of cybersecurity risk consistent with the ERMGF. It receives an annual cybersecurity briefing from the Chief Security Officer, including an overall assessment of the effectiveness of the Program and an outlook for the upcoming year, and approves the Program annually.
•The Board participates in annual cybersecurity training to ensure it maintains the appropriate knowledge for providing effective oversight, with any additional training provided as requested.

Artificial Intelligence Oversight
We have a long-standing commitment to developing and maintaining a strong enterprise-wide corporate governance and risk framework which goes beyond compliance to create and encourage an ethical culture that promotes the long-term interests of customers, colleagues, communities, and shareholders. Through that lens we pursue the responsible and ethical use of artificial intelligence ("AI") with the programs, policies and procedures that make up our ERMGF seeking to ensure all AI-related risks are effectively identified, assessed, and managed.
In its oversight role, the Board is focused on ensuring that a measured approach to AI is applied within a foundational governance structure that provides appropriate guardrails. The Board participates in educational sessions on AI provided by external and industry experts, and receives regular updates on the Company’s use of AI through strategic business presentations and risk reporting. In addition, each Committee considers AI as it relates to the matters under its purview. For example, the Risk Committee oversees management of AI-related risk under the ERMGF, the Audit Committee oversees the adoption and usage of AI to support critical business areas under its purview, and the Compensation and HR Committee considers how the latest technology trends impact the modern workforce.
Sustainability Oversight
Our environmental, social, governance, and sustainability activities are overseen by the Board. The Nominating and Corporate Governance Committee has primary responsibility for oversight of this work, including our overall Sustainability & Impact strategy and reporting. In addition, each Board committee addresses environmental, social, governance, and sustainability matters that pertain to its directives.

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Nominating and Corporate
Governance Committee
Oversees our commitment to sustainability-related matters by monitoring implementation of our Sustainability & Impact strategy, completion of materiality assessments, and the evolution of sustainability-related practices.

Risk Committee
Oversees risks associated with sustainability-related matters through its oversight of the operation of the Company’s Enterprise Risk Management Governance Framework (ERMGF), under which all risks are managed, including climate-related risks.

Compensation & HR Committee
Oversees human capital aspects of sustainability, including but not limited to talent management and succession, inclusion, as well as the consideration of sustainability across compensation programs and policies, as applicable.

Audit Committee
Oversees the internal control environment for material sustainability-related disclosures. The Audit Committee also oversees the Conduct and Ethics Office, which has responsibility for identification and oversight of risks associated with our culture and conduct.

Board oversight is supported by a management structure which facilitates the provision of strategic direction and guidance, coordinates the execution of sustainability-related initiatives, and ensures appropriate management of sustainability-related risks. This structure includes management oversight forums with executive engagement and accountability. In addition to the management structure, sustainability-related working groups drive implementation of related initiatives and various risk forums ensure sustainability-related risks are integrated into our ERMGF.
Company Strategy Oversight
The Board is responsible for guiding and ultimately approving the strategic direction of the Company and overseeing execution of the Company’s strategic plan. Every year the Board holds an offsite meeting dedicated to reviewing the Company’s long-term strategy. This review includes detailed discussions with management, investors, securities analysts, and industry experts. At each of its meetings, the Board assesses the Company’s strategic, competitive and financial performance to ensure continued alignment with the long-term strategy.

Hold two-day strategy session annually which includes presentations from external experts and senior executives across the Company.	Continuously review the Company's strategic, competitive, and financial performance to ensure alignment with its long-term strategy.	Conduct site visits and hold Board meetings at different office locations to provide firsthand experience of the Company’s operations.	Regularly meet with the next generation of leadership to ensure visibility into the talent pipeline.

Management Succession Planning
The Company has a robust talent strategy, which includes the assessment of talent at various levels across the organization on a regular basis. As part of this strategy, the Compensation and HR Committee and the full Board review and discuss talent management and succession regularly. Talent management and succession plans for the CEO and other senior leaders, including evaluations of successors and related development plans, are provided to the Compensation and HR Committee and Board.

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Corporate Governance Matters
This focus on talent also extends below the executive level with deep dives provided to the Compensation and HR Committee for our primary businesses and functions on a regular basis, which cover various aspects of talent management including but not limited to succession and emerging talent. The annual cadence for consideration of talent management and succession planning by the Compensation and HR Committee and Board, as well as related human capital topics that influence these topics, are illustrated below. Board members also serve as formal mentors to certain members of our executive team and meet in small group sessions with high-potential leaders across the Company throughout the year.

February	April	July	September - October

COMPANY CULTURE	CEO SUCCESSION	HUMAN CAPITAL STRATEGY	MANAGEMENT TALENT REVIEW AND SUCCESSION

Full Board update on company culture, which includes topics such as employee sentiment, organizational health, and inclusion	Compensation and HR Committee update on CEO succession, including progress of internal candidates relative to their development plans	Full Board update on the Company's human capital management strategy at the annual offsite	Compensation and HR Committee update (September) and Board update (in October) on development and succession for senior leaders across the Company, including the CEO

Throughout the Year

Throughout the year, the Compensation and HR Committee is provided with detailed updates on talent within our various businesses and functions as well as updates on other human capital matters

Culture, Business Conduct, and Ethics Oversight
Code of Business Conduct and Ethics
Our Board has also adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which sets forth key guiding principles concerning ethical conduct and applies to all of our directors, officers, and employees. The Code of Conduct addresses, among other things, conflicts of interest, protection of confidential information, and compliance with laws, rules, and regulations, and describes the process by which any concerns about violations should be reported. The Code of Conduct is available on the corporate governance section of our website at https://investor.citizensbank.com/about-us/investor-relations/corporate-governance.aspx. You may also obtain a copy, free of charge, by writing to our Corporate Secretary at 600 Washington Boulevard, Stamford, Connecticut 06901. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.
Related Person Transactions
Policies and Procedures for Related Person Transactions
The Board has adopted a written policy governing transactions with related persons. Under the Related Person Transaction Policy, our executive officers, directors, significant shareholders, and their immediate family members (each a “Related Person”), are not permitted to enter into a transaction with the Company without approval from our Nominating and Corporate Governance Committee. In accordance with the policy, any request to enter into a transaction with an executive officer, director, significant shareholder, or any of such persons’ immediate family members, in which the amount involved exceeds $120,000, and in which the Related Person has a direct or indirect material interest is required to be presented to our Nominating and Corporate Governance Committee for review, consideration, and approval.

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Corporate Governance Matters
Under the policy, the Nominating and Corporate Governance Committee has pre-approved transactions which do not pose a risk of creating conflicts of interest because they arise in the ordinary course of business, and the interests of the Related Person are not material even if the amount involved exceeds $120,000. Pre-approved transactions include those that do not require disclosure under Item 404(a) of Regulation S-K; transactions that are subject to other approval processes such as employment and compensation arrangements of, or lending to, executive officers and directors; and ordinary course banking, brokerage, investment, and financial services relationships, as well as other ordinary course business relationships and transactions with any beneficial owner of between 5% and 20% of the Company’s voting securities that is not a natural person, and is a Related Person solely as a result of stock ownership, provided they are on non-preferential terms and the value does not exceed 1% of the consolidated gross revenues in a fiscal year of either the Company or the beneficial owner.
In approving or rejecting a proposed transaction, our Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, (i) the commercial reasonableness of the terms, (ii) the benefit or perceived benefit, or lack thereof, to the Company, (iii) opportunity costs of alternate transactions, (iv) the materiality and character of the Related Person’s direct or indirect interest, and (v) the actual or perceived conflict of interest of the Related Person.
Transactions with Related Persons
We maintain ordinary course banking relationships with some of our directors and officers. This includes providing credit facilities from time to time to certain directors and executive officers and their immediate family members, as well as their affiliated companies. These credit facilities (i) complied with our Regulation O policies and procedures, (ii) were made in the ordinary course of business, (iii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and (iv) did not involve more than a normal risk of collectability or did not present other features unfavorable to the Company.
Mr. Cummings’ daughter, Mary Cummings, is employed by the Company in a non-executive position. Ms. Cummings’ compensation was established by the Company in accordance with its compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions, and without the involvement of Mr. Cummings. Her total compensation for 2025 was less than $200,000. The Board considered the aforementioned relationship in making an independence determination for Mr. Cummings.
The Company engages in ordinary course transactions with BlackRock, Inc., The Vanguard Group, Inc., Capital World Investors, Invesco Ltd., and State Street Corporation and their affiliates, each of whom are beneficial owners of more than 5% of our outstanding common stock as of December 31, 2025, and therefore considered “Related Persons” under the Related Person Transaction Policy. See “Other Items—Security Ownership of Certain Beneficial Owners and Management—Beneficial Ownership of Shareholders Holding more than Five Percent” for additional information.
Board Oversight of Political Spending
We closely monitor and oversee all expenditures that could be used for political purposes in accordance with our Code of Conduct and our Political Contributions Policy. The Company only makes contributions to political candidates or parties from the Citizens-sponsored Political Action Committees (“Citizens PACs”). The Citizens PACs raise funds on a voluntary basis from Citizens colleagues in order to make contributions in support of sound public policies that benefit the Company, its customers, and the communities we serve. All Citizens PAC contributions are overseen by senior management and made available in regular state and federal filings. Our Statement on Advocacy and Political Activities, and our most recent Corporate Political Activity Report are available in the Corporate Governance section of our website.
The Nominating and Corporate Governance Committee receives regular reporting on political contributions and other expenditures related to government advocacy, including lobbying activities and support for trade associations and other organizations.

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Board Engagement and Effectiveness
Meeting Attendance
Our Board held 10 meetings during 2025.

	2025 Meetings
Board	10	38 Total Board and Committee Meetings in 2025
Audit	11
Compensation & HR	7
Nominating & Corporate Governance	4
Risk	6
Every member attended at least 75% of the Board and committee meetings on which the member sits. All directors are expected to attend our annual meetings, and all of the directors who served during 2025 attended the annual meeting held on April 24, 2025.
Board, Committee, and Director Evaluations
The Board, led by the Nominating and Corporate Governance Committee, conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. Under each committee’s charter, the committee annually evaluates and assesses its performance, skills, and resources required to meet its obligations. In addition, all directors complete a self-evaluation. Periodically, the Board will also complete peer evaluations; these were most recently completed in 2023. An independent party was used to facilitate the evaluations in 2025 in accordance with our Corporate Governance Guidelines, which require an independent third-party to conduct the Board, committee, director, and peer evaluations at least every three years.

1. Review of Process The Nominating and Corporate Governance Committee annually reviews the self-assessment process and approves the form of evaluation.	2. Self-Evaluation Questionnaire The questionnaire is distributed by an external facilitator to the Board, each of the committees, and individual directors for their feedback.	3. Individual Discussions External facilitator holds interviews with each director to expand on the questionnaires.

6. Monitoring The Nominating and Corporate Governance Committee monitors the execution of the action plans throughout the year.	5. Actions Action plans are prepared and used to inform agenda planning and enhance current governance practices and Board operations.
4. Results
Results are anonymously compiled by the external facilitator and reviewed by the Chairman, Lead Independent Director, and Nominating and Corporate Governance Committee Chair before being presented to the Board and each of its committees.

Types of Evaluations

Board and Committee Evaluations (Annual) Subjects covered in the evaluation: •Strategy •Culture •Roles and responsibilities •Relationship with management •Membership and structure	Director Self-Evaluations (Annual) Subjects covered in the evaluation: •Performance •Contributions •Skills and experience	Peer Evaluations (Periodically) Subjects covered in the evaluation: •Director participation and engagement •Director judgment •Board dynamics •Overall performance

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Corporate Governance Matters

Actions Taken
Results of the evaluations are used to determine actions designed to augment the operations of the Board and its committees. Examples of actions taken as a result of conducting the evaluations includes adding Board and committee agenda items to ensure intensive focus on top priorities, streamlining board reporting and enhancing Board presentations, and providing targeted Committee training.

Board Education
The Board has a formal orientation program for new directors designed to educate them on the Company's business operations, strategy, corporate governance framework, and the regulatory environment in which it operates. In addition, each of our Board members participates in an ongoing training and continuing education program designed to enhance and strengthen their skills, knowledge, and competencies, both individually and collectively. Management incorporates director input to develop an annual schedule of training on a broad range of topics which encompasses both Board education sessions and Committee level training. Topics covered during 2025 included corporate governance, cybersecurity, artificial intelligence and generative artificial intelligence, innovation and technology, and anti-money laundering. The program encompasses presentations from internal and external speakers, regular meetings with management, as well as site visits to key locations. Directors are also encouraged to avail themselves of educational programs offered through recognized independent providers.
In addition to being a key element of the Company's talent strategy and succession planning, the mentoring program where Board members serve as formal mentors to certain members of our executive team and meet with high-potential members of senior management below the executive level in small group sessions throughout the year, also serves to deepen the Board’s understanding of the business. Meetings with shareholders, strategic reviews, and business deep dives also educate the Board on key issues.

Engagement with Shareholders
Governance Discussions
Feedback from shareholder engagements shared with the Board, with the Lead Independent Director participating in these discussions as appropriate
Director Education
Annual Training Program
Annual program supports continuous education for directors throughout the year
New Director Orientation
Full orientation program for new directors

Engagement with the Businesses
Calls with Management
Provide an opportunity for the CEO and executive leadership to discuss Company operations in real-time with Board members as appropriate
Business and Functional Deep Dives
Periodic sessions with business and functional leaders provides opportunity for direct employee interaction and better understanding of Company culture

Business and Strategy Review Sessions
•Director participation at annual strategy sessions
•Strategic business updates presented at each Board meeting
Company Site Visits by Directors
•Boston, MA
•New York City, NY
•Providence, RI
•Short Hills, NJ
•Stamford, CT
Talent and Leadership Meetings
•Directors serve as mentors to certain members of the executive team
•Directors meet in small group sessions with members of management below executive level

Regular Calls with CEO

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Service on Other Public Company Boards
Our Board values the experience that its directors gain through service on other boards but is mindful that service on other boards may present conflicts of interest and may require significant time commitments. In accordance with our Corporate Governance Guidelines, which are reviewed annually, unless the Board determines that simultaneous service would not impair the ability of a director to serve effectively on our Board or a committee of the Board, it is our policy that:
•Non-employee directors may not serve on more than four public company boards, including ours;
•Non-employee directors who are also CEOs of other public companies may not serve on more than three public company boards, including ours; and
•Directors may not serve as members of our Audit Committee if such director serves on the audit committee of more than two other public companies.
Communications with the Board
We invite shareholders and any interested persons who wish to contact our Board to send written correspondence, in care of the Corporate Secretary, to Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901. Communications may be addressed to the Lead Independent Director or any alternate director, marked as confidential or otherwise. Communications which are addressed to the Board, an individual director or group of directors will be processed by the Office of the Corporate Secretary. Communications received that discuss business or other matters relevant to the activities of our Board, as determined by the Corporate Secretary, will be distributed to the addressees either in summary form or by delivering a copy of the communication. With respect to other correspondence received by the Company on behalf of one or more directors, the Board has requested that certain items, including the following, not be distributed to directors, because they generally fall into the purview of management, rather than the Board: junk mail and mass mailings, product and services complaints, product and services inquiries, resumes and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations, and advertisements.

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Corporate Governance Matters
Director Compensation
The Citizens Financial Group, Inc. Non-Employee Director Compensation Policy (the “Director Compensation Policy”) governs the compensation of our non-employee directors. The Director Compensation Policy is reviewed on an annual basis by the Compensation and HR Committee and its independent compensation consultant, Compensation Advisory Partners ("CAP"), which makes recommendations, as appropriate. The Compensation and HR Committee reviews market data and recommendations provided by CAP and considers CAP's advice on industry best practice and sound governance practices when making recommendations regarding director compensation to the Board for approval. Any changes to director compensation are approved by the Compensation and HR Committee in addition to the Nominating and Corporate Governance Committee and the full Board.
Following a review of our Director Compensation Policy in April 2025, the non-employee directors' annual equity and cash retainers were each increased by $5,000 (to $160,000 for the equity retainer and to $110,000 for the cash retainer).
The Director Compensation Policy includes an annual limit on non-employee director compensation, as does the Amended and Restated Citizens Financial Group, Inc. 2014 Non-Employee Directors Compensation Plan (the "Director Plan"). The aggregate value of all cash and equity-based retainers to any individual non-employee director cannot exceed $750,000 in the aggregate in any calendar year. In addition, the Director Plan includes an annual equity award limit of $400,000 per director.
Below is a summary of the elements of our Director Compensation Policy, as amended effective April 24, 2025.

Element of Compensation	Amount
Annual Retainer (cash)	$110,000
Annual Restricted Stock Unit Award (equity)	$160,000
Lead Director Retainer (cash)	$50,000
Audit Committee Chair Retainer (cash)	$35,000
Risk Committee Chair Retainer (cash)	$35,000
Compensation and HR Committee Chair Retainer (cash)	$30,000
Nominating & Corporate Governance Committee Chair Retainer (cash)	$25,000
Audit Committee Member Retainer (cash)	$10,000
RSUs granted to directors vest immediately as of the grant date, but are not settled until a director’s cessation of service. To the extent dividends are declared between the grant and ultimate settlement date, dividend equivalents are reinvested into additional RSUs with the same terms and conditions as the related award.
Non-employee directors are subject to stock ownership and retention guidelines requiring that they hold shares with a value at least equal to five times their annual cash retainer within five years following their service start date. As mentioned above, director RSUs are subject to mandatory deferral and are not settled until a director’s cessation of service. The types of awards that count toward meeting this requirement are consistent with those applicable to executives, as discussed in “Compensation Matters—Compensation Discussion and Analysis—Compensation Governance—Executive and Director Stock Ownership and Retention Guidelines.”
Directors may defer up to 100% of their cash compensation under our Directors Deferred Compensation Plan. Contributions to this plan are credited with monthly interest, based on the applicable interest crediting rate. The interest crediting rate is the annualized average yield on the United States Treasury bond 10-year constant maturity for the immediately preceding calendar quarter plus 2%, which is then divided by 12 to determine the monthly interest crediting rate. There are no Company contributions to this plan and no above-market or preferential earnings on compensation deferred pursuant to this plan.
Directors are also eligible to receive matching charitable contributions as part of our general matching charitable contribution program. Under this program, to the extent directors choose to make charitable contributions to qualifying charitable organizations the Company matches those contributions dollar-for-dollar up to an annual limit of $5,000. In addition, directors receive reimbursement of business expenses incurred in connection with their attendance at meetings. Our non-employee directors do not participate in our employee benefit programs.

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2025 Director Compensation Table
The following table shows compensation for our non-employee directors during 2025. As described above, the Director Compensation Policy was amended effective April 24, 2025. Prior to that date, directors were compensated in accordance with the prior version of our Director Compensation Policy.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Other Compensation ($)(4)	Total Compensation ($)
Lee Alexander	118,333	159,981	5,000	283,314
Tracy A. Atkinson	141,667	159,981	5,000	306,648
Christine M. Cumming	153,333	159,981	—	313,314
Kevin Cummings	108,333	159,981	5,000	273,314
William P. Hankowsky	133,333	159,981	—	293,314
Edward J. Kelly III	188,333	159,981	—	348,314
Robert Leary	118,333	159,981	—	278,314
Terrance J. Lillis	118,333	159,981	5,000	283,314
Michele Siekerka(1)	108,333	159,981	5,000	273,314
Christopher J. Swift	108,333	159,981	—	268,314
Claude E. Wade(1)(2)	88,910	182,958	—	271,868
Wendy A. Watson(1)(2)	50,000	—	—	50,000
Marita Zuraitis	108,333	159,981	—	268,314
(1)During 2025, each of Ms. Siekerka, Mr. Wade, and Ms. Watson elected to defer all cash fees pursuant to our Directors Deferred Compensation Plan. Given the date of her retirement, for Ms. Watson that deferral only included fees paid for service through the date of our annual meeting on April 24, 2025. For a summary of material terms of the plan, see “—Director Compensation” above.
(2)Mr. Wade was appointed to the Board of Directors effective March 1, 2025. Ms. Watson retired from the Board of Directors immediately following our 2025 annual meeting on April 24, 2025.
(3)All non-employee directors were granted RSUs on April 24, 2025 (the date of our annual meeting), as compensation for their service until our 2026 annual meeting. Mr. Wade received a pro-rata grant of RSUs on March 1, 2025 upon his appointment to the Board, as compensation for service until the April 24, 2025 annual meeting. In addition, throughout the year directors received additional RSUs through the reinvestment of dividends as provided under the terms of outstanding awards. The amounts shown in this column reflect the grant date fair value of the RSUs granted to directors during 2025, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC 718"), using the valuation methodology and assumptions set forth in Note 16 to the Company’s 2025 Annual Report on Form 10-K, which are hereby incorporated by reference. As of December 31, 2025, our current directors held the below numbers of RSUs previously granted as compensation for their board service.

Name
Number of RSUs	23,160	9,866	47,034	18,765	47,034	36,500	30,499	36,500	18,765	23,160	4,907	47,034
(4)Amounts in this column reflect matching charitable contributions made by the Company on behalf of directors during 2025. In addition, the spouses of Ms. Watson and Ms. Zuraitis each accompanied them on the Company aircraft on one business trip during 2025. However, there are no amounts reflected in the above table relating to this use because there was no incremental cost to the Company.

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Corporate Governance Matters
Executive Officers
Our highly experienced and talented executive officers, who are designated by, and serve at the discretion of, our Board of Directors, have nearly 30 years of banking experience on average, and provide strong leadership to deliver on our overall business objectives. There are no family relationships among any of our directors or executive officers. Information regarding each of our executive officers including their background and experience is as follows:

Bruce Van Saun	Chairman and Chief Executive Officer Bruce Van Saun’s biography and related information may be found above under “—Proposal One—Elect the Twelve Named Director Nominees.”

Aunoy Banerjee
Executive Vice President and Chief Financial Officer
Aunoy Banerjee, age 47, joined the Company in October 2025, as Executive Vice President and Chief Financial Officer of Citizens Financial Group, Inc. and CBNA, with responsibility for the Financial Planning and Analysis, Business Line Finance Groups, Controller, Investor Relations, Treasury, Tax, and Capital Management functions, as well as Property & Procurement. Prior to joining Citizens, Mr. Banerjee served as Chief Financial Officer of Barclays Bank PLC between April 2024 and October 2025. Prior to Barclays, he served in a number of senior roles at State Street Corporation over eight years, most recently as Head of Investments & Third Party Partnerships and Chair of State Street India. He also served as Chief Transformation Officer and prior to that ran Corporate FP&A and oversaw the Chief Financial Officer functions within its business units. He previously spent 11 years at Citi in several roles, including Business Unit Chief Financial Officer for Capital Markets and Securities Services, Finance Head of CCAR and Head of Corporate Forecasting and Planning. He began his professional career at General Electric as part of its Finance Management Leadership Program. Mr. Banerjee has 25 years of experience in financial services. He holds a Master of Business Administration degree from the University of Rochester Simon School of Business and a Bachelor of Science degree from St. Stephen’s College at the University of Delhi.

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Brendan Coughlin
President and Head of Consumer, Private Banking, and Wealth
Brendan Coughlin, age 46, has served as President and Head of Consumer, Private Banking and Wealth of Citizens Financial Group, Inc. and CBNA, since April 2025, with responsibility for the business across the U.S. This includes retail banking, deposits, credit and debit card, digital channels, consumer lending, mortgage, business banking, private banking, wealth management, Citizens Access, Citizens Pay, Enterprise Marketing, and Enterprise Data & Analytics. Mr. Coughlin has been with Citizens for more than 20 years and has held numerous positions in Consumer Banking product management and consumer finance before being named President of Consumer Lending in June 2015, and Head of Consumer Banking in January 2020, and Vice Chair in May 2023. Prior to joining Citizens, Mr. Coughlin worked at Bank of America and FleetBoston Financial in a variety of business areas, including corporate strategy, mortgage product management, and retail distribution/M&A. He actively represents the Company on the board of the Consumer Bankers Association. He previously served on the board of directors of uAspire, a national nonprofit aimed at increasing access to higher education among inner-city youth. Mr. Coughlin holds a Bachelor’s degree in finance and marketing from Boston College, and a Master of Business Administration from Babson College.

Susan LaMonica
Executive Vice President and Chief Human Resources Officer
Susan LaMonica, age 64, has been Chief Human Resources Officer of Citizens Financial Group, Inc. and CBNA since 2011 and is responsible for developing and driving people strategies to support Citizens’ business plans. She has responsibility for organizational development and culture, leadership and talent development, learning, compensation and benefits, and human resource operations. Her responsibilities also include Corporate Communications and Corporate Affairs, leading the company’s overall commitment to the communities it serves. Prior to joining Citizens in 2011, Ms. LaMonica held senior leadership roles at J.P. Morgan Chase including serving as Head of Human Resources for the investment banking and markets division globally, Head of Human Resources for the consumer and commercial banking division, and Global Head of Development for the bank. Before moving into human resources, Ms. LaMonica began her career with Chase Manhattan Bank, holding a number of roles in operations, risk, and retail banking. Ms. LaMonica serves as President of the Board of Oasis, a nonprofit organization that supports women and children, is a member of the Board of Trustees for Saint Joseph's University in Philadelphia, and a member of the national Board of Directors of Year Up United. She previously served on the board of Enhabit, Inc. (from July 2022 to July 2024). She holds a Bachelor of Science in finance from Boston College and an Master of Business Administration in finance from New York University.

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Corporate Governance Matters

Donald H. McCree III
Chair of Commercial Banking
Donald H. McCree III, age 64, has served as Chair of Commercial Banking, since October 2025. He previously served as Head of Commercial Banking since August 2015, and served as Senior Vice Chair from 2024 to October 2025. He is responsible for all aspects of Corporate and Investment Banking, including Commercial Lending, Commercial Real Estate, Capital Markets & Advisory, Asset Finance, Treasury Solutions, Underwriting & Portfolio Management, and Enterprise Payments. Prior to joining Citizens Financial Group, Inc. and CBNA, Mr. McCree served in a number of senior leadership positions over the course of 30 plus years at J.P. Morgan Chase & Co. and its predecessor companies. He serves on the University of Vermont Board of Trustees and University of Vermont Foundation Board of Directors. He is also a Trustee of the National Constitution Center in Philadelphia. Mr. McCree holds a Bachelor of Arts from the University of Vermont.

Michelle Moosally
Executive Vice President, General Counsel and Chief Legal Officer
Michelle Moosally, age 50, joined the Company in May 2025, as General Counsel and Chief Legal Officer of Citizens Financial Group, Inc. and CBNA. Ms. Moosally is responsible for leading the Legal Department, which includes corporate governance, litigation, client advisory services, regulatory relations, and government relations. Before joining the Company, Ms. Moosally served as the Global Head of Regulatory Relations at Wells Fargo between February 2022 and May 2025, and prior to that she was the General Counsel of Corporate & Investment Banking and Commercial Banking at Santander for 5 years. Ms. Moosally has also worked at JPMorgan Chase, Bear Stearns, and Cadwalader Wickersham & Taft LLP. Ms. Moosally has nearly 25 years of legal experience at large financial institutions and leading law firms. Ms. Moosally is a Trustee of Catholic Charities New York and is Board Co-Chair of City Year New York. Ms. Moosally earned her J.D. from American University’s Washington College of Law and her Bachelor of Arts from Dickinson College. She also holds a Master of Arts in Economics and International Relations from the Johns Hopkins University School for Advanced International Studies.

Michael Ruttledge
Executive Vice President, Chief Information Officer and Head of Enterprise Technology and Security
Michael Ruttledge, age 62, is Chief Information Officer and Head of Enterprise Security and Technology for Citizens Financial Group, Inc. and CBNA. He oversees all aspects of the Company’s technology and security environment, from customer- and client-facing applications to the people, processes, and infrastructure supporting Citizens’ day-to-day business operations. Mr. Ruttledge spearheaded our Next Generation Technology transformation to modernize the Company and deliver personalized, digital solutions for customers. He has delivered a major up-skilling initiative and strong culture of learning through immersive Engineering and Architecture Academies, digital credentialing, and building of critical skills for the future such as AI, Blockchain, Modern API’s, and Cloud. Before joining Citizens in 2019, he previously held the position of Unit Chief Information Officer of American Express Co. (from 2013 to 2018). He has more than 20 years of experience in infrastructure and engineering roles within the financial services industry including payments, merchant services, customer service, risk, fraud, banking, and finance. He received a graduate degree in Information Systems from the University of Brighton in the United Kingdom.

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Christopher J. Schnirel
Executive Vice President, Chief Accounting Officer and Controller
Christopher J. Schnirel, age 54, is Chief Accounting Officer and Controller for Citizens Financial Group, Inc. and CBNA. Mr. Schnirel joined the Company in October 2024. Mr. Schnirel’s responsibilities include oversight of SEC and Regulatory Reporting, Finance Risk & Sarbanes Oxley, Corporate Insurance, Accounting Operations, Business Line Controllership, and Valuation Control. Prior to Citizens, Mr. Schnirel held positions as a senior accounting executive for more than 12 years at Huntington National Bank. At Huntington, he most recently served as Senior Vice President and Assistant Controller, where he led SEC reporting, regulatory reporting, accounting policy, treasury controllership, and capital markets controllership. Prior to joining Huntington, he held senior accounting positions with HSBC North America. He began his career at PricewaterhouseCoopers LLP. Mr. Schnirel is a Certified Public Accountant and holds a Bachelor of Science in Business Administration and a Master of Business Administration both from the University at Buffalo School of Management, The State University of New York.

Richard Stein
Executive Vice President and Chief Risk Officer
Richard Stein, age 56, joined the Company in May 2023 as Executive Vice President and Senior Risk Advisor before being appointed as Chief Risk Officer of Citizens Financial Group, Inc. and CBNA in January 2024. Mr. Stein is responsible for defining and overseeing how we manage credit, market, operational, regulatory, compliance, and model risk at Citizens and for leading the second line of defense risk function. He has more than 28 years of risk, product, and business line experience. Prior to joining Citizens, Mr. Stein held various risk and banking roles at Fifth Third Bancorp between 2014 and 2023, most recently serving since 2018 as Executive Vice President and Chief Credit Officer, where he had responsibility for enterprise-wide credit risk management. Earlier in his career he held risk, product, and relationship management roles at Bank of America from 1998 until 2014, which he joined from Comerica. Mr. Stein holds a Bachelor of Business Administration in Finance from Texas A&M University.

Theodore Swimmer
Executive Vice President and Head of Commercial Banking
Theodore Swimmer, age 57, was appointed Executive Vice President and Head of Commercial Banking of Citizens Financial Group, Inc. and CBNA, in October 2025, with responsibility for all aspects of Corporate and Investment Banking, including Capital Markets & Advisory, Middle Market Banking, Commercial Real Estate, and Underwriting & Portfolio Management. Within Commercial Banking, Mr. Swimmer also oversees Risk Management, Loan Operations, and Strategy. He also has responsibility for the company's network of State Presidents and Region Executives, who represent Citizens in multiple states that make up its footprint. Prior to his appointment as Head of Commercial Banking, Mr. Swimmer served as Head of Capital Markets & Advisory at Citizens from 2017 to October 2025, and Head of Capital Markets from 2010 to 2017. Prior to joining Citizens, Mr. Swimmer held various positions at Wachovia Corp. from 1998-2009, including Head of Leveraged Finance, Loan Syndicate and Sales, and Managing Director originating leveraged loans and bonds. Mr. Swimmer currently serves on the Board of the Wake Forest School of Business. Mr. Swimmer holds a Bachelor of Arts in Economics and History from Lafayette College, and a Master of Business Administration in Finance from Columbia University.

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Compensation Matters

PROPOSAL 2	Advisory Vote on Executive Compensation

Advisory, non-binding vote for the 2025 compensation of our CEO and other named executive officers listed in the 2025 Summary Compensation Table

The Board recommends a vote FOR approval of the Company’s named executive officer compensation

The Company provides this vote under Section 14A of the Exchange Act and in recognition of our shareholders’ vote in 2021 recommending that we hold a non-binding, advisory vote on executive compensation each year. Following that vote, the Board affirmed our shareholders’ recommendation and continued holding say-on-pay advisory votes on an annual basis. With this item, shareholders may submit an advisory vote on the compensation of our CEO and the other executive officers listed in the 2025 Summary Compensation Table. We encourage shareholders to review the complete description of our executive compensation program provided in this proxy statement, including the "Compensation Discussion and Analysis", compensation tables, and accompanying narrative.
The Board believes our executive compensation closely aligns the interests of our named executive officers with those of our shareholders and demonstrates a strong link between executive pay and Company performance.
The Company acknowledges the decrease in support for our say-on-pay proposal the past two years and takes all shareholder feedback seriously. In connection with shareholder feedback on our compensation program in 2024, we implemented several changes to our program structure and related proxy disclosure, which have been very well-received by shareholders.
In June 2024, the Compensation and HR Committee granted off-cycle Leadership Succession Awards to select executives, which the Board and Compensation and HR Committee viewed as necessary at that time to retain a strong pool of internal CEO candidates given the competitive market for executive talent. While most shareholders we spoke with understood the rationale for the awards and appreciated the Company's proactive approach to succession planning, many shareholders did not support our 2025 say-on-pay proposal because they are not generally supportive of off-cycle awards as a matter of policy. We understand that the Leadership Succession Awards were the primary driver of our 2025 say-on-pay support level.
As we expressed in last year's proxy statement and during conversations with shareholders, the Compensation and HR Committee is not a proponent of granting awards outside of the standard pay and performance cycle in the absence of compelling circumstances. There are no current plans to issue additional off-cycle succession awards in the future.
See "Proxy Statement Summary—Responsiveness to Shareholders and Say-on-Pay Outcome" for a discussion of the breadth of our long-standing shareholder outreach program and "Compensation Discussion and Analysis —Executive Compensation Overview—Responsiveness to Shareholders and Say-on-Pay Outcome" for additional detail regarding the changes to our compensation program and related disclosure that have been made in response to shareholder feedback.
We ask our shareholders to vote on the following resolution at the Annual Meeting.
RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers in 2025, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure includes the "Compensation Discussion and Analysis", compensation tables, and accompanying narrative).
Although the vote on this proposal is advisory and therefore non-binding, the Compensation and HR Committee carefully considers the results of this vote when making future decisions regarding executive compensation and related disclosure.

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Voting Standard
In order to pass, the proposal must receive the affirmative vote of a majority of votes cast at the Annual Meeting. In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to the Board but will not be binding. The Compensation and HR Committee will carefully consider the outcome of this vote when determining future executive compensation arrangements. Abstentions and broker non-votes will not count as votes cast and will have no effect.

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Compensation Matters
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (the “CD&A”) describes our executive compensation program, the decision-making process, and the resulting decisions of the Compensation and HR Committee regarding the 2025 compensation of our named executive officers ("NEOs"). The Company’s NEOs for the 2025 year are as follows.

Name of Executive	Position
Bruce Van Saun	Chairman and Chief Executive Officer
Aunoy Banerjee	Executive Vice President and Chief Financial Officer
Brendan Coughlin	President and Head of Consumer, Private Banking and Wealth
Donald H. McCree III	Chair of Commercial Banking
Theodore Swimmer	Executive Vice President and Head of Commercial Banking
John F. Woods	Former Chief Financial Officer
Christopher Emerson	Former Interim Chief Financial Officer
During 2025 there were several leadership and role changes among our NEOs. On April 30, 2025, Brendan Coughlin was named President and it was announced that John Woods would be leaving the Company. Mr. Woods left the Company on August 15, 2025 and Christopher Emerson served as Interim Chief Financial Officer until Aunoy Banerjee joined the Company on October 24, 2025. Following Mr. Banerjee joining the Company, Mr. Emerson continued in his prior role as Head of Corporate Planning and Enterprise Finance. On October 7, 2025, it was announced that Don McCree was transitioning into the role of Chair of Commercial Banking until his retirement at the end of March 2026 and Theodore Swimmer was appointed as Head of Commercial Banking.
2025 Performance
The Company delivered good financial results in 2025, in line with our expectations at the beginning of the year despite periods of market uncertainty and an intensely competitive environment, demonstrating the strength, resilience, and adaptability of our business. Please see "About Citizens—Our 2025 Performance" for a more detailed summary of performance highlights.

Diluted Earnings Per Share (EPS)	Return On Tangible Common Equity (ROTCE)	Efficiency Ratio	Pre-Provision Net Revenue (PPNR)	Total Shareholder Return (TSR)	CET1 Ratio

$3.86	11.20%	64.4%	$2,936MM	2nd among peer group	10.6%

Executive Compensation Overview
The Compensation and HR Committee has designed and administered an executive compensation program that has a demonstrated history of maintaining appropriate alignment between executive compensation and Company performance, accounts for and has been responsive to shareholder feedback, and is supported by effective corporate governance and risk management.
Responsiveness to Shareholders and Say-on-Pay Outcome
Engagement Overview
During the last two years, support for our say-on-pay proposal has reflected a decrease in support (approximately 59% in 2025 and 63% in 2024) as compared to historic support levels averaging 93%. The Compensation and HR Committee takes all forms of feedback seriously, including our say-on-pay support level. The Company maintains an open dialogue with shareholders through our long-standing shareholder outreach program, through which conversations with shareholders are held twice annually, during the fall and in the early spring after we file our proxy statement.

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During 2025, the Company met with shareholders holding approximately 50% of our outstanding shares, including shareholders that voted both in favor of and against our 2025 say-on-pay proposal, and also met with Institutional Shareholder Services and Glass Lewis to gain their perspectives. Many shareholder conversations during 2025 were led by Edward J. Kelly III, our Lead Director and Chair of our Compensation and HR Committee. Discussions also included Susan LaMonica, our Chief Human Resources Officer, as well as representatives from our Human Resources, Legal, Investor Relations, and Sustainability teams. Please see "Proxy Statement Summary—Responsiveness to Shareholders and Say-on-Pay Outcome" for details on our shareholder outreach program.
Key 2025 Shareholder Feedback Regarding Compensation
•Shareholders feel the amount of executive compensation has been appropriately and consistently aligned with Company performance.
•Shareholders, including select shareholders that tend to prefer formulaic programs, are pleased with the changes we made in 2024 to our compensation program structure and related disclosure, which continued for 2025.
•Although select shareholders prefer a formulaic program, shareholders generally understand the Compensation and HR Committee's desire to maintain our current program and understand the related industry and regulatory context for that decision. Shareholders were otherwise generally pleased with our compensation program structure, which reflected the changes we made to the structure in 2024.
•The Leadership Succession Awards granted in June 2024 were discussed on most calls, including the extraordinary circumstances that warranted the awards. The Compensation and HR Committee believed that the awards were necessary to retain a strong pool of CEO candidates in light of an extremely competitive market for executive talent. Off-cycle awards were not granted to our Chief Executive Officer. Most shareholders understood the rationale for the awards and were complimentary of related disclosure in the proxy. Despite that feedback, many shareholders did not support our 2025 say-on-pay proposal because they do not generally support off-cycle awards as a matter of policy.
No Current Plans to Grant Additional Off-Cycle Awards
As we expressed in our last proxy statement and in conversations with shareholders, the Compensation and HR Committee is not a proponent of granting awards outside the standard pay and performance cycle in the absence of compelling circumstances. There are no current plans to issue additional off-cycle succession awards in the future.
Actions in Response to Shareholder Feedback
The primary feedback received from shareholders during 2025 outreach related to granting off-cycle awards. Feedback in 2024 included suggestions regarding how we could introduce additional structure into our compensation program. Below outlines the feedback received from shareholders during 2024 and 2025 and actions taken in response.

What We Heard	What We Did

Shareholders believe that off-cycle awards should be granted only in extraordinary circumstances
The Compensation and HR Committee agrees that off-cycle awards should be granted only in extraordinary circumstances
No off-cycle succession awards were granted in 2025, and there are no current plans to grant additional awards.

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Compensation Matters

Shareholders requested that additional structure and limitations be incorporated into the framework used to determine executive compensation
Incorporated weightings on Company performance elements and maximum achievement levels
In determining NEO variable compensation amounts, the Compensation and HR Committee determines a corporate performance factor. The corporate performance factor applies to each NEO and is based on financial performance (weighted 60%) and business execution (weighted 40%), comprised of strategic priorities, delivering for stakeholders, and risk and control, each with a possible achievement level of 0% to 150%.

Implemented parameters relating to adjustments
Once the corporate performance factor is determined, the Compensation and HR Committee assesses each NEO based on individual performance and other relevant factors, which may adjust variable compensation +/-20%.

Adopted target compensation amounts for NEOs
Implementing targets for NEOs that are based on market data helps to provide additional structure and serves as a reference point for the Compensation and HR Committee in making executive compensation decisions.

Some shareholders requested clarity regarding which performance factors are most important in determining executive compensation	We have clarified our disclosure to provide insight on the relative importance of the various performance factors considered in the determination of the corporate performance factor.

Some shareholders would prefer disclosure of performance award targets prospectively
We now disclose performance ranges for core metrics used in our PSU awards (ROTCE and EPS) prospectively and will continue to provide this disclosure in the future. Until last year, we only provided insight on performance ranges after the performance period had ended.

A few shareholders indicated they prefer formulaic short-term incentive programs
Shareholders generally support our current program design, although a few do prefer formulaic short-term incentive programs. We have not changed to a purely formulaic structure because the Compensation and HR Committee continues to believe that it is in the best interests of shareholders to consider various aspects of performance to ensure that pay decisions align with performance. However, we have incorporated the additional structure described above in light of this feedback from select shareholders to provide more transparency to shareholders on how incentive amounts are determined.

A few shareholders suggested we enhance disclosure on our succession planning process
We have enhanced the disclosure of our leadership succession planning process and related activities throughout the year in the "Corporate Governance Matters—Board Oversight Responsibilities—Management Succession Planning" section of the proxy statement.

52	2026 Proxy Statement

Compensation Matters
Pay Mix
More than 80% of our NEOs’ total compensation is at-risk. The portion of compensation delivered in cash, RSUs, and PSUs for the 2025 performance year is illustrated below (excluding Former CFO John Woods, Former Interim CFO Christopher Emerson, and CFO Aunoy Banerjee; for Mr. Banerjee, his 2025 compensation was set pursuant to the terms of his employment agreement).
At least 50% of long-term awards continue to be granted in the form of PSUs with a three-year performance period, which increases to nearly two-thirds for certain NEOs including CEO, President, and CFO. For Mr. McCree, the portion of his 2025 variable compensation that would have otherwise been granted in PSUs was granted in additional RSUs in light of his upcoming retirement.

Salary	Cash	RSU	PSU

Citizens Financial Group	53

Compensation Matters
NEO 2025 Performance Year Compensation
A corporate performance factor determined by the Compensation and HR Committee applies to each NEO and is based on financial performance (weighted 60%) and business execution (weighted 40%). Then, the Compensation and HR Committee performs an assessment for each NEO based on individual performance and other relevant factors, which may result in adjustments to variable compensation +/-20% from the corporate performance factor percentage. The Compensation and HR Committee determined a 2025 corporate performance factor of 104.0%.

Financial (60%)	+	Business Execution (40%)	=	Overall
102.0%		107.0%		104.0%
In determining executive compensation, the Compensation and HR Committee makes a single variable compensation decision for each NEO, which is then delivered to executives through a predetermined mix of short-term and long-term elements. Details regarding the determination of the corporate performance factor as well as aspects of individual performance considered by the Compensation and HR Committee in making 2025 pay decisions are described in "—2025 Performance and NEO Compensation Decisions."
The table below reflects the direct compensation earned by each of our NEOs for performance year 2025. Mr. Van Saun's variable compensation for 2025 was 110.7% of target and other NEOs' variable compensation ranged from 102.0%-105.5% of target. The amounts below differ from those reported in the 2025 Summary Compensation Table due to the nature of SEC reporting rules. Most notably, the table below includes equity awards granted in March 2026 for 2025 performance (as opposed to equity awards granted in March 2025 for 2024 performance, which are reported in the 2025 Summary Compensation Table).

Name(1)	Base Salary	Variable Compensation(2)				Total Compensation
		Cash Bonus	Restricted Stock Units	Performance Stock Units	Total Variable Compensation
Bruce Van Saun	$1,487,000	$2,840,750	$3,124,825	$5,397,425	$11,363,000	$12,850,000
Aunoy Banerjee	$700,000	$675,000	$742,500	$1,282,500	$2,700,000	$3,400,000
Brendan Coughlin	$700,000	$1,450,000	$1,595,000	$2,755,000	$5,800,000	$6,500,000
Donald H. McCree III	$700,000	$1,050,000	$3,150,000	$0	$4,200,000	$4,900,000
Theodore Swimmer	$650,000	$1,321,250	$1,226,875	$1,226,875	$3,775,000	$4,425,000
(1)Table excludes former CFO John Woods and former Interim CFO Christopher Emerson. Mr. Banerjee joined the Company in October 2025 and, accordingly, his variable compensation for 2025 was set pursuant to the terms of his employment agreement, see "—Our Compensation-Setting Process—Aunoy Banerjee 2025 Compensation Arrangement."
(2)The cash portion of 2025 variable compensation awards is included in the "Bonus" column of the 2025 Summary Compensation Table for 2025; the equity portion of 2025 variable compensation awards will be included in the "Stock Awards" column for 2026.
Below reflects the 2025 performance year compensation targets for our currently employed NEOs (excluding former CFO Mr. Woods, former Interim CFO Mr. Emerson, and Mr. Banerjee). Additional information regarding the factors considered in reviewing and approving targets can be found in "—Our Compensation-Setting Process—NEO Compensation Targets."

Name	2025 Performance Year Compensation Targets					2024 Target Total Compensation (for reference)
	Target Variable Compensation		Base Salary		Target Total Compensation
Bruce Van Saun	$10,263,000	+	$1,487,000	=	$11,750,000	$11,500,000
Brendan Coughlin(1)	$5,500,000	+	$700,000	=	$6,200,000	$4,400,000
Donald H. McCree III	$4,100,000	+	$700,000	=	$4,800,000	$4,600,000
Theodore Swimmer(1)	$3,700,000	+	$650,000	=	$4,350,000	-
(1)For Messrs. Coughlin and Swimmer, their 2025 performance year target total compensation was determined by blending two target amounts, one target for service prior to their respective promotions (to President and Head of Commercial Banking) and one for service following their respective promotions.

54	2026 Proxy Statement

Compensation Matters
Pay and Performance
The Compensation and HR Committee understands the importance of aligning executive pay with key financial outcomes, in addition to other key indicators of performance. Two key financial metrics considered by the Compensation and HR Committee in determining executive pay are ROTCE and EPS (on an Underlying basis), which are reflected in the chart below along with asset size, CEO total compensation, and TSR for the last five years.
During 2025, we delivered good financial performance with ROTCE and EPS up year-over-year despite periods of market uncertainty, while continuing to execute on the strategic initiatives that position us for long-term growth. Our TSR was second in our peer group in 2025 and significantly outperformed our peer group market weighted average in 2025 (+38.64% CFG vs. 16.64%) and for the past five years (+102.13% CFG vs. +63.17%), reflecting our franchise’s continued momentum and market validation of our growth strategy.

$188.4
$226.7
$222.0
$217.5
$226.4
$11.25
$11.85
$9.88
$11.85
$12.85
$136.9
$118.6
$105.7
$145.8
$202.1
16.0%
16.4%
13.5%
10.5%
11.2%
$5.34
$4.84
$3.88
$3.24
$3.86
2021
2022
2023
2024
2025

Asset Size (billions)	■	CEO Total Comp (millions)	-	ROTCE(1)	-	EPS(1)	-	Total Shareholder Return(2)
(1)Results are presented on an Underlying basis, as applicable. For 2025, Underlying and reported results are the same. See Appendix A for more information on Non-GAAP Financial Measures and Reconciliations. Unless otherwise noted, references to balance sheet items above are on a period-end basis and any comparisons are on a year-over-year basis versus 2024. For information on how we define EPS and ROTCE, see page 59.
(2)Total Shareholder Return is calculated consistent with the disclosure in this proxy statement found in "—Dodd-Frank Compensation Disclosure—Pay Versus Performance." Amounts above represent the value of an initial fixed $100 investment in Company common stock on December 31, 2020 as compared to the value of that investment on the last trading day of each relevant calendar year (each period, a "measurement period"). Total Shareholder Return is calculated by dividing (a) the sum of the cumulative amount of dividends for each measurement period, assuming dividend reinvestment in the security, and the difference between the Company’s share price at the end and the beginning of the applicable measurement period by (b) the Company’s share price at the beginning of the applicable measurement period.

Citizens Financial Group	55

Compensation Matters
Compensation Governance Overview
We believe our pay practices demonstrate our commitment to alignment with shareholders’ interests and our dedication to maintaining a compensation program supported by strong corporate governance. More detail may be found in "—Compensation Governance."

What We Do	What We Don’t Do

   Link executive pay to Company performance across a variety of dimensions
   Impact overall variable compensation funding and individual executive compensation awards based on risk performance
   Subject pay to clawback and forfeiture
   Maintain robust compensation plan governance
   Impose stock ownership and retention guidelines
   Hold an annual say-on-pay vote
   Maintain ongoing shareholder engagement program
   Retain an independent compensation consultant

   No single trigger change of control vesting of equity awards or cash payments
   No tax gross-ups
   No hedging or pledging of Company securities
   No payment of dividend equivalents on unearned or unvested units
   No option repricing
   No liberal share recycling

Philosophy and Total Compensation Framework
Executive Compensation Philosophy
The fundamental principles that guide the Compensation and HR Committee in its design of our executive compensation program and in determining executive compensation are included below, along with the aspects of our program which have been informed by these principles.

Principle	Aspect Informed by that Principle

Pay-for-Performance. Encourage the creation of long-term value and align the rewards received by executives with returns to shareholders and long-term business objectives as well as short-term progress toward those objectives.

The Compensation and HR Committee determines executive compensation within a framework that provides structure and appropriate limitations, but which allows appropriate flexibility to ensure decisions align with Company performance. A single variable compensation decision is made, which is then broken down into a predetermined mix of short-term and long-term elements.

Support All Stakeholders. Encourage focus on absolute and relative financial delivery and on other aspects of performance to sustain a culture where colleagues recognize the importance of serving all stakeholders.

In determining executive compensation, financial performance is considered as well as other aspects of business execution, including strategic priorities, delivering for stakeholders (customers, colleagues, community), and risk and control.

Attract & Retain Talent. Attract, retain, motivate, and reward high-caliber executives to deliver long-term business performance.	We perform market comparisons to ensure that executive compensation is appropriate as compared to that of our peer group.

Discourage Excess Risk Taking. Promote a culture of risk management and accountability.
Our executive compensation program is supported by strong compensation governance practices. Risk is considered in evaluating performance and determining executive pay. Each NEO is subjected to a robust risk evaluation process facilitated by the Chief Risk Officer and is assigned a risk rating (in addition to their overall performance rating), which is considered by the Compensation and HR Committee in making pay decisions.

56	2026 Proxy Statement

Compensation Matters
Focus on Total Compensation
The Compensation and HR Committee thinks about compensation in terms of total compensation. To that end, following an evaluation of company and individual performance a total compensation decision is made for each NEO, as opposed to separate short-term and long-term incentive decisions. The Compensation and HR Committee believes that making a total compensation decision as opposed to separate short-term and long-term incentive decisions is the methodology most aligned with shareholder interests. Under this framework, the amount of both short-term and long-term incentives awarded are subject to fluctuation in alignment with Company performance in any given year. This is in contrast with separate short-term and long-term incentive decisions, through which some companies may reduce short-term incentive in a year with challenging performance outcomes but then maintain or increase long-term incentive award amounts.
Elements of Our Compensation Program
Our executive compensation program is composed of base salary, variable compensation (including short-term and long-term awards), and other benefits.

Element of Pay	Objective	Key Characteristics

Base Salary	To attract and retain talented executives who can effectively lead the organization to achieve our strategic objectives.
Base salaries are intended to compensate executives fairly for the positions held. Salaries are reviewed annually and are subject to change at the Compensation and HR Committee’s discretion if, among other reasons, executives’ responsibilities change materially or there are changes in the competitive market environment.

Variable Compensation
To align compensation with shareholders' interests and to support a culture where colleagues recognize the importance of serving customers well and are rewarded for their individual contributions and our collective success.

Variable compensation is designed to reward achievement of long-term objectives and annual progress toward those objectives. Individual NEO variable compensation awards are determined by the Compensation and HR Committee through the framework described in further detail in “—Our Compensation-Setting Process."

- Long-Term Awards
Granted in the form of RSUs and PSUs, long-term awards are intended to tie executive pay to the interests of shareholders by driving achievement of long-term objectives and providing a retention incentive for executives. The value actually realized by executives varies based on stock price movement and, in the case of PSUs, other financial performance factors.

- Short-Term Awards		The remaining portion of variable pay is delivered in cash and intended to reward executives for annual progress toward achievement of the Company’s long-term objectives.

Other Benefits	To give executives an opportunity to provide for their retirement and address other specific needs.
Our NEOs are eligible to participate in our Company-sponsored benefit programs, including our broad-based 401(k) plan and employee stock purchase plan, on the same terms and conditions that apply to all colleagues. We provide certain limited perquisites to our NEOs, which are described in further detail in “—Other Compensation and Benefits— Perquisites and Other Benefits.”

Citizens Financial Group	57

Compensation Matters
Variable Compensation Mix
The Compensation and HR Committee believes that our variable compensation mix delivers a meaningful portion of variable compensation in the form of long-term equity awards (65%-75%). At least 50% of long-term awards are granted in the form of PSUs with a three-year performance period, which increases to nearly two-thirds for our CEO, President, and CFO, in line with regulatory and shareholder expectations.
The table below reflects the elements of our variable compensation program (PSUs, RSUs, and cash bonuses) and the key design features of each element.

CEO, CFO, President

47.5%
PSUs
(63% of LTI)
25.0%
Cash
Bonus
75%
Long-Term
Incentive
27.5%
RSUs

Other Executive Committee Members(1)

32.5%
PSUs
(50% of LTI)
35.0%
Cash
Bonus
65%
Long-Term
Incentive
32.5%
RSUs

(1)Chart excludes Mr. McCree who, in connection with his retirement, received a different variable pay mix for 2025 providing for additional RSUs in lieu of PSUs.

Element	Key Design Features

Performance Stock Units
Vesting Date: Third anniversary of grant
Performance Period: 3 years
Core Performance Metrics:
•Cumulative Diluted Earnings Per Share (50%)
•Return on Average Tangible Common Equity (50%)
Modifier Metric: Awards include a +/- 20% TSR modifier in addition to the core metrics
Payout Range: 0%-150% of target; modifier cannot increase payouts over 150% of target

Restricted Stock Units	Vesting: 3-year annual pro-rata

Cash Bonus	Paid annually, with executives having the option to defer up to 80% under the Company’s nonqualified deferred compensation plan.

Performance Stock Units
Award Design
The Compensation and HR Committee reviews PSU design annually in consultation with its compensation consultant. For PSUs granted in March 2025, the Compensation and HR Committee determined that EPS and ROTCE continued to be appropriate core metrics for the PSU awards because they remain an integral element of the Company’s strategic plan. In addition, PSUs have a +/- 20% relative TSR modifier, with the payout percentage calculated based on the core metrics multiplied by 120% if our TSR during the performance period is in the top quartile of our peer group or by 80% if our TSR is

58	2026 Proxy Statement

Compensation Matters
in the bottom quartile of our peer group, subject to a maximum payout of 150% of target (including application of the modifier). Information regarding our peer group is discussed below in “—Compensation Governance—Peer Group.”
•EPS: EPS is defined as underlying diluted earnings per share and is a common metric used by investors to evaluate the profitability of a company and shows the earnings (net income) we make on each outstanding share of common stock. We define “EPS” as net income divided by weighted average diluted common shares outstanding, as reported on an Underlying basis consistent with our external earnings reporting.*
•ROTCE: Return on average tangible common equity measures profitability by showing how much profit we generate (net income) with the money our shareholders have invested. We define “ROTCE” as net income available to common shareholders divided by average common equity excluding average goodwill (net of related deferred tax liabilities) and average other intangible assets, as reported on an Underlying basis consistent with our external earnings reporting.* ROTCE targets contemplate adjusted Other Comprehensive Income ("OCI") because the related adjustments help to neutralize movement solely related to the rate curve.
*    See Appendix A for information on Non-GAAP Financial Measures and Reconciliations and their calculation or reconciliation to GAAP financial measures.

50% 3-Year Cumulative EPS	Top Quartile 3-Year TSR: 120% of Payout

	Peer Relative TSR Modifier	Award Payout %

50% 3-Year Average ROTCE
Bottom Quartile 3-Year TSR: 80% of Payout

PSU Performance Metrics for the 2025-2027 Performance Period
Targets for EPS and ROTCE for our annual PSU awards are set by the Compensation and HR Committee, together with management, in February of the year of grant. The threshold and maximum EPS and ROTCE performance levels relating to PSU awards granted in March 2025 for performance during 2025-2027 are set forth below.

Metric	2025 PSU Awards
	Threshold	Maximum
3-Year Average ROTCE	6.48%	14.57%
3-Year Cumulative EPS	$7.58	$18.05
The Company considers multiple factors in establishing the performance ranges. In setting the performance range for 2025 PSUs, the Company referred to its business plan for those years. With that reference point, the Company then established a performance range above and below its business plan, with consideration of the following factors: market conditions, competitive landscape, analyst expectations, publicly announced guidance range, market data, and the perspective of the Compensation and HR Committee’s independent compensation consultant.
Threshold performance levels ensure that we will be able to effectively incentivize our executives, including in a dynamic environment that presents some uncertainty around financial forecasting, particularly in outer years. Maximum performance levels assume a 3-year EPS compound annual growth rate (CAGR) of 35% over 2024 EPS and ending ROTCE above the high end of our 16%-18% medium-term guidance range. Performance goals between threshold and maximum are not linear and are set based on distinct performance scenarios using the methodology described above.

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Compensation Matters
Performance Outcome for 2023 PSUs
March 2023 PSUs were granted as compensation for the 2022 performance year (“2023 PSU Awards”). Half of each 2023 PSU Award was earned based on achievement of pre-established Diluted EPS goals and half was earned based on achievement of pre-established ROTCE goals during the performance period of 2023-2025, subject to the application of a +/- 20% TSR modifier based on TSR performance relative to the Company's peer group. Maximum payout level for these awards was 150% of target, including application of the modifier.
The below table reflects ROTCE and EPS performance during the performance period of 2023-2025 as well as the threshold, target, and maximum achievement levels that applied to the 2023 PSU Awards.
On February 11, 2026, the Compensation and HR Committee approved a final payout level of 79.8% of target for the 2023 PSU Awards. Results during the performance period have been normalized to exclude non-core income and the impact of changes to share repurchases in light of higher capital expectations. In addition, because the Company's TSR was in the top quartile of its peer group during the performance period, the payout level earned in connection with the core metrics was multiplied by 1.2, resulting in an overall payout level of 79.8%.

Core Metric	2023 PSU Award Targets			2023-2025 Normalized* Results	% of Target Earned Based on Core Metrics		% of Target Earned After Application of TSR Modifier
	Threshold	Target	Maximum		By Metric	Overall
3-Year Average ROTCE	10.46%	14.99%	17.58%	12.17%	69.8%	66.5%	79.8% (66.5% * 1.2)
3-Year Cumulative EPS	$11.73	$16.64	$19.96	$13.03	63.3%
*    See Appendix A for more information on Non-GAAP Financial Measures and Reconciliations. Unless otherwise noted, references to balance sheet items above are on a period-end basis and any comparisons are on a year-over-year basis versus 2024. For information on how we define EPS and ROTCE, see page 59.
Our Compensation-Setting Process
Process Overview
The Compensation and HR Committee's high-level process for evaluating performance and determining executive compensation is below.

SET GOALS, TARGETS, AND PAY MIX	EVALUATE PERFORMANCE	DETERMINE COMPENSATION

•Set NEOs' objective key results, consistent with Company goals
•Review NEOs' total compensation targets
•Establish variable pay mixes for the performance year, including for NEOs
•Consider any program design changes suggested by shareholders

•Monitor Company and NEO performance throughout the year, with comprehensive year-end reviews occurring in December and January
•Consider other inputs, including but not limited to the Chief Risk Officer's assessment of NEOs' risk performance as well as the CEO's and Chief Human Resources Officer's assessments of NEOs' individual performance (other than for themselves)

•Determine corporate performance factor, which applies to all NEOs
•Perform assessment considering individual performance (such as performance of the NEO's division, momentum toward longer-term goals, leadership) and other relevant inputs

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Compensation Matters
NEO Compensation Targets
Total compensation targets are established for all NEOs and are reviewed annually, which is a compensation practice that we extended beyond our CEO starting with performance year 2024. In determining targets, the Compensation and HR Committee reviews peer and industry market data including target compensation levels, actual compensation levels as disclosed in the most recent proxy statements, and additional survey data provided by AON McLagan, in each case, for the most recent year and prior years. The Compensation and HR Committee then evaluates additional factors to arrive at an appropriate target for each NEO, including the appropriateness of the job match, an executive’s responsibilities, experience, and tenure in role, internal equity considerations, and succession planning considerations. Compensation targets in place for each NEO for the 2025 performance year can be found earlier in "—Executive Compensation Overview—NEO 2025 Performance Year Compensation."
Evaluating Performance
Executive compensation is determined by the Compensation and HR Committee following a comprehensive evaluation of performance from a variety of perspectives – financial performance as well as other aspects of business execution, including strategic priorities, delivering for stakeholders (customers, colleagues, community), and risk and control. Performance is monitored by the Compensation and HR Committee throughout the year, with an in-depth review of Company and individual performance occurring at year-end. At year-end, our Chief Risk Officer also conducts an independent risk evaluation of the NEOs and assigns a risk rating for each executive (which is in addition to overall performance ratings), the results of which are considered by the Compensation and HR Committee in evaluating performance and determining pay.
Following discussions with shareholders, changes were made in 2024 to incorporate additional structure into our framework for evaluating performance and determining pay. The graphic below summarizes our refreshed framework for evaluating performance, which continued for performance year 2025 and which the Compensation and HR Committee believes illustrates how seriously it takes shareholder feedback.
The Compensation and HR Committee determines a corporate performance factor for the relevant year. The corporate performance factor is comprised of financial performance (weighted 60%) and business execution (weighted 40%), encompassing strategic priorities, delivering for stakeholders, and risk and control, each with a possible achievement level of 0% to 150%. The corporate performance factor applies to each NEO. Then, the Compensation and HR Committee performs an assessment for each NEO based on individual performance and other relevant factors, which may result in adjustments to variable compensation +/-20% from the corporate performance factor percentage.

Corporate Performance Factor (0% - 150%)			=
		Compensation & HR Committee Assessment (+/-20%)		Variable Pay Decision (as a % of Target)
Financial (60%)	Business Execution (40%)

Aunoy Banerjee 2025 Compensation Arrangement
Our Chief Financial Officer, Aunoy Banerjee, joined the Company in October 2025. Mr. Banerjee's 2025 compensation was established pursuant to his employment agreement, including guaranteed 2025 variable compensation of $3.7 million, which was discounted by the amount of the role-based allowance he received from his former employer in 2025. For 2026, Mr. Banerjee does not have guaranteed compensation and will participate in the Company’s variable incentive compensation program on the same terms as other executives. Mr. Banerjee's employment agreement also provided for a $5 million buy-out award, granted partially in RSUs ($3.5 million) and partially in deferred cash ($1.5 million), each vesting over four years and intended to replace compensation from his former employer that was forfeited upon his resignation. The other provisions of Mr. Banerjee's employment agreement are consistent with the agreements of other named executive officers and are described in "Termination of Employment and Change of Control—Employment Agreements with our NEOs—Employment Agreements with Other NEOs."

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Compensation Matters
2025 Performance and NEO Compensation Decisions
Company Performance
Evaluating Company performance is the first step in determining executive compensation. During meetings held in December 2025 and January 2026, the Compensation and HR Committee reviewed the Company’s 2025 performance, including financial performance as well as business execution. The Compensation and HR Committee determined a corporate performance factor of 104.0%, as described below.

Corporate Performance Factor	Achievement	Weighting	Outcome
Financial Performance	102.0%	60%	61.2%
Business Execution	107.0%	40%	42.8%
Overall			104.0%
Financial Performance
The Compensation and HR Committee considers various financial metrics in assessing performance, and considers performance relative to budget, published guidance, peers (including rate of growth), and year-over-year change. In particular, the Compensation and HR Committee places significant weight on ROTCE, EPS, Efficiency Ratio, and Pre-Provision Net Revenue, which are metrics that the Compensation and HR Committee has been monitoring closely since our IPO.
During 2025, the Company delivered good financial performance. Key metrics were up year-over-year and outcomes were in line with our expectations at the beginning of the year despite periods of market uncertainty. In addition, the Company's TSR was second among our peer group during 2025 and outperformed peers across multiple time horizons.
After reviewing these results, the Compensation and HR Committee determined that financial performance should be scored at 102.0%.

Metric*	FY 2025 Results	FY 2025 vs. FY 2024	FY 2025 vs. Budget
ROTCE	11.20%	+69 bps	-33 bps
EPS	$3.86	+19%	+1%
Efficiency Ratio	64.40%	-75 bps	+2 bps
Pre-Provision Net Revenue ($MMs)	$2,936	+8%	+0.2%
*    Results are presented on an Underlying basis, as applicable. See Appendix A for more information on Non-GAAP Financial Measures and Reconciliations. Unless otherwise noted, references to balance sheet items above are on a period-end basis.
As illustrated below, the Company's total shareholder return has significantly outperformed our regional peer group average over one-year, three-year, and five-year time horizons as well as since our IPO on September 24, 2014. It has also outperformed the KBW Nasdaq Bank Index over one-year and five-year time horizons and since our IPO.

	Total Shareholder Return
	1-Year	3-Year	5-Year	Since CFG IPO
Citizens	38.64%	70.40%	102.13%	274.01%
Peer Group*	16.64%	44.91%	63.17%	162.17%
KBW Nasdaq Bank Index	32.57%	80.26%	96.02%	209.58%
*    Market capitalization weighted average total shareholder return as of year-end 2025.

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Compensation Matters
Business Execution
The Compensation and HR Committee also considers business execution in evaluating performance, which encompasses strategic priorities, delivering for stakeholders, and risk and control. In particular, the Compensation and HR Committee discussed the below elements of 2025 performance, with particular weight given to the ongoing disciplined execution of strategic priorities which position the Company for strong medium- and long-term growth. The Compensation and HR Committee also discussed, in particular, the ways in which the Company has delivered for shareholders and has continued to prioritize its commitment to risk management. The Compensation and HR Committee determined that business execution should be scored at 107.0%.

Strategic Priorities
•Drove continued expansion of Citizens Private Bank, with strong AUM, deposit, and loan growth while contributing 7% of total Company earnings in 2025.
•Achieved record Wealth Management fees, a testament to our advisory-led model and strategy. Continued to expand the advisor base across our retail-facing and private wealth businesses, including recruiting seven advisor teams to Citizens Private Wealth.
•Delivered strong growth in expansion markets, including exceptional growth in New York Metro, reinforcing our momentum in that market.
•Delivered peer leading Consumer deposit performance, underscoring the transformed quality and resilience of the Citizens retail franchise, and delivered demand deposit account growth ranked first among regional peers despite persistent macroeconomic headwinds and elevated interest rates.
•Continued to scale Commercial Banking's strategic advice platform, deepening expertise in specialized industry verticals and building out its Treasury Service and Wholesale Payments platform while prioritizing high-value client relationships by remixing our balance sheet, strengthening returns, and driving the OneCitizens vision across the enterprise.
•Continued to execute on a broad range of balance sheet initiatives, further streamlining the non-core portfolio and unlocking capacity for growth in strategic areas designed to deliver superior long-term returns.
•Launched the Reimagine the Bank initiative, designed to position Citizens as a nimble, customer-centric, and innovative organization by simplifying our business, radically modernizing operations with technology and artificial intelligence, and empowering our colleagues.
•Maintained rigorous expense discipline through effective execution of the Tapping Our Potential 10 program, with any incremental expense growth strategically aligned to the continued build-out and expansion of the Private Bank.
•Launched the enterprise-wide Transforming Data & Analytics initiative, focused on investments in data quality and analytics to drive differentiated decision-making and innovative solutions.

Delivering for Stakeholders
•Consumer Banking delivered meaningful customer experience enhancements through a redesigned and more seamless customer onboarding journey, significant upgrades to our digital and mobile capabilities, the launch of an expanded credit card suite strengthening our unsecured offerings, and continued modernization across the retail branch network.
•The Private Bank unveiled two flagship Private Bank offices with additional offices planned and delivered digital solutions for Private Bank clients, simplifying the way they do business while providing greater flexibility and highly personalized experiences that reinforce our commitment to exceptional service.
•Commercial Banking continued to expand in high-potential markets and industry verticals, investing in its Treasury Services and Wholesale Payments platform to enhance the services and capabilities available to clients.
•Completed the migration of our mainframe and applications to multiple cloud platforms, increasing security, resilience, and speed and launched a Global Capabilities Center in India that expands our technology and data analytics capacity and strengthens our global delivery model.
•Strengthened our internal and external partnerships to build a robust talent pipeline, expand colleague development opportunities, and reimagine our learning vision and resources for colleagues.
•Announced a $20 million commitment over the next three years to support workforce development programs and long-term economic growth in the communities we serve, building on the successful delivery of our $10 million commitment across 2024 and 2025.

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Risk and Control
•Maintained a strong capital position and liquidity profile, with a Common Equity Tier 1 Ratio of 10.6% at year-end 2025.
•Credit performance continues to improve across all key metrics, supported by solid execution of our business strategies, balance sheet optimization, and sound credit risk management underwriting and portfolio management standards.
•Proactively strengthened risk management capabilities by modernizing and enhancing frameworks for Enterprise, Operational, Compliance, and Liquidity Risk and accelerated adoption of advanced analytics to support sustainable and resilient Company growth.
•Ensured a strong risk culture remained a priority, facilitated by improved linkage between strategy, execution, and risk management accountability and supported by expanded multi-channel communications and leadership engagement.

Compensation and HR Committee Assessment
Following the determination of the corporate performance factor, the Compensation and HR Committee performs an assessment for each NEO which is based on individual performance (such as performance of the NEO's division, momentum toward longer-term goals, leadership, etc.) and any other factors the Compensation and HR Committee feels are relevant in determining compensation (such as position to market, compensation history, internal parity, and the external environment). As part of this assessment, the Compensation and HR Committee may adjust the compensation for NEOs +/-20% from the corporate performance factor percentage. During this discussion, the CEO and Chief Human Resources Officer provide input on the performance of executives other than themselves. Recommendations for the CEO's compensation are also based on the Compensation and HR Committee's discussion with its independent consultant.

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2025 Compensation Decisions
The information below reflects the performance year 2025 compensation decisions for our NEOs (excluding former CFOs and Mr. Banerjee), along with the specific accomplishments considered by the Compensation and HR Committee in its assessments of performance. Final variable pay decisions for the NEOs ranged from 102.0% to 110.7% of target variable compensation, following the Compensation and HR Committee's assessment.

Bruce Van Saun Chairman and Chief Executive Officer

Overall Target Achievement Level			Target Variable Compensation			2025 Performance Year Compensation
						Variable		Salary		Total Comp
110.7%		x	$10,263,000		=	$11,363,000	+	$1,487,000	=	$12,850,000

Year	Base Salary		Variable Compensation							Total Compensation
			Cash Bonus	RSUs		PSUs		Total
2025	$1,487,000		$2,840,750	$3,124,825		$5,397,425		$11,363,000		$12,850,000
2024	$1,487,000		$2,590,750	$2,849,825		$4,922,425		$10,363,000		$11,850,000
2023	$1,487,000		$2,097,000	$2,306,700		$3,984,300		$8,388,000		$9,875,000

Key Achievements

•Delivered good financial results in a dynamic external environment while driving disciplined execution of strategic initiatives and maintaining robust balance sheet and liquidity positions as well as strong credit quality. 2025 financial results were fueled by Private Bank growth, peer leading Consumer deposit performance, and strong Capital Markets performance.
•Materially advanced the key initiatives that will position the Company for strong growth (including Private Bank, Wealth, Private Capital coverage, New York Metro growth) and focused on driving efficiencies, growth, and better customer and colleague experience through our “Reimagine the Bank” program which aims to simplify our business model and modernize delivery through technology.
•Successfully onboarded several key senior leaders—including the Chief Financial Officer, Head of Consumer Banking, General Counsel, and Head of Enterprise Strategy—ensuring their seamless integration into the enterprise while fostering a culture of collaboration and shared purpose among the executive team. Executed well-orchestrated leadership transitions within Consumer Banking and Commercial Banking while maintaining stability and momentum.
•Guided the Company through a dynamic and changing environment with disciplined focus on the Company’s risk and control environment and clear communication regarding the importance of a sound risk culture, with a focus on continually enhancing the Company’s risk management strategic capabilities. This focus has resulted in a strengthened enterprise risk management framework, enhanced governance practices, improved operational resilience and technology enablement, and strong risk culture.
•Further developed our long-standing strong culture, validated by top-quartile organizational health survey results, while advancing our talent strategy through enterprise-wide hiring, innovative upskilling programs for colleagues, the launch of a Global Capabilities Center in India, and a reimagined learning vision.

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Brendan Coughlin President and Head of Consumer, Private Banking and Wealth

Overall Target Achievement Level			Target Variable Compensation			2025 Performance Year Compensation
						Variable		Salary		Total Comp
105.5%		x	$5,500,000		=	$5,800,000	+	$700,000	=	$6,500,000

Year	Base Salary		Variable Compensation							Total Compensation
			Cash Bonus	RSUs		PSUs		Total
2025	$700,000		$1,450,000	$1,595,000		$2,755,000		$5,800,000		$6,500,000
2024	$700,000		$925,000	$1,017,500		$1,757,500		$3,700,000		$4,400,000
2023	$625,000		$812,500	$893,750		$1,543,750		$3,250,000		$3,875,000

Key Achievements

•Drove continued expansion of Citizens Private Bank, achieving strong AUM, deposit, and loan growth, strengthening brand presence, hiring additional Wealth teams, opening additional Private Bank office locations in New York City and Palm Beach, establishing dedicated operations, and elevating customer experience.
•Delivered robust Consumer Bank performance highlighted by peer leading deposit performance that underscores the transformed quality and resilience of the franchise and materially improved betas, alongside primary household growth, New York Metro expansion, record Wealth fee income, and meaningful progress in repositioning our lending business.
•Preserved the strength of our core business while driving growth and deeper customer engagement through industry-leading home equity performance, the launch of new credit card products, and initiatives designed to enhance customer experience and position the business for long-term competitive advantage.
•Shaped the strategic vision of the Reimagine the Bank initiative as executive sponsor, driving focus on innovation and modernization, and assumed leadership of enterprise-wide Marketing, and Enterprise Data & Analytics functions with work underway to strengthen brand positioning and unlock data-driven insights across the organization.

Donald H. McCree III Chair of Commercial Banking

Overall Target Achievement Level			Target Variable Compensation			2025 Performance Year Compensation
						Variable		Salary		Total Comp
102.4%		x	$4,100,000		=	$4,200,000	+	$700,000	=	$4,900,000

Year	Base Salary		Variable Compensation							Total Compensation
			Cash Bonus	RSUs		PSUs		Total
2025	$700,000		$1,050,000	$3,150,000		$—		$4,200,000		$4,900,000
2024	$700,000		$962,500	$1,058,750		$1,828,750		$3,850,000		$4,550,000
2023	$700,000		$875,000	$962,500		$1,662,500		$3,500,000		$4,200,000

Key Achievements

•Executed a comprehensive Commercial Bank reorganization and leadership transition to position the business for growth, enhance client service, ensure leadership continuity, and improve operational effectiveness.
•Won new businesses in our expansion markets and continued to expand our middle market teams in Florida and California to build on the success of our Mid-Corporate business in those states and expanded our presence in New York Metro to fuel opportunistic investment banking fee generation, aligned with the expansion of the Private Bank and Wealth while driving the OneCitizens approach across the enterprise.
•Earned record capital markets fees with growth driven by equities and syndications, produced steady growth in cash management despite market volatility and challenged markets, substantially repositioned our balance sheet and redeployed capital to higher returning clients to unlock new fees and revenue opportunities while improving the average loan-to-deposit ratio, and aggressively managed our commercial real estate exposure and improved credit metrics to drive quality originations in 2026.
•Continued to leverage technology and data to drive delivery excellence, operational efficiency, and a differentiated client experience unlocking scalability and resilience across the bank (including the comprehensive artificial intelligence program rollout, refreshed digital plan, and unified client portal experience strategy), and integrated Enterprise Payments into Treasury Solutions while continuing to refine the Company's payments strategy, streamlining operations, elevating client experience, and enabling payments innovation.

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Compensation Matters

Theodore Swimmer Executive Vice President and Head of Commercial Banking

Overall Target Achievement Level			Target Variable Compensation			2025 Performance Year Compensation
						Variable		Salary		Total Comp
102.0%		x	$3,700,000		=	$3,775,000	+	$650,000	=	$4,425,000

Year	Base Salary		Variable Compensation							Total Compensation
			Cash Bonus	RSUs		PSUs		Total
2025	$650,000		$1,321,250	$1,226,875		$1,226,875		$3,775,000		$4,425,000

Key Achievements

•Executed the Commercial Banking leadership transition and senior leadership restructuring with minimal personnel disruptions and built relationships across the business within the local markets as well as with investors, equity analysts, and regulators.
•Earned strong Capital Markets fee revenue despite a challenging year of macroeconomic and geopolitical volatility that was driven by growth in debt and equity products and offset by lower global market and M&A activities. Built a strong M&A pipeline for 2026 with several large mandates already secured as our corporate finance and M&A teams worked together to find more opportunities to bring value to both corporate and sponsor companies.
•Contributed to our record year in debt capital markets, maintaining our league table position in the middle market and building a strong pipeline for 2026, and in equities where our combination of corporate finance, research, and M&A has differentiated the business and yielded success despite delays due to the government shutdown.
•Continued to execute our balance sheet strategy of exiting unprofitable clients and deploying capital to higher value relationships, grew the number of left leads in corporate credit with significant growth in client fees despite lower deal activity and subscription line financing utilization, and transitioned Asset Finance to a fee business focused on supporting lead relationships, especially in the private capital world.

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Other Compensation and Benefits
Severance
Each of our active NEOs is party to an employment agreement that sets forth their respective compensation and benefits, including severance benefits available in certain circumstances. For details, see “—Termination of Employment and Change of Control” below.
Nonqualified Deferred Compensation Plan
The CFG Voluntary Executive Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan") was adopted effective January 1, 2009 and does not offer any matching contributions or provide for above-market earnings. During 2025, Mr. Van Saun was the only NEO who participated in the Deferred Compensation Plan. For a description of the material terms of this deferred compensation plan, see the narrative following the 2025 Nonqualified Deferred Compensation table below.
Pension Plan
The CFG Pension Plan (the "Pension Plan"), a tax-qualified non-contributory defined benefit pension plan, was closed to new participants effective January 1, 2009. Benefit accruals for all participants were frozen effective December 31, 2012. Mr. Coughlin has a benefit under this plan because he was hired prior to 2009. For a description of the material terms of the Pension Plan, see the narrative following the 2025 Pension Benefits table below.
401(k) Plan
We maintain a qualified defined contribution 401(k) plan for all of our colleagues. Colleagues may defer up to 50% of their eligible pay to the plan subject to Internal Revenue Code limits. After colleagues have completed one full year of service, colleague contributions are matched at 100% up to an overall limit of 4% and colleagues receive an additional non-elective Company contribution equal to 1.5% of eligible earnings, subject to limits set by the Internal Revenue Service. Our NEOs participate in our 401(k) plan on the same basis as colleagues generally.
Health and Welfare Benefit Plans
NEOs are eligible to participate in Company-sponsored benefit programs, which are offered to them on the same terms and conditions as to colleagues generally, including medical, dental, vision, life, and short-term and long-term disability plans.
Perquisites and Other Benefits
We provide our executives with financial planning services if desired by the executives. Executives are also covered by relocation and matching charitable contribution programs that generally cover all colleagues, but at increased benefit levels.
Mr. Van Saun uses a Company car, including for travel between his home and his primary office location so that he can most efficiently use that time for business purposes. Mr. Van Saun also has a $100,000 annual allowance relating to his personal use of the Company aircraft. The full incremental cost to the Company of Mr. Van Saun’s personal use of the aircraft has been reflected in the “All Other Compensation” column of the 2025 Summary Compensation Table. In addition, Mr. Van Saun's spouse accompanied him on three business trips during 2025 on the Company aircraft, which did not result in an incremental cost to the Company.

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Compensation Governance
Overview
Below is an overview of the governance policies and practices underlying our executive compensation program.

What We Do	What We Don't Do

   Pay for performance. A significant portion of our executives’ compensation is granted in the form of awards that are earned based on a combination of Company, divisional, and individual performance.
   Variable compensation funding and executive compensation awards dependent on risk performance indicators. Our overall variable compensation funding as well as individual executive compensation awards are determined based on a number of key performance indicators, including, but not limited to, risk performance.
   Pay subject to clawback. In addition to clawback required by law, we have a broad-based process through which events having a material adverse impact on the Company are reviewed for potential impact on compensation (including clawback or forfeiture), including risk-based events.
   Robust compensation plan governance. Our compensation plans are subject to a robust governance process that involves review by control partners, including risk, legal, human resources, and finance. The plans are subject to an annual risk review, which is conducted by an independent third-party every three years to ensure impartiality and alignment with market practice and regulatory expectations.
   Stock ownership and retention guidelines. Our executives and directors are subject to stock ownership and retention guidelines.
   Annual say-on-pay vote. We submit our executive compensation to an annual say-on-pay vote in order to ensure timely feedback from shareholders.
   Shareholder engagement. We proactively engage with key shareholders to solicit their feedback on various topics, including executive compensation.
   Independent compensation consultant. The Compensation and HR Committee engages an independent compensation consultant, who is not otherwise engaged by management.

   No single trigger vesting of equity awards or cash payments. We do not provide for any single trigger vesting of equity awards or severance payments upon a change of control. Vesting and payments require a subsequent termination without cause or resignation with good reason.
   No tax gross-ups. We do not offer tax gross-ups on executive benefits other than in connection with our relocation program, which provides a gross-up to all colleagues receiving this benefit. In addition, we do not provide for excise tax gross-ups upon a change of control.
   Prohibition against hedging and pledging. We prohibit executive officers, colleagues, and directors from hedging or pledging Company securities.
   Dividend equivalents not paid on unearned or unvested units. Dividend equivalents are accrued but not paid until restricted stock units and performance stock units are earned and become vested.
   Our equity plan prohibits option repricing and liberal share recycling. Our equity plan does not allow for repricing or buy-out of underwater options or liberal share recycling and generally imposes a minimum vesting period of 12 months for awards.

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Clawback and Forfeiture Process
The Company maintains a firm-wide process through which certain events (referred to as “Trigger Events”) are reviewed to determine whether they should have an impact on a colleague’s compensation from previous years or for the current year. This process applies to all of our colleagues, including our NEOs. The Accountability Review Panel (“ARP”) consists of the direct reports to our CEO, with our Chief Risk Officer serving as chair, and meets on a regular basis to consider whether specific Trigger Events should result in compensation adjustments for involved colleagues. Trigger Events include not only financial restatements, but also other events having a material impact on the Company that have arisen as a result of certain colleague behavior, including failure to consider risk adequately. Potential actions by the ARP include current-year compensation adjustments, forfeiture of unvested awards (including with respect to all time-based vesting awards), or clawback.
Effective December 1, 2023, the Company adopted the Citizens Financial Group, Inc. Clawback Policy (the "Clawback Policy"). Under the Clawback Policy, the Company is required to recover reasonably promptly the amount of erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under securities laws. The Clawback Policy is in addition to the ARP process described above, pursuant to which a broader set of consequences may be imposed under a broader set of circumstances.
Executive and Director Stock Ownership and Retention Guidelines
The Company maintains stock ownership and retention guidelines in order to align further the long-term interests of our executives and directors with those of our shareholders. Our stock ownership guidelines require that our executives and non-employee directors hold shares having an aggregate value equal to a multiple of annual base salary or cash retainer, as applicable, as reflected below. In June 2024, the stock ownership requirement applicable to Mr. Coughlin was increased to six times base salary, consistent with the requirement applicable to Mr. Van Saun.

Position	Multiple of Salary
Chief Executive Officer and President	6x salary
Other Executive Committee Members	3x salary
Other Section 16 Officers	1x salary
Non-Employee Directors	5x cash retainer
Shares that count for purposes of the ownership guidelines include: (i) shares owned directly (including shares purchased on the open market, shares obtained through option exercises or the vesting or settlement of restricted stock, RSUs, or PSUs (as applicable), or shares otherwise owned directly or held through a broker in individual brokerage accounts); (ii) shares owned indirectly through a trust of which the executive or director is a beneficial owner and shares held in a trust for an immediate family member, provided the executive or director retains investment control; (iii) shares or awards for which receipt has been deferred (including shares held through a 401(k) plan maintained by the Company, shares purchased under the employee stock purchase plan, unvested RSUs and any shares or units held through a deferred compensation plan maintained by the Company); and (iv) restricted stock and unvested RSUs that may only be settled in shares and that are subject to time-based vesting conditions only. Unexercised options (whether vested or unvested), performance awards (including performance-based restricted stock and performance-based units), and unvested RSUs that may only be settled in cash would not count towards the satisfaction of these guidelines.
Executives and directors have five years from the date they become subject to these guidelines to reach their ownership requirements. In addition, executives are required to hold 50% of the net shares acquired as a result of settlement of compensatory awards until they are in compliance with the applicable ownership requirement. For directors, their RSU awards are subject to mandatory deferral of settlement until they cease to serve on the board and, accordingly, cannot be sold during their service. As of December 31, 2025, each of our NEOs and directors was in compliance with the applicable ownership requirement.

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Prohibition on Hedging and Pledging
We prohibit our colleagues and directors, including our NEOs and other executive officers, from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or offset a decrease in the market value of the Company’s equity securities or pledging their ownership in our securities (including equity-based awards), which would undermine the risk alignment embedded in our executive compensation program.
Peer Group
We seek to maintain a competitive level and mix of pay for our executives. As part of our process, we review the level and mix of compensation paid to executives in similar positions at our peer companies. Although the Compensation and HR Committee refers to market data as a reference point in establishing NEO target compensation and to understand whether our pay practices remain competitive, we do not benchmark a specific percentile for executive compensation.
The Compensation and HR Committee reviews the compensation peer group annually in consultation with its compensation consultant, with the Compensation and HR Committee making any adjustments to the peer group based on the advice of management and its compensation consultant. The peer group consists of companies with which the Company competes for talent, customers, and shareholder investments, and which are generally similar in size and business mix.
The Compensation and HR Committee determined that the below peer group remained appropriate in 2025. Effective as of 2026, Zions Bancorporation has replaced Comerica Corporation in our financial and compensation peer groups following its acquisition by Fifth Third Bancorp.

Comerica Corporation	KeyCorp	Regions Financial Corporation
Fifth Third Bancorp	M&T Bank Corporation	Truist Financial
Huntington Bancshares	PNC Financial Services Group	U.S. Bancorp
The below chart represents the Company's position relative to companies in our peer group with regard to asset size as of December 31, 2025 and total revenue during the 2025 fiscal year.
Compensation Consultant
The Compensation and HR Committee retained CAP to provide guidance and advice on compensation-related matters during 2025. CAP has been directly selected and retained by the Compensation and HR Committee to provide a broad set of services pertaining to the compensation of our executives and our directors. The Compensation and HR Committee does not engage CAP for any additional services outside of executive and director compensation consulting and it is not separately engaged by management for any services. The Compensation and HR Committee conducts an annual assessment of potential conflicts of interest, considering various factors including the six factors mandated by the NYSE rules, and it has not identified any conflicts or risk with respect to independence relating to CAP's services. In addition, management retains AON McLagan to provide market compensation data. Input from CAP and market data provided by AON McLagan are each considered by the Compensation and HR Committee when making executive compensation decisions.

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Insider Trading Policies and Procedures
We maintain an insider trading policy designed to promote compliance with insider trading laws, rules, regulations, and applicable listing standards. The policy prohibits directors, officers, employees, and consultants, as well as certain family members, others living in the covered person’s household, entities whose transactions in shares of our common stock are subject to his or her influence or control, and the Company itself, from trading in our common stock or other securities (or securities of any other company with which the Company does business) while in possession of material nonpublic information, other than in connection with a Rule 10b5-1 plan adopted in compliance with our insider trading policy. In addition, before any of our directors or executive officers engages in certain transactions involving shares of our common stock, the director or executive officer must obtain pre-clearance from the Control Room and approval of the transaction from the General Counsel, or their nominated delegate. The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our Insider Trading Policy, a copy of which is included as an exhibit to the Company’s 2025 Annual Report on Form 10-K for the year ended December 31, 2025.
Process for Approval of Equity Grants
In response to Item 402(x)(1) of Regulation S-K, we do not (and did not in 2025) grant awards of stock options, stock appreciation rights, similar option-like instruments, or other equity awards in anticipation of the release of material, non-public information, nor do we time the release of material, non-public information based on equity grant dates. The Compensation and HR Committee has delegated the authority to make off-cycle equity grants under the Amended and Restated Citizens Financial Group, Inc. 2014 Omnibus Incentive Plan (the "2014 Omnibus Plan") to participants other than our executives to the Equity Committee of the Board, which is comprised of our Chairman and CEO, subject to limits established by the Compensation and HR Committee.
Tax Deductibility of Compensation
Under Section 162(m) of the Internal Revenue Code, a public company generally may not deduct compensation in excess of $1 million paid to its CEO and other covered officers. The Company does not specifically consider this limitation in determining executive compensation.
Compensation and HR Committee Interlocks and Insider Participation
None of the members of the Compensation and HR Committee who served during 2025 is a current or former officer or employee of the Company or any of our subsidiaries. No Company executive officer served on the compensation committee of another entity that employed an executive officer who also served on our Board. No Company executive officer served as a director of an entity that employed an executive officer who also served on our Compensation and HR Committee.
Compensation and HR Committee Report
The Compensation and HR Committee has reviewed and discussed the CD&A included in this proxy statement with members of management, and based on such review and discussions, the Compensation and HR Committee recommended to the Board that the CD&A be included in this proxy statement.
The Compensation and Human Resources Committee
Edward J. Kelly III (Chair)
William P. Hankowsky
Michele Siekerka
Christopher J. Swift
Marita Zuraitis

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Executive Compensation Tables
2025 Summary Compensation Table
This 2025 Summary Compensation Table reflects the compensation of our NEOs in accordance with SEC reporting rules, which require that cash awards be disclosed in the year earned and that equity grants be disclosed in the year of grant (regardless of whether they were earned for performance during that year or the prior year). Stock awards granted to Mr. Woods during 2025 were forfeited, along with other awards held by him, following his departure from the Company in August 2025.

Name and Principal Position	Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Bruce Van Saun, Chairman and Chief Executive Officer	2025	1,487,000	2,840,750	8,045,370	—	140,800	12,513,920
	2024	1,487,000	2,590,750	6,392,986	—	160,060	10,630,796
	2023	1,487,000	2,097,000	7,345,937	—	145,334	11,075,271
Aunoy Banerjee, Executive Vice President and Chief Financial Officer(1)	2025	110,385	1,050,000	3,499,980	—	11,250	4,671,615
Brendan Coughlin, President, Head of Consumer, Private Banking and Wealth	2025	700,000	1,450,000	2,872,474	7,252	34,700	5,064,426
	2024	691,346	2,925,000	12,877,081	0	24,581	16,518,008
	2023	625,000	812,500	2,002,526	8,727	18,150	3,466,903
Donald H. McCree III, Chair of Commercial Banking(2)	2025	700,000	1,050,000	2,988,932	—	30,250	4,769,182
	2024	700,000	962,500	2,667,515	—	30,175	4,360,190
	2023	700,000	875,000	2,870,888	—	36,670	4,482,558
Theodore Swimmer, Executive Vice President and Head of Commercial Banking(2)	2025	556,731	1,321,250	2,321,424	—	44,250	4,243,655
John F. Woods, Former Chief Financial Officer(1)	2025	457,692	—	2,950,128	—	48,594	3,456,414
	2024	700,000	950,000	8,938,986	—	61,273	10,650,259
	2023	700,000	887,500	2,870,888	—	49,307	4,507,695
Christopher Emerson, Former Interim Chief Financial Officer(1)	2025	425,000	360,950	291,784	—	19,250	1,096,984
(1)Mr. Woods ceased to serve as our Chief Financial Officer as of August 15, 2025 when he left the Company. Mr. Emerson was appointed as our Interim Chief Financial Officer upon Mr. Woods' departure and served in that role until Mr. Banerjee joined the Company on October 24, 2025. Once Mr. Banerjee joined the Company, Mr. Emerson continued in his role as Head of Corporate Planning and Enterprise Finance and continues to serve in that role. Base salary reflected for Mr. Banerjee reflects the amount earned during his service in 2025, based on his annualized salary of $700,000.
(2)Effective as of October 7, 2025, Mr. Swimmer was appointed as Executive Vice President and Head of Commercial Banking. As of that same date, Mr. McCree transitioned from the role of Senior Vice Chair and Head of Commercial Banking into the role of Chair of Commercial Banking until his retirement in March 2026. In connection with Mr. Swimmer's promotion, his base salary increased to $650,000; the amount reflected in the base salary for Mr. Swimmer reflects total base salary earned during 2025.
(3)Amounts in this column reflect the cash portion of annual variable compensation awards for the 2025, 2024, and 2023 performance years. The 2025 amount in this column for Mr. Banerjee also includes the vesting and payout of one tranche ($375,000) of the cash buy-out award granted to him in connection with joining the Company, as consideration for the forfeiture of cash awards granted by his

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former employer that were forfeited in connection with his resignation. This award vests ratably over four years (2025-2028). The 2024 amount in this column for Mr. Coughlin includes the cash portion of the Leadership Succession Award paid to him in June 2024 ($2 million). The 2024 amount in this column for Mr. Woods has been restated to remove the cash portion of the Leadership Succession Award paid to him in June 2024 ($1 million), which he subsequently repaid in full following his resignation as required under the terms of the award. Mr. Van Saun elected to defer 50% of the cash portion of his 2025 variable compensation ($1,420,375 out of $2,840,750) pursuant to the Deferred Compensation Plan, which is discussed in the narrative following the 2025 Nonqualified Deferred Compensation table.
(4)Amounts in this column for 2025 reflect the aggregate grant date fair value of RSUs and PSUs granted in March 2025 (as part of 2024 performance year compensation). For Mr. Banerjee, amounts include an RSU buy-out award granted to Mr. Banerjee in connection with his joining the Company, as consideration for the forfeiture of equity awards granted by his former employer that were forfeited in connection with his resignation. This award vests ratably over four years (2026-2029). The fair value of awards has been calculated in accordance with FASB ASC 718, using the valuation methodology and assumptions set forth in Note 16 to the Company’s 2025 Annual Report on Form 10-K for the year ended December 31, 2025, which are incorporated herein by reference.
For PSUs granted in 2025, the amounts above were calculated based on the probable outcome of the performance conditions as of the service inception date, and represent the value of the target number of units granted consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the service inception date under FASB ASC 718. Maximum payout level for the 2025 PSUs is 150% of target. For the 2025 PSUs, at the maximum payout level values would be the following: Mr. Van Saun $7,793,321; Mr. Coughlin $2,782,511; Mr. McCree $2,895,315; Mr. Swimmer $1,788,050; and Mr. Woods $2,857,730. For a breakdown of all awards granted during 2025, see the 2025 Grants of Plan-Based Awards table.
(5)The only NEO eligible to participate in our Pension Plan is Mr. Coughlin, as his employment with the Company began in 2005 before the plan was closed. During the period of January 1, 2025 to December 31, 2025, the pension value for Mr. Coughlin increased by $7,252. This includes an increase of $2,263 due to changes in assumptions underlying the present value calculations and an increase of $4,989 due to the effect of Mr. Coughlin being one year closer to his assumed retirement age. See commentary following the 2025 Pension Benefits table for more details on the assumptions used to determine the present value.
(6)The below table reflects 2025 amounts included as “All Other Compensation” for each NEO. For Mr. Van Saun, the “Other” column in the below table includes the value attributable to personal use of the Company car ($16,012) and financial planning services ($24,000). The cost associated with personal use of the Company car by Mr. Van Saun has been calculated based on variable vehicle costs (including maintenance, fuel, and tolls), variable driver costs (overtime and bonus), and the percentage of miles driven for personal versus business use. The cost associated with personal use of the Company aircraft by Mr. Van Saun has been calculated based on average hourly variable costs to operate the aircraft (including fuel, warranty costs, landing fees, and mechanical expenses) and an average daily crew expense rate. In addition, during 2025 Mr. Van Saun’s spouse accompanied him on three business trips on the Company aircraft; however, no amount is included below related to those trips because there was no incremental cost to the Company. The amount in the "Other" column for Mr. Woods reflects the value of financial planning services provided before his resignation.

Name	401(k) Company Contribution ($)	Charitable Matching Contribution ($)	Personal Use of Aircraft ($)	Other ($)	Total ($)
Bruce Van Saun	19,250	50,000	31,538	40,012	140,800
Aunoy Banerjee	—	11,250	—	—	11,250
Brendan Coughlin	19,250	15,450	—	—	34,700
Donald H. McCree III	5,250	25,000	—	—	30,250
Theodore Swimmer	19,250	25,000	—	—	44,250
John F. Woods	19,250	17,500	—	11,844	48,594
Christopher Emerson	19,250	—	—	—	19,250

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Compensation Matters
2025 Grants of Plan-Based Awards

Name	Grant Date		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
			Threshold (#)	Target (#)	Maximum (#)
Bruce Van Saun	3/1/2025	(2)	—	—	—	62,264	2,849,823
	3/1/2025	(3)	53,773	107,546	161,319	—	5,195,547
Aunoy Banerjee	10/27/2025	(4)	—	—	—	67,424	3,499,980
Brendan Coughlin	3/1/2025	(2)	—	—	—	22,230	1,017,467
	3/1/2025	(3)	19,199	38,398	57,597	—	1,855,007
Donald H. McCree III	3/1/2025	(2)	—	—	—	23,131	1,058,706
	3/1/2025	(3)	19,977	39,955	59,932	—	1,930,226
Theodore Swimmer	3/1/2025	(2)	—	—	—	24,675	1,129,375
	3/1/2025	(3)	12,337	24,675	37,012	—	1,192,049
John F. Woods	3/1/2025	(2)	—	—	—	22,831	1,044,975
	3/1/2025	(3)	19,718	39,436	59,154	—	1,905,153
Christopher Emerson	3/1/2025	(2)	—	—	—	6,375	291,784
(1)Amounts in this column reflect the grant date fair value of awards calculated in accordance with FASB ASC 718, using the valuation methodology and assumptions set forth in Note 16 to the Company’s 2025 Annual Report on Form 10-K for the year ended December 31, 2025, which are incorporated herein by reference. For PSUs, the amounts above were calculated based on the probable outcome of the performance conditions as of the service inception date and represent the target number of units, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the service inception date under FASB ASC 718.
(2)Represents RSUs granted under the 2014 Omnibus Plan in 2025 for performance year 2024 that vest ratably over three years. Cash dividends on unvested RSUs are accrued during the vesting period, but are paid only if and when the awards vest.
(3)Represents PSUs granted under the 2014 Omnibus Plan in 2025 for performance year 2024, with ultimate payouts to be based half on ROTCE and half on EPS in addition to a +/-20% relative TSR modifier, in each case during the performance period of 2025-2027 and with an overall maximum payout of 150% of target. Cash dividends on unvested PSUs are accrued during the vesting period, but are paid only if and when the awards vest.
(4)Represents an RSU buy-out award granted to Mr. Banerjee in connection with his joining the Company, as consideration for the forfeiture of equity awards granted by his former employer that were forfeited in connection with his resignation. This award vests ratably over four years (2026-2029). Cash dividends on unvested RSUs are accrued during the vesting period, but are paid only if and when the awards vest.

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Outstanding Equity Awards at 2025 Fiscal Year-End
The following table shows, for each NEO, the outstanding equity awards held as of December 31, 2025. In connection with Mr. Woods' resignation in August 2025, he forfeited all outstanding equity awards, including his RSU and PSU Leadership Succession Awards. In addition, he repaid to the Company his one million dollar cash Leadership Succession Award.

Name		Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Bruce Van Saun
2023 RSUs	(2)	20,753	1,212,183	—	—
2023 PSUs	(3)	89,433	5,223,782	—	—
2024 RSUs	(4)	48,618	2,839,777	—	—
2024 PSUs	(5)	—	—	157,456	9,197,005
2025 RSUs	(6)	62,264	3,636,840	—	—
2025 PSUs	(7)	—	—	107,546	6,281,762
Aunoy Banerjee
2025 RSUs	(8)	67,424	3,938,236	—	—
Brendan Coughlin
2023 RSUs	(2)	5,657	330,425	—	—
2023 PSUs	(3)	24,379	1,423,977	—	—
2024 RSUs	(4)	18,838	1,100,328	—	—
2024 PSUs	(5)	—	—	61,007	3,563,419
2024 RSUs	(9)	115,975	6,774,100	—	—
2024 PSUs	(10)	—	—	217,453	12,701,430
2025 RSUs	(6)	22,230	1,298,454	—	—
2025 PSUs	(7)	—	—	38,398	2,242,827
Donald H. McCree III
2023 RSUs	(2)	8,110	473,705	—	—
2023 PSUs	(3)	34,951	2,041,488	—	—
2024 RSUs	(4)	20,286	1,184,905	—	—
2024 PSUs	(5)	—	—	65,700	3,837,537
2025 RSUs	(6)	23,131	1,351,082	—	—
2025 PSUs	(7)	—	—	39,955	2,333,772
Theodore Swimmer
2023 RSUs	(2)	7,209	421,078	—	—
2023 PSUs	(3)	17,259	1,008,098	—	—
2024 RSUs	(4)	20,550	1,200,326	—	—
2024 PSUs	(5)	—	—	38,531	2,250,596
2024 RSUs	(11)	37,938	2,215,959	—	—
2025 RSUs	(6)	24,675	1,441,267	—	—
2025 PSUs	(7)	—	—	24,675	1,441,267
John F. Woods		—	—	—	—
Christopher Emerson
2023 RSUs	(2)	1,635	95,500	—	—
2024 RSUs	(4)	4,822	281,653	—	—
2024 RSUs	(11)	9,484	553,960	—	—
2025 RSUs	(6)	6,375	372,364	—	—
(1)The values in these columns have been calculated by multiplying the number of shares outstanding as of December 31, 2025 by $58.41, which was the closing price of a Company share on the NYSE on December 31, 2025.

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(2)These amounts reflect RSUs granted in March 2023 for the 2022 performance year under the 2014 Omnibus Plan, the last installment of which vested on March 1, 2026.
(3)These amounts reflect PSUs granted in March 2023 for the 2022 performance year under the 2014 Omnibus Plan, which vested in a single installment on March 1, 2026 following the end of the three-year performance period of January 1, 2023 through December 31, 2025, based half on ROTCE and half on EPS in addition to a +/-20% relative TSR modifier. For more detail, see “Compensation Discussion and Analysis—Elements of Our Compensation Program—Variable Compensation Mix.” The Compensation and HR Committee approved the achievement level for these awards in February 2026, as described earlier in "Compensation Discussion and Analysis—Elements of Our Compensation Program—Performance Stock Units—Performance Outcome for 2023 PSUs," with actual performance levels reflected.
(4)These amounts reflect RSUs granted in March 2024 for the 2023 performance year under the 2014 Omnibus Plan, which had two remaining equal installments scheduled to vest on March 1, 2026, and 2027.
(5)These amounts reflect PSUs granted in March 2024 for the 2023 performance year under the 2014 Omnibus Plan, which are scheduled to vest on March 1, 2027 following the end of the three-year performance period of January 1, 2024 through December 31, 2026, based half on ROTCE and half on EPS in addition to a +/-20% relative TSR modifier. For more detail, see “Compensation Discussion and Analysis—Elements of Our Compensation Program—Variable Compensation Mix.” Based on performance through December 31, 2025, amounts in this row reflect overall 125% of target level of performance, with maximum performance level reflected for ROTCE and target performance level reflected for EPS, and which incorporates the impact of the TSR modifier (+20% based on TSR through December 31, 2025).
(6)These amounts reflect RSUs granted in March 2025 for the 2024 performance year under the 2014 Omnibus Plan, which had three remaining equal installments scheduled to vest on March 1, 2026, 2027, and 2028.
(7)These amounts reflect PSUs granted in March 2025 for the 2024 performance year under the 2014 Omnibus Plan, which are scheduled to vest on March 1, 2028 following the end of the three-year performance period of January 1, 2025 through December 31, 2027, based half on ROTCE and half on EPS in addition to a +/-20% relative TSR modifier. For more detail, see “Compensation Discussion and Analysis—Elements of Our Compensation Program—Variable Compensation Mix.” Based on performance through December 31, 2025, amounts in this row reflect overall 100% of target level of performance, with maximum performance level reflected for ROTCE and threshold performance level reflected for EPS, and which incorporates the impact of the TSR modifier (+20% based on TSR through December 31, 2025).
(8)This amount reflects an RSU buy-out award granted to Mr. Banerjee in connection with him joining the Company, as consideration for the forfeiture of awards granted by his former employer that were forfeited in connection with his resignation. This award vests in four installments on November 1, 2026, 2027, 2028, and 2029.
(9)This amount reflects LSA RSUs granted in June 2024 under the 2014 Omnibus Plan, which will vest in a single installment on June 13, 2027.
(10)This amount reflects LSA PSUs granted in June 2024 under the 2014 Omnibus Plan, which will vest in a single installment on June 13, 2027 following the end of the three-year performance period of January 1, 2024 through December 31, 2026, based half on ROTCE and half on EPS in addition to a +/-20% relative TSR modifier. Based on performance through December 31, 2025, amounts in this row reflect overall 125% of target level of performance, with maximum performance level reflected for ROTCE and target performance level reflected for EPS, and which incorporates the impact of the TSR modifier (+20% based on TSR through December 31, 2025).
(11)This amount reflects RSUs granted in 2024 under the 2014 Omnibus Plan, which will vest in a single installment on March 1, 2027.
Stock Vested in 2025

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Bruce Van Saun	138,536	6,340,793
Aunoy Banerjee	—	—
Brendan Coughlin	35,420	1,621,173
Donald H. McCree III	52,240	2,391,025
Theodore Swimmer	39,141	1,791,484
John F. Woods	50,471	2,310,058
Christopher Emerson	5,350	244,870
(1)Amounts reflect Company shares issued under the 2014 Omnibus Plan in connection with the vesting of equity-based awards in 2025.
(2)The values reflected in this column were calculated by multiplying the number of shares that vested by the closing price of a Company share on the NYSE on each applicable vesting date during 2025.

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2025 Pension Benefits

Name	Plan Name	Number of Years Credited Service(2)	Present Value of Accumulated Benefits($)(3)
Brendan Coughlin(1)	CFG Pension Plan	8.3553	94,570
(1)Mr. Coughlin is the only NEO eligible to participate in the Pension Plan, as he joined the Company in 2005 before the plan was closed.
(2)After December 31, 2012, there were no further benefit accruals under the Pension Plan. Therefore, an eligible colleague’s actual years of service may be more than such colleague’s years of credited service under the Pension Plan.
(3)For Mr. Coughlin, the present value of accumulated benefits on December 31, 2025 was calculated using the same actuarial assumptions used by the Company for GAAP financial reporting purposes, except where different assumptions are required. The following are the key assumptions used: (i) a discount rate of 5.57%; (ii) a retirement age of 62, as required (the earliest unreduced retirement age under the Pension Plan); (iii) a mortality assumption reflecting generational mortality improvement using Scale MP-2021 for males; and (iv) no pre-retirement decrements, as required.
We sponsor the Pension Plan, which is a non-contributory defined benefit pension plan that is qualified under Section 401(a) of the Code. The Pension Plan was closed to new hires and re-hires effective January 1, 2009 and benefit accruals for all participants were frozen effective December 31, 2012. Regular full-time and part-time colleagues of the Company who were hired before January 1, 2009 and completed one year of service were eligible for benefits under the Pension Plan.
The benefit under the Pension Plan for colleagues is currently calculated using a formula based on a colleague’s “average gross compensation” (defined under the Pension Plan as a participant’s average eligible compensation during five years of employment (whether or not consecutive) prior to December 31, 2012 yielding the highest average), subject to limitations imposed by the Internal Revenue Service. Eligible compensation generally includes all taxable compensation, other than certain equity-based and non-recurring amounts. The formula generally provides for a benefit of 1% of average gross compensation multiplied by each year of the participant’s credited service, with such benefit percentage varying depending on the colleague’s hire date and retirement date, as specified under the Pension Plan. Benefits under the Pension Plan are generally payable in the form of a monthly annuity, though benefits under the Pension Plan may be received as a lump sum payment.
A participant’s pension benefit under the Pension Plan vests in full upon the earlier of completion of five years of service or the attainment of normal retirement date. Normal retirement date is the later of attainment of age 65 or the fifth anniversary of the date the participant commenced participation in the Pension Plan. Participants may begin receiving full retirement benefits on the first day of the month coincident with or immediately following the normal retirement date and may be eligible for reduced benefits if retiring after attainment of age 55 with a minimum of five years of vesting service. Participants who retire after attainment of age 55 with a minimum of twenty years of vesting service are eligible to receive unreduced retirement benefits, starting at age 62. Mr. Coughlin became a participant in the Pension Plan on September 1, 2005 and will be eligible to receive unreduced early retirement benefits under the Pension Plan commencing at age 62, provided that he remains actively employed at Citizens through age 55.

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Compensation Matters
2025 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Balance at Last FYE ($)
Bruce Van Saun(1)	1,420,375	4,885,657	33,052,701
Aunoy Banerjee	—	—	—
Brendan Coughlin(1)	—	33,239	188,562
Donald H. McCree III	—	—	—
Theodore Swimmer	—	—	—
John F. Woods	—	—	—
Christopher Emerson	—	—	—
(1)The material terms of the Deferred Compensation Plan are described in the narrative below. Executive contributions by Mr. Van Saun in the last fiscal year include the deferred portion of his 2025 variable compensation paid in cash during 2025 ($1,420,375 which is included in the “Bonus” column of the 2025 Summary Compensation Table). Mr. Van Saun’s aggregate balance at last fiscal year-end includes $18,424,801, which has been reported as compensation in summary compensation tables for previous years. Mr. Coughlin had no contributions during the last fiscal year. Mr. Coughlin’s aggregate balance at last fiscal year-end includes $12,500 that was reported as compensation in the 2021 Summary Compensation Table.
(2)For Messrs. Van Saun and Coughlin, the amounts in this column reflect the earnings on their deferred compensation plan accounts during 2025.
We sponsor the Deferred Compensation Plan, which does not offer any matching contributions or provide for above-market earnings. During 2025, Mr. Van Saun was the only NEO who contributed to the plan and he elected to defer 50% of the cash portion of his 2025 cash variable compensation award.
Plan eligibility is limited to colleagues who have total compensation equal to or exceeding the Code Section 401(a)(17) limit for the relevant plan year. Participants are permitted to defer between 1% and 80% of their base salary and/or annual cash bonus. Participants select the allocation of their accounts among investment indices available under the plan. Our Board has the power to amend the plan at any time, as long as the amount accrued to the date of amendment in any account under the plan is not decreased or otherwise restricted. In addition, following a termination of employment, participants in the Deferred Compensation Plan are entitled to receive amounts that have been deferred under that plan.

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Compensation Matters
Termination of Employment and Change of Control
We have entered into an employment agreement with each of our NEOs (except for Former Interim CFO Christopher Emerson), the material terms of which are summarized below, including severance provisions. In addition, the treatment of equity-based awards held by our NEOs upon a termination of employment and change of control are summarized below.
Mr. Woods ceased to be employed by the Company on August 15, 2025 following his voluntary resignation, and did not receive any cash or other benefits in connection with his departure from the Company. In addition, all of Mr. Woods' outstanding equity awards (including RSU and PSU Leadership Succession Awards) were forfeited in connection with the separation of his employment, and he was required to repay to the Company the one million dollar cash Leadership Succession Award.
Equity Awards
Equity awards granted under the 2014 Omnibus Plan to our NEOs have the following treatment upon termination of employment. Provisions relating to the treatment of Bruce Van Saun’s equity-based awards upon termination of employment (including following a change of control of the Company) are included below in the description of his employment agreement.
Termination of Employment
RSU Awards – If a participant’s employment with the Company is terminated by the Company without “cause” (as defined in award agreements), or by reason of “disability” or “retirement” (as defined in award agreements), vesting and settlement of awards would continue as originally scheduled subject to the participant not engaging in “detrimental activity” (as defined in award agreements), or “competitive activity” (as defined in award agreements) in the case of disability or retirement, during the remaining vesting period. However, off-cycle RSUs would be forfeited upon the retirement of a participant. If a participant voluntarily resigns or is terminated by the Company for cause, unvested awards would be forfeited. All unvested awards would become vested in the event of a participant's death.
PSU Awards – In the event of a termination by reason of disability or retirement, awards would continue to vest in accordance with the original schedule, subject to achievement of actual performance, provided the participant does not engage in detrimental activity or competitive activity. However, off-cycle PSUs would be forfeited upon the retirement of a participant. In the event of an involuntary termination by the Company of the participant without cause, awards would continue to vest in accordance with the original schedule subject to achievement of actual performance, provided that the termination does not occur prior to the first anniversary of the performance period start date and the participant does not engage in detrimental activity. If the termination occurs prior to the first anniversary of the performance period start date or the participant engages in detrimental activity, awards would be forfeited. If a participant voluntarily resigns or is terminated for cause, unvested awards would be forfeited. Awards will become vested at target in the event of a participant's death.
Change of Control
In the event of a “change of control” (as defined in the 2014 Omnibus Plan and summarized below), except as otherwise provided in the applicable award agreement, the Compensation and HR Committee may provide for:
•continuation or assumption of outstanding awards under the 2014 Omnibus Plan by the Company (if we are the surviving corporation) or by the surviving corporation or its parent;
•substitution by the surviving corporation or its parent of awards with substantially the same terms and value as such outstanding awards under the 2014 Omnibus Plan;
•acceleration of the vesting (including the lapse of any restrictions, with any performance criteria or conditions deemed met at target) or the right to exercise outstanding awards immediately prior to the date of the change of control and the expiration of awards not timely exercised by the date determined by the Compensation and HR Committee; or
•in the case of outstanding stock options and stock appreciation rights ("SARs"), cancellation in consideration of a payment in cash or other consideration equal to the intrinsic value of the award. The Compensation and HR Committee may, in its sole discretion, terminate without the payment of any consideration, any stock options or SARs for which the exercise or hurdle price is equal to or exceeds the per share value of the consideration to be paid in the change of control transaction.

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Under the 2014 Omnibus Plan, except as otherwise provided in the applicable award agreement, change of control generally means the occurrence of one or more of the following events:
•the acquisition of more than 50% of the combined voting power of our outstanding securities (other than by an employee benefit plan or trust maintained by the Company);
•the replacement of the majority of our directors during any 12-month period;
•the consummation of our merger or consolidation with another entity (unless our voting securities outstanding immediately before such transaction continue to represent at least 50% of the combined voting power and total fair market value of the securities of the surviving entity, or if applicable, the ultimate parent thereof, outstanding immediately after such transaction); or
•the transfer of our assets having an aggregate fair market value of more than 50% of the fair market value of the Company and our subsidiaries immediately before such transfer, but only to the extent that in connection with such transfer or within a reasonable period thereafter, our shareholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the fair market value of the Company and our subsidiaries immediately before such transfer.
Upon a change of control, PSUs would be assessed to determine the actual number earned as of the date of the change of control and the earned portion would remain subject to the original time-based vesting conditions.
If within 12 months or 24 months (starting with 2024 grants) following a change of control the participant’s employment is terminated by the Company without cause or the participant resigns for “good reason” (as defined in award agreements), RSUs and PSUs would fully vest and be settled immediately following the termination.
Deferred Cash Awards
When Mr. Banerjee joined the Company, he was granted a buy-out award granted partially in RSUs (with the treatment specified above under “—Equity Awards") and partially in deferred cash. The deferred cash award is governed by an award agreement between the Company and Mr. Banerjee.
Under the terms of deferred cash buy-out awards, if a participant’s employment with the Company is terminated by the Company without “cause” (as defined in the agreement), or by reason of “disability” or “retirement” (as defined in the award agreement), vesting of awards would continue as originally scheduled subject to the participant not engaging in “detrimental activity” (as defined in the agreement), or “competitive activity” (as defined in the award agreement) in the case of disability or retirement, during the remaining vesting period. If a participant voluntarily resigns or is terminated by the Company for cause, unvested awards would be forfeited; if such termination occurs within 12 months of the participant's start date, the participant would also be required to repay to the company the net value of any portion of the award that has already vested and been paid. Unvested awards would become vested in the event of death.
A "change of control" for purposes of deferred cash buy-out awards is defined the same as for purposes of RSUs and PSUs, described above. If within 24 months following a change of control a participant’s employment is terminated by the Company without cause or the participant resigns for “good reason” (as defined in the award agreement), deferred cash awards would fully vest and be settled immediately following the termination.
Severance
The cash severance to which our NEOs are entitled in various circumstances is governed by their employment agreements, which are described below in “—Employment Agreements with Our NEOs.” In the case of Mr. Emerson, who is not party to an employment agreement providing for an entitlement to cash severance, he would be entitled to two weeks of cash severance per year of service in the event of an involuntary termination pursuant to our standard severance practice. None of our NEOs’ employment agreements provide for excise tax gross-ups in connection with a change of control.
In addition, under our general severance practice, in the event of an involuntary termination without cause the NEOs would be entitled to receive benefits under our then-existing health and welfare plans for one month at active colleague rates prior to the start of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") continuation period and would be offered outplacement services for 12 months. We may amend or terminate this practice at any time.

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Employment Agreements with our NEOs
The material terms of the agreements entered into with our NEOs are summarized below.
Employment Agreement with Mr. Van Saun
In light of UK and European remuneration regulations ceasing to apply to the Company in late 2015, we entered into an amended employment agreement with Mr. Van Saun on May 5, 2016. The Compensation and HR Committee’s objective was to put into place an arrangement that balanced its former obligations under Mr. Van Saun’s prior agreement and achieved the following positive results for the Company: (i) motivates and rewards Mr. Van Saun for the achievement of our strategic objectives; (ii) provides additional retentive value; and (iii) aligns terms and conditions more closely with US market practice.
This amended agreement had an initial five-year term that was extended automatically for a subsequent two-year term, which was scheduled to expire on May 5, 2023. In June 2021, a simple addendum to the agreement was entered into between the Company and Mr. Van Saun which extended the term of the contract beyond its scheduled expiration in May 2023 until terminated by either party. The addendum also obligates the Company to provide Mr. Van Saun six-months’ notice in the event the Company chooses to terminate his employment without cause, which is reciprocal to Mr. Van Saun’s obligation to provide six-months’ notice in the event of resignation.
Pursuant to the agreement, Mr. Van Saun is entitled to receive an annual base salary of $1,487,000 and has a target total compensation opportunity of $11.75 million, which was most recently increased in June 2025 (from $11.5 million). The form and terms of Mr. Van Saun’s variable compensation are to be determined annually by the Compensation and HR Committee. In addition, Mr. Van Saun is eligible to participate in employee benefits available to the Company’s senior executives generally.

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Under the terms of his agreement, Mr. Van Saun is also entitled to the following payments and benefits upon termination of employment in various scenarios, in each case, subject to execution and non-revocation of a release in our favor:

Termination without cause or resignation for good reason absent a change of control
Mr. Van Saun would receive a lump sum cash severance payment equal to two times his base salary and a pro-rata portion of his target cash bonus for the year of termination to be paid when cash bonuses are paid to other executives, in each case, subject to an orderly handover of duties. In addition, his outstanding unvested equity awards would continue to vest on their original schedule, with PSUs subject to achievement of actual performance and, in each case, subject to Mr. Van Saun not engaging in detrimental activity for 12 months post-termination.

Termination without cause or resignation for good reason within 24 months following a change of control ("Qualifying Change of Control Termination")
Mr. Van Saun would receive a lump sum cash severance payment equal to three times the sum of his base salary and his target cash bonus for the year of termination, plus a pro-rata portion of his target cash bonus for the year of termination. Upon the change of control, Mr. Van Saun’s PSUs would be earned at target performance level, but not accelerated. Following the subsequent qualifying termination, all of Mr. Van Saun’s outstanding equity awards would immediately vest and be paid. The agreement also includes a "net better cutback," such that if any payments or benefits to Mr. Van Saun (whether or not under the employment agreement) would be considered parachute payments pursuant to Code Section 280G, these payments and benefits would be reduced to the extent necessary to avoid triggering the excise tax under Code Section 4999 unless he would be better off (on an after-tax basis) if he received all payments and benefits due and paid all excise and income taxes. The employment agreement does not provide any gross-up for excise taxes.

Resignation without Good Reason
Mr. Van Saun would be required to provide at least six-months’ notice and effectuate an orderly handover of duties. At the time of termination, if the Company requires Mr. Van Saun to work during the notice period, the Company and Mr. Van Saun would mutually agree on how a pro-rata portion of his variable compensation for the year of termination would be payable, which would be paid out in a form excluding performance-based awards.
Because Mr. Van Saun currently meets the Company’s retirement rule (age plus years of service equals or exceeds 65, with a minimum of five years of service), his outstanding unvested equity awards would continue to vest on their original schedule, with PSUs subject to achievement of actual performance and, in each case, subject to Mr. Van Saun not engaging in competitive activity during the remaining vesting period or specified detrimental activity for 12 months post-termination. In the event that Mr. Van Saun does not retire and becomes employed by a financial services company specified in his non-compete provision, his outstanding equity awards would be forfeited.

Death
Mr. Van Saun’s estate would receive his base salary through the end of the month in which his death occurs as well as a pro-rata portion of his target cash bonus. In addition, his outstanding equity awards would immediately vest and be paid, with PSUs vesting at target level.

Disability
Mr. Van Saun would continue to receive his base salary up to the date he becomes eligible for long-term disability benefits under the Company’s plan (currently, six months from the date of disability) and, in addition, his outstanding unvested equity awards would continue to vest on their original schedule, with PSUs subject to achievement of actual performance and, in each case, subject to Mr. Van Saun not engaging in competitive activity during the remaining vesting period or specified detrimental activity for 12 months post-termination.

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Compensation Matters
Mr. Van Saun is subject to a perpetual confidentiality covenant and non-competition and non-solicitation covenants. The non-competition covenant applies for six months post-termination, concurrent with any notice period, in the event of a termination without cause or resignation for good reason. For this purpose, competitors are defined to include the following companies: J.P. Morgan Chase, Bank of America Corporation, Citigroup Inc., Wells Fargo & Company, U.S. Bancorp, Regions Financial Corporation, M&T Bank Corporation, PNC Financial Services Group, Fifth Third Bancorp, Inc., Comerica Corporation, KeyCorp, Truist Financial, Capital One Financial Corp., and TD Bank Financial Group. The non-solicitation covenant prohibits solicitation of colleagues as well as customers and prospective clients for 12 months post-termination, concurrent with any notice period, in the event of a termination without cause or resignation for good reason.
The agreement includes the following definitions of cause and good reason:
“Cause” includes: (i) any indictment for, conviction of, plea of guilty or nolo contendere by Mr. Van Saun for the commission of: (a) any felony, (b) any criminal offense within the scope of Section 19 of the Federal Deposit Insurance Act, 12 U.S.C. § 1829; or (c) a misdemeanor involving dishonesty; (ii) if Mr. Van Saun willfully commits a material breach of his obligations under his employment agreement or repeats or continues after written warning any material breach of his obligations under his employment agreement, or is, in the opinion of the Board, guilty of gross misconduct which brings him or the Company or any of its affiliates into disrepute; (iii) if Mr. Van Saun is guilty of dishonesty in the conduct of his duties under his employment agreement, gross incompetence, willful neglect of duty, or of mismanagement of his financial affairs through failure to observe the Company’s rules and procedures for the operation of bank accounts and/or borrowing; (iv) if Mr. Van Saun commits any act of bankruptcy or takes advantage of any statute for the time being in force offering relief to insolvent debtors; or (v) if, as a result of any default on the part of Mr. Van Saun, he is prohibited by law from acting as an officer of the Company or any of its affiliates.
“Good Reason” includes a material breach of the employment agreement by the Company, or a substantial diminution or other substantial adverse change, not consented to by Mr. Van Saun, in the nature or scope of his responsibilities, authorities, powers, functions or duties or in his base salary, except that removal of the role of Chairman of the Company from his duties will not amount to good reason.
Employment Agreements with Other NEOs
Each of Messrs. Banerjee, Coughlin, McCree, and Swimmer is party to an employment agreement with the Company, as was Mr. Woods prior to his departure in August 2025. Mr. Emerson entered into an offer letter when he originally joined the Company, which no longer governs the current terms of his employment, and he is not party to an employment agreement with the Company. The employment agreements with Messrs. Banerjee, Coughlin, McCree, and Swimmer generally provide for the terms of each executive’s compensation arrangement, including salary and variable compensation, vacation, and eligibility for other health and welfare benefits. Under each executive’s agreement, the executive is subject to a notice period with regard to their intent to resign (which is 120 days for Messrs. Banerjee, Coughlin, McCree, and Swimmer as it was for Mr. Woods). In addition, each of the agreements contains covenants regarding the non-solicitation of customers and colleagues that apply for 12 months following a termination of employment for any reason.
The agreements provide that the executives are entitled to a minimum payment of 26 weeks of base salary in the event they are made redundant or are terminated by the Company without “cause” (as defined in the agreements), subject to the execution and non-revocation of a release in favor of the Company. This level of severance is consistent with severance available to all executives. In addition, the agreements each provide for enhanced, double trigger severance in the event of a qualifying termination following a change of control. In the event of a termination by the Company without cause or resignation by the executive with “good reason” (as defined in the agreements) within 24 months following a change of control, they would receive severance consisting of: (i) two times the sum of current base salary and average cash bonus received during the prior three years, plus (ii) a pro-rata cash bonus for the year in which termination occurs, also based on the average cash bonus during the prior three years.

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Compensation Matters
The agreements include the following definitions of cause and good reason:
“Cause” includes (i) any conviction (including a plea of guilty or nolo contendere or entry into a pre-trial diversion program) for the commission of a felony or any conviction of any criminal offense within the scope of Section 19 of the Federal Deposit Insurance Act, 12 U.S.C. § 1829; (ii) an act of gross misconduct, fraud, embezzlement, theft or material dishonesty with the executive’s duties or in the course of employment with the Company or an affiliate; (iii) failure on the part of executive to perform his employment duties in any material respect, which is not cured to the reasonable satisfaction of the Company within 30 days after the executive receives written notice of such failure; (iv) the executive’s violation of the provisions of his employment agreement relating to non-solicitation, confidentiality, ownership of materials, duty to return Company property or intellectual property rights; or (v) the executive makes any material false or disparaging comments about the Company or any Company affiliate, or any Company or Company affiliate employee, officer, or director, or engages in any such activity which in the opinion of the Company is not consistent with providing an orderly handover of the executive’s responsibilities.
“Good Reason” includes: (i) a material diminution in the executive’s authority, duties, or responsibilities; (ii) a material diminution in the executive’s base salary other than a general reduction in base salary that affects all similarly situated colleagues; or (iii) a relocation of the executive’s principal place of employment by more than 50 miles from his current principal place of employment, unless the new principal place of employment is closer to the executive’s home address.

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Compensation Matters
Potential Payments Table
The following table summarizes estimated payments and benefits that would have been provided to our NEOs pursuant to their employment agreements, our severance practice, and the terms of outstanding awards in connection with a termination of employment under various scenarios or a change of control. The Potential Payments Table reflects estimated payments and benefits to which NEOs would be entitled under various termination scenarios and upon a change of control, in each case, assuming such event occurred on December 31, 2025, and based on the closing price of a Company share on the NYSE on December 31, 2025 ($58.41).
John Woods resigned from the Company effective as of August 15, 2025 and did not receive any cash or other benefits in connection with his departure from the Company. In addition, all of Mr. Woods's outstanding equity awards (including RSU and PSU Leadership Succession Awards) were forfeited in connection with the separation of his employment, and he was required to repay to the Company the one million dollar cash Leadership Succession Award.
For a summary of the material terms of the outstanding equity awards, the severance to which NEOs would be entitled, and the terms and conditions of our NEOs’ employment agreements, see “—Equity Awards”, “—Severance” and “—Employment Agreements with Our NEOs” above.

Name		Voluntary Termination ($)(4)		Voluntary Termination with Good Reason ($)		Not for Cause Termination ($)		For Cause Termination ($)	Change of Control Qualifying Termination ($)		Change of Control Only (No Related Termination) ($)	Death ($)		Disability ($)		Retirement ($)(4)
Bruce Van Saun
Cash Payment		2,840,750	(5)	5,539,750	(6)	5,539,750	(6)	—	14,724,000	(7)	—	2,565,750	(8)	743,500	(9)	2,840,750	(5)
Equity Awards	(1)	—		26,551,959	(10)	26,551,959	(10)	—	26,551,959	(10)	—	26,551,959	(10)	26,551,959	(10)	35,074,209	(11)
Health Benefits	(2)	—		1,289		1,289		—	1,289		—	—		—		—
Outplacement	(3)	—		5,700		5,700		—	5,700		—	—		—		—
Total		2,840,750		32,098,698		32,098,698		—	41,282,948		—	29,117,709		27,295,459		37,914,959
Aunoy Banerjee
Cash Payment		—		—		350,000	(12)	—	3,425,000	(13)	—	—		—		—
Equity Awards	(1)	—		—		3,938,236	(14)	—	3,938,236	(14)	—	3,938,236	(14)	3,938,236	(14)	—
Deferred Cash Awards	(1)	—		—		1,125,000	(14)	—	1,125,000	(14)	—	1,125,000	(14)	1,125,000	(14)	—
Health Benefits	(2)	—		—		1,913		—	1,913		—	—		—		—
Outplacement	(3)	—		—		5,700		—	5,700		—	—		—		—
Total		—		—		5,420,849		—	8,495,849		—	5,063,236		5,063,236		—
Brendan Coughlin
Cash Payment		—		—		565,385	(12)	—	4,062,500	(13)	—	—		—		—
Equity Awards	(1)	—		—		23,939,222	(14)	—	26,182,049	(14)	—	26,182,049	(14)	26,182,049	(14)	9,246,770	(14)
Health Benefits	(2)	—		—		1,956		—	1,956		—	—		—		—
Outplacement	(3)	—		—		5,700		—	5,700		—	—		—		—
Total		—		—		24,512,263		—	30,252,205		—	26,182,049		26,182,049		9,246,770
Donald H. McCree III
Cash Payment		—		—		350,000	(12)	—	4,200,000	(13)	—	—		—		—
Equity Awards	(1)	—		—		8,121,210	(14)	—	10,454,981	(14)	—	10,454,981	(14)	10,454,981	(14)	10,454,981	(14)
Health Benefits	(2)	—		—		1,263		—	1,263		—	—		—		—
Outplacement	(3)	—		—		5,700		—	5,700		—	—		—		—
Total		—		—		8,478,173		—	14,661,944		—	10,454,981		10,454,981		10,454,981
Theodore Swimmer
Cash Payment		—		—		375,000	(12)	—	4,887,500	(13)	—	—		—		—
Equity Awards	(1)	—		—		8,087,215	(14)	—	9,528,482	(14)	—	9,528,482	(14)	9,528,482	(14)	7,312,523	(14)
Health Benefits	(2)	—		—		1,955		—	1,955		—	—		—		—
Outplacement	(3)	—		—		5,700		—	5,700		—	—		—		—
Total		—		—		8,469,870		—	14,423,637		—	9,528,482		9,528,482		7,312,523
Christopher Emerson
Cash Payment		—		—		212,500	(12)	—	212,500	(13)	—	—		—		—
Equity Awards	(1)	—		—		1,303,478	(14)	—	1,303,478	(14)	—	1,303,478	(14)	1,303,478	(14)	749,517	(14)
Health Benefits	(2)	—		—		2,424		—	2,424		—	—		—		—
Outplacement	(3)	—		—		5,700		—	5,700		—	—		—		—
Total		—		—		1,524,102		—	1,524,102		—	1,303,478		1,303,478		749,517

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Compensation Matters
(1)These amounts include the value of equity-based and deferred cash awards expected to vest, with values determined by multiplying the number of shares subject to outstanding awards by $58.41, which is the closing price of a Company share on the NYSE on December 31, 2025. In circumstances where PSUs are expected to vest: (i) 2023 PSU awards are reflected based on the actual level of performance assessed by the Compensation and HR Committee in February 2026; and (ii) 2024 and 2025 PSU awards and 2024 LSA PSU awards are reflected at target.
(2)These amounts reflect the cost of COBRA benefit continuation coverage for one month under the plan in which the particular executive is enrolled, less the monthly active colleague rate for those benefits. This represents the benefit received by the NEOs as a result of receiving coverage at active colleague rates for one month, when they would have otherwise been required to elect COBRA to receive continued coverage.
(3)These amounts reflect the cost for us to provide outplacement services for executive level colleagues for 12 months under our outplacement policy.
(4)Voluntary termination for purposes of this table differs from “Retirement” in that it assumes the NEOs voluntarily "retire" but engage in competitive activity by becoming employed by another financial services company, as opposed to truly retiring.
(5)This amount includes a pro-rata portion of Mr. Van Saun's cash bonus for 2025. Because the assumed termination date is December 31, 2025, the full award is reflected, based on the amount of his variable compensation and related mix for the 2025 performance year.
(6)This amount reflects the sum of (i) two times Mr. Van Saun’s base salary and (ii) a pro-rata portion of his target cash bonus for 2025. Because the assumed termination date is December 31, 2025, the full award is reflected, based on the amount of his target variable compensation and related mix for the 2025 performance year.
(7)This amount reflects (i) three times the sum of Mr. Van Saun’s (a) base salary and (b) target cash bonus for 2025, plus (ii) a pro-rata portion of his target cash bonus for 2025. Because the assumed termination date is December 31, 2025, the full award is reflected, based on the amount of his target variable compensation and related mix for the 2025 performance year.
(8)This amount reflects a pro-rata portion of Mr. Van Saun’s target cash bonus for 2025. Because the assumed termination date is December 31, 2025, the full award is reflected, based on the amount of his target variable compensation and related mix for the 2025 performance year. Although Mr. Van Saun’s estate would also receive continuation of base salary for the month in which his death occurs, no salary has been included in this table because a termination date of December 31, 2025 is assumed.
(9)This amount reflects six months of base salary, which would be paid to Mr. Van Saun prior to his receipt of long-term disability benefits.
(10)For a description of the treatment of Mr. Van Saun’s outstanding equity awards, please see “—Termination of Employment and Change of Control—Employment Agreements with Our NEOs—Employment Agreement with Mr. Van Saun.”
(11)For a description of the treatment of Mr. Van Saun’s outstanding equity awards, please see “—Termination of Employment and Change of Control—Employment Agreements with Our NEOs—Employment Agreement with Mr. Van Saun.” This amount reflects Mr. Van Saun's outstanding equity awards and a pro-rata portion of Mr. Van Saun’s 2025 equity-based variable compensation, which would be granted under these circumstances. Because the assumed termination date is December 31, 2025, the full award is reflected, based on the amount of his variable compensation and related mix for the 2025 performance year.
(12)Pursuant to their employment agreements, NEOs other than Mr. Emerson are entitled to two weeks of base salary for each full year of service completed with a minimum of 26 weeks of base salary. Given their years of service, Mr. Coughlin is entitled to 42 weeks of base salary and Mr. Swimmer is entitled to 30 weeks of base salary; other NEOs are entitled to 26 weeks of base salary. Mr. Emerson is entitled to the same two weeks of base salary for each full year of service with a minimum of 26 weeks of salary; however, this is pursuant to our general severance practice, which is subject to change at any time.
(13)This amount reflects (i) two times the sum of (a) base salary and (b) the average cash bonus paid for 2025, 2024, and 2023, plus (ii) a pro-rata portion of the average cash bonus paid for 2025, 2024, and 2023. Because the assumed termination date is December 31, 2025, the full award is reflected, based on the amount of each NEO's variable compensation and related mix for the 2025 performance year. In the case of Mr. Emerson, he is not entitled to enhanced change of control severance as that is only provided to Executive Committee members. Upon a termination without cause following a change of control, Mr. Emerson would be entitled to the same cash severance under our severance practice that he would receive outside of the change of control context.
(14)For a description of the treatment of outstanding equity and deferred cash awards held by NEOs other than Mr. Van Saun, please see “—Termination of Employment and Change of Control—Equity Awards.”

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Role of Risk Management in Compensation
The Company acknowledges that there are inherent risks associated with executive compensation and has taken a multi-faceted approach to managing those risks, including the below. Based on the Compensation and HR Committee’s most recent review of our compensation policies and practices for all of our colleagues, it has concluded that our compensation policies and practices are not reasonably likely to have a material adverse impact on the Company.

Risk Mitigating Compensation Governance

•Executives are subject to stock ownership and retention guidelines and are prohibited from hedging and pledging Company securities.
• Our compensation plans are subject to an annual internal risk review, which is conducted by an independent third-party every three years to ensure impartiality and alignment with market practice and regulatory expectations. The Compensation and HR Committee also reviews our plans annually, including from a risk perspective.
• Equity compensation awards are subject to potential forfeiture or clawback in connection with the Clawback Policy as well as our ARP process, pursuant to which a broader set of consequences may be imposed under a broader set of circumstances (including risk-related events).

Compensation Design That Drives a Culture of Risk Management

•The amount of  executives' variable compensation is determined based on a review of various aspects of performance, including Company and individual performance relating to risk and control.
•Executives are awarded a meaningful portion of their variable compensation (65%-75%) in the form of long-term equity awards, which consist of PSUs that vest in a single installment following a three-year performance period and time-based RSUs that vest ratably over three years.
• Equity compensation awards do not accelerate in the event of retirement or change of control.

Review of Risk Performance Conducted by our Chief Risk Officer

• The Chief Risk Officer conducts an annual review of executives’ risk performance.
• Inputs to this review include a risk performance questionnaire designed by the Chief Risk Officer and completed by second line of defense Risk partners who have worked closely with the executive, audit results, conduct risk metrics, and executives’ self-evaluations against risk objectives.
• The resulting risk score is taken into consideration by the Compensation and HR Committee in determining executives’ compensation.

88	2026 Proxy Statement

Compensation Matters
Dodd-Frank Compensation Disclosure
CEO Pay Ratio
SEC rules require us to disclose the ratio of the annual total compensation of our CEO, Bruce Van Saun, to our median employee’s annual total compensation. For the year ended December 31, 2025:
•The annual total compensation for Mr. Van Saun as reported in the 2025 Summary Compensation Table was $12,513,920.
•The annual total compensation of our median employee was $80,559.
•The resulting ratio of Mr. Van Saun’s annual total compensation to that of our median employee is 155 to 1.
For the 2025 year, we have used the same median employee that was identified and referred to as our median employee in our proxy statements covering fiscal years 2024 and 2023 as we believe there have been no significant changes in our employee population or compensation arrangements during fiscal year 2025 that would significantly affect our CEO pay ratio calculation. We have calculated and combined all of the elements of this employee’s compensation for the full 2025 year in accordance with the requirements of Item 402(u) of Regulation S-K.
When we identified this colleague as our median employee in 2023, we reviewed our employee population as of November 30, 2023 and the amount of their compensation for the period of January 1, 2023 through November 30, 2023 as would be reported to the Internal Revenue Service in Box 1, which we determined reasonably reflects the compensation of our employees. We did not annualize the compensation for any of our employees who were only employed for part of the year. In addition, we did not make any cost-of-living adjustments in identifying the median employee because all of our colleagues are located in the United States. This analysis included all of our part-time and full-time employees as of November 30, 2023.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following disclosure is provided about the relationship between executive compensation and the Company’s performance on select financial metrics. For a complete description regarding the Company’s compensation program, please see the “—Compensation Discussion and Analysis.” Information regarding the total direct compensation paid to our executive team for the 2025 performance year can be found in “—Compensation Discussion and Analysis—Executive Compensation Overview—NEO 2025 Performance Year Compensation.”

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4)	Value of Initial Fixed $100 Investment Based On:		GAAP Net Income (millions)(7)	Underlying ROTCE(8)
					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
2025	$12,513,920	$21,965,302	$3,883,713	$4,070,838	$202.1	$196.0	$1,831	11.2%
2024	$10,630,796	$14,648,946	$9,307,777	$12,178,916	$145.8	$147.9	$1,509	10.5%
2023	$11,075,271	$8,577,572	$3,725,520	$2,979,734	$105.7	$107.8	$1,608	13.5%
2022	$11,703,788	$10,144,803	$3,576,460	$3,105,059	$118.6	$108.7	$2,073	16.4%
2021	$12,430,076	$19,447,714	$3,651,053	$5,448,493	$136.9	$138.3	$2,319	16.0%
(1)These amounts reflect the total compensation reported for Mr. Van Saun (our CEO) for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)These amounts reflect the “compensation actually paid” to Mr. Van Saun, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Van Saun during the applicable year. The adjustments in the below table were made to Mr. Van Saun’s total compensation in the Summary Compensation Table for each year to determine the “compensation actually paid” pursuant to Item 402(v) of Regulation S-K. Mr. Van Saun is not eligible to participate in the Pension Plan so no related adjustments have been made to the below.

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Year	Reported Summary Compensation Table Total for PEO	Exclusion of Reported Value of Equity Awards(a)	Equity Award Adjustments(b)				Compensation Actually Paid to PEO
			Year End Fair Value of Equity Awards Granted in the Applicable Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested at Year End	Change in Fair Value from the Prior Year End to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Applicable Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value of Total Compensation
2025	$12,513,920	$(8,045,370)	$10,992,987	$5,616,491	$116,195	$771,079	$21,965,302
(a)Represents the grant date fair value of equity awards as reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b)The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The following equity adjustments were omitted from this table because there was nothing to report: (i) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; and (ii) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year.
(3)These amounts reflect the average total compensation reported for the Company’s NEOs as a group (excluding Mr. Van Saun) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Van Saun) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Aunoy Banerjee, Brendan Coughlin, Don McCree, Theodore Swimmer, John Woods, and Christopher Emerson; (ii) for 2024, John Woods, Don McCree, Brendan Coughlin, and Elizabeth Johnson; and (iii) for 2023, 2022, and 2021, John Woods, Don McCree, Brendan Coughlin, and Malcolm Griggs.
(4)These amounts reflect the average “compensation actually paid” to the NEOs as a group (excluding Mr. Van Saun), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the applicable NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the below table were made to average total compensation for the NEOs as a group (excluding Mr. Van Saun) for each year to determine the “compensation actually paid”, using the same methodology described above in footnote 2. Mr. Coughlin is the only NEO eligible to participate in the Pension Plan. However, because the Pension Plan has been frozen since 12/31/2012, the service cost for all years after 2012 is $0, and there have not been any plan amendments which would impact the benefit amount for past service. As such, in accordance with Item 402(v) of Regulation S-K, no amounts were added into "compensation actually paid" for service cost or prior service cost.

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Exclusion of Average Reported Value of Equity Awards(a)		Equity Award Adjustments(b)					Average Compensation Actually Paid to Non-PEO NEOs
			Exclusion of Average Reported Change in Pension Value	Average Year End Fair Value of Equity Awards Granted in the Applicable Year	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested at Year End	Average Change in Fair Value from the Prior Year End to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Applicable Year	Average Fair Value at the Prior Year End of Equity Awards Granted in Prior Years that Failed to Meet Vesting Conditions in the Applicable Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value of Total Compensation
2025	$3,883,713	$(2,487,454)	$(1,209)	$2,574,753	$2,021,567	$31,232	$(2,134,738)	$182,974	$4,070,838
2024	$9,307,777	$(7,216,814)	$—	$9,600,894	$356,730	$(161,848)	$—	$292,177	$12,178,916
(a)Represents the grant date fair value of equity awards as reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b)The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The fair value as of the vesting date for awards that are granted and vest in same applicable year was omitted from this table because there was nothing to report.
(5)Total Shareholder Return is calculated by dividing (a) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment in the security, and the difference between the Company’s share price at the end and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period.

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(6)The peer group used for this purpose is the KBW Nasdaq Bank Index and the Total Shareholder Return is calculated using the same methodology described above in footnote 5.
(7)The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)Results are presented on an Underlying basis, as applicable. See Appendix A for more information on Non-GAAP Financial Measures and Reconciliations. Underlying ROTCE is defined as net income available to common shareholders divided by average common equity excluding average goodwill (net of related deferred tax liabilities) and average other intangible assets. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Underlying ROTCE is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link NEO compensation for the most recently completed fiscal year to Company performance.
The following graphs below illustrate the relationship between "compensation actually paid” over the last five years to Company TSR performance, KBW Nasdaq Bank Index ("BKX") TSR performance, GAAP Net Income, and Underlying ROTCE.

Compensation Actually Paid vs. TSR Performance

■	PEO Pay	■	Average Non-PEO NEO Pay	–	CFG TSR	–	BKX TSR

Citizens Financial Group	91

Compensation Matters

Compensation Actually Paid vs. GAAP Net Income

■	PEO Pay	■	Average Non-PEO NEO Pay	–	GAAP Net Income

Compensation Actually Paid vs. Underlying ROTCE

■	PEO Pay	■	Average Non-PEO NEO Pay	–	Underlying ROTCE
As also required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, below is a list of the most important financial measures used by the Compensation and HR Committee to link executive compensation to Company performance for the 2025 performance year.
•Underlying ROTCE
•Underlying Earnings per Share
•Underlying Efficiency Ratio

92	2026 Proxy Statement

Audit Matters

PROPOSAL 3	Ratify the Appointment of our Independent Registered Public Accounting Firm

Ratify the Appointment of Deloitte & Touche LLP (“Deloitte”) as our Independent Registered Public Accounting Firm for the 2026 fiscal year

The Board recommends a vote FOR Deloitte

The Audit Committee has appointed Deloitte, an independent registered public accounting firm, as the independent auditor to perform an integrated audit of the Company for the fiscal year ending December 31, 2026. Deloitte served as our independent auditor for the fiscal year ended December 31, 2025 and has served as our independent auditor since becoming a public company in 2014 and prior to that as a privately held company since 2000.
The Audit Committee periodically considers the rotation of the external auditor to ensure independence. In determining whether to retain Deloitte, the Audit Committee considered, among other things, the firm’s independence, objectivity, professional skepticism, qualifications, expertise, and performance on the Company’s audit which is evaluated annually. The Audit Committee has oversight of the audit firm fee negotiation process and is responsible for approving audit fees. It also oversees the rotation of the lead audit partner as mandated by SEC requirements and is directly involved in the selection of a new lead audit partner.
The Board believes that the reappointment of Deloitte as the independent registered public accounting firm for the 2026 fiscal year is in the best interests of the Company and its shareholders. Neither our Bylaws nor other governing documents or law require shareholder ratification of the selection of Deloitte as our independent registered public accounting firm. However, the Board believes that obtaining shareholder ratification of the appointment is a sound corporate governance practice. If the shareholders do not vote in favor of Deloitte, the Audit Committee will reconsider the appointment and in doing so, assess the impact of changing the auditor and the appropriate timing for doing so. The Audit Committee may retain Deloitte or hire another firm without resubmitting the matter for shareholders to approve. The Audit Committee retains the discretion at any time to appoint a different independent auditor.
Representatives of Deloitte are expected to be present at the Annual Meeting, available to respond to appropriate questions and will have the opportunity to make a statement if they desire.

Voting Standard In order to pass, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions will not be counted as votes cast.

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Audit Matters
Audit Committee Report
The purpose of the Audit Committee is to assist the Board in its oversight of (i) the integrity of the financial statements of the Company, (ii) the appointment, compensation, retention, and evaluation of the qualifications, independence, and performance of the Company’s independent external auditor, (iii) the performance of the Company’s internal audit function, and (iv) compliance by the Company with legal and regulatory requirements.
The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board on February 12, 2026. As set forth in the Charter, management of the Company is primarily responsible for the adequacy and effectiveness of the Company’s financial reporting process, systems of internal accounting, and financial controls. Deloitte, the Company’s independent auditor for 2025, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.
In this context, the Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements for the year ended December 31, 2025.
The Audit Committee has discussed with Deloitte the matters that are required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) standards, including critical audit matters that arose during the year, and SEC and NYSE requirements. Deloitte has provided to the Audit Committee the written disclosures and the PCAOB-required letter regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte their independence giving consideration to the provision of audit and non-audit services and fees paid to the firm.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2025 be included in the Company’s 2025 Annual Report on Form 10-K, for filing with the SEC. This report is provided by the following independent directors, who comprise the Audit Committee:
Tracy A. Atkinson (Chair)
Lee Alexander
Christine M. Cumming
February 12, 2026
Robert G. Leary
Terrance J. Lillis
Pre-approval of Independent Auditor Services
The Audit Committee approves in advance all audit, audit-related, tax, and other services performed by the independent auditors. The Audit Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service has previously been pre-approved, the Audit Committee must approve that specific service before the independent auditors may perform it. In addition, separate approval is required if the amount of fees for any pre-approved category of service exceeds the fee thresholds established by the Audit Committee. The Audit Committee may delegate to the Chair or any independent member of the Audit Committee pre-approval authority with respect to permitted services, provided that the member must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All fees described below were pre-approved by the Audit Committee.
Independent Registered Public Accounting Firm Fees
The following table presents fees paid by the Company for services performed by its independent registered public accounting firm, Deloitte, and its affiliates for the years ended December 31, 2025 and 2024.

	2025	2024
Audit fees	$6,908,000	$6,897,000
Audit-related fees(1)	1,048,602	1,129,745
Tax fees(2)	383,079	502,479
All other fees(3)	135,000	—
Total	$8,474,681	$8,529,224
(1) Includes required compliance services associated with several of the Company’s lending programs (e.g., Ginnie Mae, Housing and Urban Development (HUD), Uniform Single Attestation Program (USAP) and the Family Education Loan Program) and Statement on Standards for Attestation Engagements (SSAE) No. 18 reports for the Company’s cash management and investment management clients, and services provided in conjunction with the Company’s 401k and Pension audits.
(2) Includes aggregate fees billed for tax services, including tax compliance, planning and consulting.
(3) Represents fee for access to the independent accounting firm’s educational research tool.

94	2026 Proxy Statement

Shareholder Proposal

PROPOSAL 4	Majority Vote Standard

Shareholder proposal for the adoption of a majority voting standard

☒ The Board recommends a vote AGAINST the shareholder proposal

Mr. John Chevedden, located at 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, has informed the Company that he intends to present the proposal set forth below at the 2026 Annual Meeting. He is the beneficial owner of more than 100 shares of the Company’s common stock.
The Company is not responsible for the content of the shareholder proposal. The shareholder proposal will be required to be voted upon only if it is properly presented at the 2026 Annual Meeting.
Proposal 4 - Majority Vote Standard
Shareholders request that the Board of Directors take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This proposal includes that Citizens Financial Group shall state in its governing documents that it shall not have any super-majority voting standards, which includes default super-majority voting standards, upon adoption of this proposal.
Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. The supermajority voting requirements, like those of Citizens Financial Group, have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements can be used to block proposals supported by most shareowners but opposed by management. This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy and Macy’s. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice.
This proposal topic received 98% support each in 2024 at annual meetings of Domino’s Pizza, FMC Corporation, ConocoPhillips, Masco Corporation and Power Integrations.
Please vote yes:
Majority Vote Standard - Proposal 4
***
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.
Our Board has considered this proposal and determined that it would not serve the best interests of the Company or its shareholders. Specifically, the essential objectives and underlying concerns of the proposal have already been addressed by the Company in 2022 when we removed all supermajority voting provisions applicable to holders of the Company’s

Citizens Financial Group	95

Shareholder Proposal
common stock from the Company’s certificate of incorporation (the “Charter”) and its bylaws (the “Bylaws”). Our Board believes that any further amendments to the Company’s organizational documents to adopt the “simple majority” standard requested by the proponent would be inappropriate and inconsistent with applicable law and stock exchange standards.
The Company has already removed all supermajority voting requirements applicable to holders of common stock.
•Our Board is committed to excellent corporate governance. As part of the Company’s ongoing governance review, at the 2022 annual meeting of stockholders, our Board proposed amendments to the Charter and Bylaws to remove all supermajority voting provisions applicable to holders of the Company’s common stock.
•In recommending that shareholders adopt the proposed amendments, our Board stated that it “believes that eliminating supermajority vote requirements in favor of a simple majority vote standard will reduce the risk of minority stockholders blocking proposed corporate actions requiring stockholder approval while maintaining the protections afforded by ensuring alignment of actions with a majority of stockholders.”
•The Company adopted the 2022 amendments promptly after our shareholders approved them. These amendments already addressed the essential objectives of the Proposal. However, the Proposal does not in any way acknowledge or address those amendments. In fact, the language of the Proposal is virtually identical to those the Proponent has submitted at many other companies, including companies that have not amended their organizational documents as the Company has.
•Shareholders should not support a “one-size-fits-all” proposal that fails to take into account important Company-specific circumstances, including the 2022 amendments.
The only remaining supermajority voting provisions are those applicable to the holders of preferred stock, which align with stock exchange standards designed to promote governance best practices.
•Today, the only supermajority voting provisions in the Company’s organizational documents are those intended to protect the preferences and economic interests of holders of the Company’s preferred stock.
•For each series of the Company’s preferred stock, the certificate of designation requires the vote of holders of at least two-thirds of the outstanding shares of the applicable series to amend the Charter, the Bylaws or the applicable certificate of designation in ways that adversely affect the applicable preferred stockholders. A two-thirds vote is also required to approve the issuance of stock senior to, or the consummation of certain transactions involving, the applicable series of preferred stock.
•These provisions are customary for noncumulative perpetual preferred stock issued by public companies. They align with the standards of the New York Stock Exchange (“NYSE”), on which the Company is listed. Section 313(C) of the NYSE Listed Company Manual states that, for preferred stock of NYSE-listed companies, “approval by the holders of at least two-thirds of the outstanding shares of a preferred stock should be required for adoption of any charter or by-law amendment that would materially affect existing terms of the preferred stock” and “for the creation of a senior
•NYSE recommended the voting thresholds in Section 313(C) to protect the rights and interests of the holders of preferred stock and to promote corporate governance best practices. Removing these provisions as proposed by the proponent would be inconsistent with the recommendations of NYSE and the Company’s commitment to governance best practices.
•Furthermore, given the importance of these protections for holders of our preferred stock, we do not believe it is appropriate for holders of our common stock—a junior class of securities—to vote in support of a proposal to remove them.
Other amendments that may be contemplated by the proposal are inconsistent with law or customary practice.
•In addition to removing supermajority voting provisions, the broadly-drafted proposal also appears to request additional amendments to replace each voting requirement with a “majority of votes cast” standard.

96	2026 Proxy Statement

Shareholder Proposal
•Under the Charter and Bylaws, the default voting standard is already “majority of votes cast,” except where a different standard is required by Delaware law or customary practice.
•Where holders of the Company’s common stock are concerned, the two voting requirements that deviate from the “majority of votes cast” standard are those related to (1) director elections and (2) Charter and Bylaw amendments, but neither of these provisions implicates a voting threshold that is “greater than simple majority.”
•In a contested election, director candidates are elected by plurality voting, a lower voting threshold than the majority voting standard.
•The voting standard for stockholders to amend the Charter is the minimum required under the Delaware General Corporation Law, which is a majority of outstanding stock the standard entitled to vote thereon. Our Board adopted that same standard for stockholders to amend the Bylaws, consistent with customary practice for Delaware companies.
•We believe the voting standards in the Charter and Bylaws today reflect our Board’s longstanding commitment to a corporate governance framework that aligns with best practices and supports robust oversight and sound decision-making.
For reasons including those discussed above, the Board believes this proposal is not only unnecessary, but would also be detrimental to the Company or its shareholders.

Voting Standard
In order to pass, the proposal must receive the affirmative vote of a majority of votes cast at the Annual Meeting. In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to the Board but will not be binding. Abstentions and broker non-votes will not count as votes cast and will have no effect.

Citizens Financial Group	97

Other Items
Security Ownership of Certain Beneficial Owners and Management
The following tables indicate information regarding the beneficial ownership of our common stock by:
•each person whom we know to own beneficially more than 5% of our common stock;
•each of the directors, nominees, and named executive officers individually; and
•all directors, nominees, and executive officers as a group.
In accordance with SEC rules, beneficial ownership includes sole or shared voting or investment power with respect to securities and includes the shares issuable pursuant to restricted stock units and performance stock units that will become vested within 60 days of the date of determination. Under these rules, one or more persons may be a deemed beneficial owner of the same securities and a person may be deemed a beneficial owner of securities to which such person has no economic interest. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Unless otherwise noted, the number of shares and percentage of beneficial ownership for each of the directors and named executive officers individually, all directors and executive officers as a group, and persons whom we know to beneficially own more than five percent of our common stock in the table below are as of February 27, 2026. As of February 27, 2026, there were 424,993,893 shares of our common stock outstanding and entitled to vote. Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of more than five percent of the shares of our common stock. Except as otherwise noted below, the address for each person listed on the table is c/o Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901.
Beneficial Ownership of Directors and Named Executive Officers

NAME	TOTAL		%
Bruce Van Saun	1,152,397	(1)	<1
Aunoy Banerjee	15	(2)	<1
Brendan Coughlin	118,250	(3)	<1
Christopher Emerson	20,873	(4)	<1
Donald H. McCree III	318,796	(5)	<1
Theodore Swimmer	24,291	(6)	<1
John F. Woods	226,805	(7)	<1
Lee Alexander	23,324	(8)	<1
Tracy A. Atkinson	9,936	(9)	<1
Christine M. Cumming	49,733	(10)	<1
Kevin Cummings	528,960	(11)	<1
William P. Hankowsky	78,027	(12)	<1
Edward J. Kelly III	36,758	(13)	<1
Robert G. Leary	30,715	(14)	<1
Terrance J. Lillis	40,758	(15)	<1
Michele N. Siekerka	70,248	(16)	<1
Christopher J. Swift	23,324	(17)	<1
Claude E. Wade	4,942	(18)	<1
Marita Zuraitis	54,862	(19)	<1
All directors and current executive officers as a group (22 persons)	2,831,371	(20)	<1

98	2026 Proxy Statement

Other Items
(1) Includes 75,934 restricted stock units, including performance-based restricted stock units, which will vest and be distributed in an equivalent number of shares of our common stock within 60 days of February 27, 2026.
(2) Mr. Banerjee does not have any restricted stock units that will vest and be distributed in an equivalent number of shares of our common stock within 60 days of February 27, 2026.
(3) Includes 24,206 restricted stock units, including performance-based restricted stock units, which will vest and be distributed in an equivalent number of shares of our common stock within 60 days of February 27, 2026. Also includes 35 shares which Mr. Coughlin has the right to acquire through the Company's Employee Stock Purchase Plan based on the closing of price of our stock as of February 27, 2026. The actual number of shares acquired will be determined using the closing price on March 31, 2026.
(4) Includes 4,361 restricted stock units, including performance-based restricted stock units, which will vest and be distributed in an equivalent number of shares of our common stock within 60 days of February 27, 2026.
(5) Includes 29,815 restricted stock units, including performance-based restricted stock units, which will vest and be distributed in an equivalent number of shares of our common stock within 60 days of February 27, 2026, and 145,588 shares held by trusts for his children.
(6) Includes 24,291 restricted stock units, including performance-based restricted stock units, which will vest and be distributed in an equivalent number of shares of our common stock within 60 days of February 27, 2026.
(7) Represents the number of shares of common stock held by him as of his last day of employment with the Company, which was August 15, 2025.
(8) Includes 23,324 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board.
(9) Includes 9,936 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board.
(10) Includes 47,317 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board.
(11) Includes 18,898 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board. Also includes 57,916 shares held in IRAs.
(12) Includes 47,317 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board. Also includes 83 shares held for the benefit of his children and to which he disclaims beneficial ownership.
(13) Includes 36,758 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board.
(14) Includes 30,715 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board.
(15) Includes 36,758 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board. Also includes 4,000 shares held in a revocable trust by his spouse.
(16) Includes 18,898 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board. Also includes 594 shares held by her children, 3,051 shares held in an IRA, 3,051 shares held in an IRA by her spouse, and 43,703 shares held in a family trust.
(17) Includes 23,234 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board.
(18) Includes 4,942 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board.
(19) Includes 47,317 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board. Also includes 7,545 shares jointly owned with spouse.
(20) Includes 554,044 restricted stock units stock held by all current executive officers and directors as a group which are vested, or will vest and be distributed in an equivalent number of shares of our common stock and 35 shares which Mr. Coughlin has the right to acquire through the Company's Employee Stock Purchase Plan, within 60 days of February 27, 2026. Does not include shares beneficially owned by Christopher Emerson, who is no longer an executive officer, or John F. Woods who left the Company's employment on August 15, 2025.

Citizens Financial Group	99

Other Items
Beneficial Ownership of Shareholders Holding More Than Five Percent

NAME	NUMBER OF SHARES	%
The Vanguard Group, Inc.(1)	54,154,656	11.6
BlackRock, Inc.(2)	38,951,734	8.9
Capital World Investors(3)	34,943,648	7.8
State Street Corporation(4)	28,380,838	6.1
Invesco Ltd. (5)	25,069,361	5.6
(1)    Represents shares beneficially owned by Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group, Inc. has no sole voting power with respect to any shares, sole dispositive power with respect to 52,057,511 shares, shared voting power with respect to 622,522 shares, and shared dispositive power with respect to 2,097,145 shares. The foregoing information is based solely on a Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 13, 2024, regarding its holdings as of December 29, 2023. Affiliates of The Vanguard Group, Inc. act as investment managers for certain investment options under our 401(k) Plan. We also maintain other certain ordinary course commercial relationships with The Vanguard Group, Inc., and its affiliates which include counterparty trading relationships. All such relationships are on non-preferential terms, are unrelated to The Vanguard Group, Inc.’s ownership of our stock, and have been reviewed and determined not to be material in accordance with our Related Person Transaction Policy.
(2)    Represents shares beneficially owned by BlackRock, Inc., 50 Hudson Yards, New York, NY 10001. BlackRock, Inc. has sole voting power with respect to 35,717,160 shares and sole dispositive power with respect to 38,951,734 shares. The foregoing information is based solely on a Schedule 13G filed by BlackRock, Inc. with the SEC on April 17, 2025, regarding its holdings as of March 31, 2025. Our Company pension plans use BlackRock, Inc. and its affiliates, to provide investment management services which we paid approximately $161,300 in fees for during 2025. In addition, affiliates of BlackRock, Inc. act as investment managers for certain investment options under our 401(k) Plan. We also maintain other certain ordinary course commercial relationships with BlackRock Inc., and its affiliates which include counterparty trading relationships, provision of risk management and advisory services, and financial technology by BlackRock, Inc. All such relationships are on non-preferential terms, are unrelated to BlackRock Inc.’s ownership of our stock, and have been reviewed and determined not to be material in accordance with our Related Person Transaction Policy.
(3)    Represents shares beneficially owned by Capital World Investors, 333 South Hope St, 55th Fl, Los Angeles, CA 90071. Capital World Investors has sole voting power with respect to 34,768,277 shares, sole dispositive power with respect to 34,943,648 shares, and no shared voting or dispositive power with respect to any shares. The foregoing information is based solely on a Schedule 13G filed by Capital World Investors with the SEC on November 13, 2024 regarding its holdings as of September 30, 2024. We maintain certain ordinary course commercial relationships with affiliates of Capital World Investors including counterparty trading relationships. All such relationships are on non-preferential terms, are unrelated to Capital World Investors’ ownership of our stock, and have been reviewed and determined not to be material in accordance with our Related Person Transaction Policy.
(4)    Represents shares beneficially owned by State Street Corporation, State Street Financial Center, 1 Congress St, Boston, MA 02114. State Street Corporation has shared voting power with respect to 3,221,181 shares and shared dispositive power with respect to 28,366,468 shares. The foregoing information is based solely on a Schedule 13G filed by State Street Corporation with the SEC on January 30, 2024 regarding its holdings as of December 31, 2023. Affiliates of State Street Corporation act as investment managers for certain investment options under our 401(k) Plan. We also maintain certain ordinary course commercial relationships with State Street Corporation including as counterparty trading relationships. All such relationships are on non-preferential terms, are unrelated to State Street Corporation’s ownership of our stock, and have been reviewed and determined not to be material in accordance with our Related Person Transaction Policy.
(5)    Represents shares beneficially owned by Invesco Ltd., 1331 Spring Street NW, Suite 2500, Atlanta, GA 30309. Invesco Ltd. has sole voting power with respect to 24,698,678 shares and sole dispositive power with respect to 25,069,361 shares. The foregoing information is based solely on a Schedule 13G filed by Invesco Ltd. with the SEC on November 8, 2024 regarding its holdings as of September 30, 2024. We maintain certain ordinary course commercial relationships with Invesco Ltd. and its affiliates including as counterparty trading relationships. All such relationships are on non-preferential terms, are unrelated to Invesco Ltd.’s ownership of our stock, and have been reviewed and determined not to be material in accordance with our Related Person Transaction Policy.
Delinquent Section 16(a) Reports
Under Section 16(a) of the Exchange Act, the Company’s directors and executive officers and persons who beneficially own more than 10% of the outstanding shares of common stock are required to report their beneficial ownership of the Company's common stock and any changes in that beneficial ownership to the SEC and the NYSE. Based on filings made by the Company on behalf of its Section 16 reporting persons, and the Company's review of any forms received from or written representations made by the reporting persons, the Company believes that these filing requirements were satisfied during 2025, with the exception of 15 shares held by Mr. Banerjee, which were not reported timely.

100	2026 Proxy Statement

Other Items
Other Business at the Annual Meeting
The Board is not aware of any other matters to be presented at the Annual Meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.
2027 Annual Meeting and Shareholder Proposals
In order for a shareholder proposal or director nomination submitted pursuant to SEC Rule 14a-8 to be considered for inclusion in our proxy materials for our annual meeting of shareholders, expected to be held in April 2027, the proposal or director nomination must be received by our Corporate Secretary, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901, on or before the close of business on November 9, 2026, and must comply with the rules and regulations promulgated by the SEC. These shareholder notices must also comply with the requirements of our Bylaws and will not be effective otherwise.
Our Bylaws impose procedural requirements on shareholders who wish to nominate directors, generally or under the proxy access provisions, propose that a director be removed, propose any repeal or change in our Bylaws, or propose any other business to be brought before an annual or special meeting of shareholders. Under these procedural requirements, in order to bring a proposal before a meeting of shareholders, a shareholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the annual meeting to our Corporate Secretary.
For proposals outside of SEC Rule 14a-8, to be timely, a shareholder’s notice must be delivered to the Corporate Secretary at 600 Washington Boulevard, Stamford, Connecticut, 06901 not less than 120 days or more than 150 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our annual meeting of shareholders to be held in 2027, such a proposal must be received on or after November 24, 2026, but not later than December 24, 2026. In the event that the date of the annual meeting of shareholders to be held in 2027 is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of this year’s annual meeting of shareholders, such notice by the shareholder must be so received no earlier than 120 days prior to the annual meeting of shareholders to be held in 2027 and not later than 70 days prior to such annual meeting of shareholders to be held in 2027 or 10 days following the day on which public announcement of the date of such annual meeting is first made. In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19 of the Exchange Act.
Director nominations submitted for inclusion in our proxy materials under the proxy access provisions of our Bylaws must comply with the notice, ownership, and other requirements of Article 2, Section 2.10(c) thereof. For director nominations and proposals of other business, pursuant to Article 2, Section 2.10(a) of our Bylaws, a shareholder’s notice to the Corporate Secretary shall set forth as to each person whom the shareholder proposes to nominate for election or re-election as a director, the information required pursuant to Article 2, Section 2.10(a)(iii)(A) thereof.
Any shareholder notice shall also set forth the information required, pursuant to Article 2, Section 2.10(a)(iii)(C) of our Bylaws, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made. As to any other business that the shareholder proposes to bring before the meeting (other than a nomination of persons for election to our Board of Directors), the shareholder’s notice shall set also forth a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the text of the proposed amendment), the reasons for conducting such business, and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made.
Annual Report for 2025
The fiscal 2025 Annual Report on Form 10-K is being mailed with this proxy statement to those shareholders receiving a copy of the proxy materials in the mail. Shareholders receiving the Notice of Internet Availability of Proxy Materials can access this proxy statement, our fiscal 2025 Annual Report on Form 10-K, and our 2025 Annual Review at www.edocumentview.com/CFG. Requests for copies of our Annual Report on Form 10-K may also be directed to Investor Relations, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901.

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Other Items
Householding of Annual Disclosure Documents
Where multiple shareholders of record share the same address, we deliver a single proxy statement, Annual Report on Form 10-K, and Annual Review with separate proxy cards or Notices unless we receive instructions to the contrary. This reduces the volume of duplicate information received at your household and helps to reduce costs and environmental impact. If you and another registered holder share an address and each receive paper copies of our proxy materials and wish to receive only one paper copy, or, you share an address with another registered holder, receive a single set of our proxy materials and would like to receive separate copies, you may request a change in delivery preferences by contacting our transfer agent, Computershare Trust Company, N.A., by calling or writing to them on 877-373-6374 or at P.O. Box 43006, Providence, RI 02940.
If you are a beneficial owner and receive multiple copies of our proxy materials and you would like to receive only one copy, or if you and another shareholder receive only one copy and would like to receive multiple copies, contact your bank, broker, or other nominee. Additional copies of these documents may also be requested by calling or writing to Investor Relations on 203-900-6715 or at 600 Washington Boulevard, Stamford, Connecticut 06901.
Cautionary Statement About Forward-Looking Information
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This proxy statement contains “forward looking statements” — that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance,” or similar expressions or future conditional verbs such as “may,” “likely,” “will,” “should,” “would,” or “could”. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements. These or other uncertainties may cause our actual future results to be materially different from those expressed in our forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC.
Information Not Incorporated by Reference
Information contained on or accessible through our website at citizensbank.com is not and shall not be deemed to be a part of this proxy statement by reference or otherwise incorporated into any other filings we make with the SEC, except to the extent we specifically incorporate such information by reference.
BY ORDER OF THE BOARD OF DIRECTORS
Robin S. Elkowitz
Executive Vice President,
Deputy General Counsel and Secretary
Stamford, Connecticut
March 9, 2026

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Questions and Answers about the Proxy Materials and the Annual Meeting
This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our Annual Meeting, which will be held on April 23, 2026 at 9:00 a.m. Eastern Time at the Company’s headquarters located at One Citizens Plaza, Providence, Rhode Island 02903. If circumstances warrant, we may announce alternative arrangements for the Annual Meeting, including changing the meeting format, time, date, or location. In the event of such a change, we will announce the decision in advance and provide details on how to participate via a press release available on our website and filed with the SEC as additional proxy materials.
Why am I receiving this proxy statement and proxy card?
You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes matters on which we would like you to vote at our Annual Meeting. It also gives you information on these matters so that you can make an informed decision.
Because you own shares of our common stock, our Board of Directors has made this proxy statement and proxy card available to you on the Internet, in addition to delivering printed versions of this proxy statement and proxy card to certain shareholders by mail.
When you vote by using the Internet or (if you received your proxy card by mail) by signing and returning the proxy card, you appoint each of Bruce Van Saun and Robin S. Elkowitz or either of them (each with full power of substitution) as your representatives at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by using the Internet or (if you received your proxy card by mail) by signing and returning your proxy card. If you vote by using the Internet, you do not need to return your proxy card.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our shareholders by delivering a Notice in the mail. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review the proxy statement and annual report over the Internet. The Notice also instructs you on how to electronically access and review all of the important information contained in this proxy statement and the Annual Report and how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the Notice.
Shareholders who receive a printed set of proxy materials will not receive the Notice but may still access our proxy materials and submit their proxies over the Internet by following the instructions provided on their proxy card.
Who is entitled to vote?
Holders of our common stock at the close of business on February 27, 2026 (the record date) are entitled to vote. In accordance with Delaware law, a list of shareholders entitled to vote at the meeting will be available for ten days before the meeting at our principal place of business located at One Citizens Plaza, Providence, Rhode Island 02903, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time.
How many votes is each share of common stock entitled to?
Holders of common stock are entitled to one vote per share. As of February 27, 2026, the record date, there were 424,993,893 shares of our common stock outstanding and entitled to vote.
What is the difference between a shareholder of record and a “street name” holder?
Many of our shareholders hold their shares through a broker, bank, or other intermediary rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

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Questions and Answers about the Proxy Materials and the Annual Meeting
Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to certain officers of Citizens Financial Group, Inc. or to vote at the Annual Meeting. The Company has enclosed or sent a proxy card for you to use. You may also vote by using the Internet or by telephone, as described below under the heading “How do I vote?”.
Beneficial Owner or “Street Name” Holder. If your shares are held in an account at a broker, bank, or other intermediary, like many of our shareholders, you are considered the beneficial owner of shares held in street name, and these proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, or other intermediary how to vote your shares, and you are also invited to attend the Annual Meeting.
If you do not wish to vote at the Annual Meeting, or you will not be attending, you may vote by proxy. You may vote by proxy by completing, signing, and returning the voting instruction form or by using the Internet or by telephone, as described below under the heading “How do I vote?”. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend the meeting.
How do I vote?
As described below, shareholders of record may vote by using the Internet, by telephone, or (if you received a proxy card by mail) by mail. Shareholders also may attend the meeting and vote. If you hold shares in street name through a bank or broker or other intermediary, please refer to your proxy card, Notice, or other information forwarded by your bank or broker to see which voting options are available to you.
•You may vote by using the Internet. The address of the website for Internet voting can be found on your proxy card or Notice. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on April 22, 2026. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded. If you plan to vote your shares at the meeting, please see below for further instructions.
•You may vote by telephone. Dial the number listed on your proxy card, Notice, or other information forwarded by your bank or broker. You will need the control number included on your proxy card, Notice, or other information forwarded by your bank or broker.
•You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.
•You may vote at the meeting. Shareholders may also attend the meeting and vote.
What if I change my mind after I return my proxy?
You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:
•submitting a subsequent proxy by using the Internet, telephone, or by mail with a later date;
•sending written notice of revocation to our Corporate Secretary, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901; or
•voting at the Annual Meeting.
If you hold shares through a bank, broker, or other intermediary, please refer to your proxy card, Notice, or other information forwarded by your bank, broker, or other intermediary to see how you can revoke your proxy and change your vote.
Attendance at the meeting will not by itself revoke a proxy.
How many votes do you need to hold the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the total voting power of all outstanding securities entitled to vote at the Annual Meeting will constitute a quorum. If a quorum is present, we can hold the Annual Meeting and conduct business.
On what items am I voting?
You are being asked to vote on four items:

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Questions and Answers about the Proxy Materials and the Annual Meeting
1.the election of each of the twelve director nominees nominated by the Board and named in the proxy statement to serve until the 2027 annual meeting or until their successors are duly elected and qualified;
2.an advisory vote to approve the Company’s named executive officer compensation, commonly referred to as a “say-on- pay” vote;
3.ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2026 fiscal year; and
4.a shareholder proposal for the adoption of a majority voting standard.
No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.
How does the board of directors recommend that I vote?
The Board recommends that you vote as follows:
1.FOR the twelve director nominees;
2.FOR the approval, on an advisory basis, of the Company’s named executive officer compensation;
3.FOR the ratification of the appointment of our independent registered public accounting firm; and
4.AGAINST the shareholder proposal for the adoption of a majority voting standard.
How may I vote in the election of directors, and how many votes must the nominees receive to be elected?
With respect to the election of directors, you may:
•vote FOR the twelve nominees for director;
•vote FOR any of the nominees for director and vote AGAINST or ABSTAIN from voting on the other nominees for director;
•vote AGAINST the twelve nominees for director; or
•ABSTAIN from voting on all of the nominees for director.
Our Bylaws provide for the election of directors by an affirmative vote of a majority of the votes cast at the Annual Meeting by the shareholders who are present in person or by proxy and entitled to vote in an uncontested election. This means each of the twelve individuals nominated for election to the Board of Directors must receive more votes cast “FOR” than “AGAINST” (among votes properly cast, electronically or by proxy) to be elected. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of nominees. If the election of directors is a contested election, then the directors are elected by a plurality of the votes cast.
What happens if a nominee does not receive a majority of “FOR” votes?
If a nominee does not receive a majority of “FOR” votes, he or she shall tender to the Board, via the Chair of the Nominating and Corporate Governance Committee, his or her resignation. The Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board whether to accept or reject the tendered resignation no later than 60 days following the date of the Annual Meeting in accordance with the specific requirements outlined in our Corporate Governance Guidelines.
What happens if a nominee is unable to stand for election?
If a nominee is unable to stand for election, the Board may either:
•reduce the number of directors that serve on the Board; or
•designate a substitute nominee.
If the Board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.
How may I cast my advisory vote for the proposal to approve the Company’s named executive officer compensation?
With respect to this proposal, you may:
•vote FOR the approval, on an advisory basis, of the Company’s named executive officer compensation;
•vote AGAINST the approval, on an advisory basis, of the Company’s named executive officer compensation; or
•ABSTAIN from voting on the proposal.

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Questions and Answers about the Proxy Materials and the Annual Meeting
In order to pass, the proposal must receive an affirmative vote of a majority of the votes cast at the Annual Meeting. In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to the Board but will not be binding. The Compensation and HR Committee will carefully consider the outcome of this vote when determining future executive compensation arrangements. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect.
How may I vote for the proposal to ratify the appointment of our independent registered public accounting firm, and how many votes must this proposal receive to pass?
With respect to this proposal, you may:
•vote FOR the ratification of the accounting firm;
•vote AGAINST the ratification of the accounting firm; or
•ABSTAIN from voting on the proposal.
In order to pass, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions will not be counted as votes cast.
How may I cast my advisory vote for the shareholder proposal for the adoption of a majority voting standard?
With respect to this proposal, you may:
•vote FOR the shareholder proposal for the adoption of a majority voting standard;
•vote AGAINST the shareholder proposal for the adoption of a majority voting standard; or
•ABSTAIN from voting on the proposal.
In order to pass, the proposal must receive the affirmative vote of a majority of votes cast at the Annual Meeting. In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to the Board but will not be binding. Abstentions and broker non-votes will not count as votes cast and will have no effect.
What happens if I sign and return my proxy card but do not provide voting instructions?
If you return a signed card but do not provide voting instructions, your shares will be voted as follows:
1.FOR the twelve director nominees;
2.FOR the approval, on an advisory basis, of the Company’s named executive officer compensation;
3.FOR the ratification of the appointment of our independent registered public accounting firm; and
4.AGAINST the shareholder proposal for the adoption of a majority voting standard.
Will my shares be voted if I do not vote by using the Internet, telephone or by signing and returning my proxy card?
If you do not vote by using the Internet, telephone or (if you received a proxy card by mail) by signing and returning your proxy card, then your shares will not be voted and will not count in deciding the matters presented for shareholder consideration at the Annual Meeting.
If your shares are held in street name through a bank or broker or other intermediary and you do not provide voting instructions before the Annual Meeting, your bank or broker may vote your shares under certain limited circumstances in accordance with the NYSE rules that govern banks and brokers. These circumstances include voting your shares on “routine matters,” such as the ratification of the appointment of our independent registered public accountants described in this proxy statement. With respect to the proposal to ratify the appointment of our independent registered public accounting firm, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.
The election of directors and the advisory vote to approve the Company’s named executive officer compensation are not considered routine matters under the NYSE rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote”. Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.
We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

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Questions and Answers about the Proxy Materials and the Annual Meeting
Who bears the cost of the proxy materials?
The Company pays for preparing, printing, and mailing this proxy statement, the 2025 Annual Report on Form 10-K and the 2025 Annual Review. Officers and employees of the Company may solicit the return of proxies but will not receive additional compensation for those efforts. We may retain Okapi, LLC for proxy solicitation services for a fee of $10,000 plus reasonable expenses. The Company will request that brokers, banks, custodians, nominees, and other fiduciaries send proxy materials to all beneficial owners and upon request will reimburse them for their expenses. Solicitation may be made by mail, telephone, or other means.
Can I receive future proxy materials and annual reports electronically?
Yes. Instead of receiving future paper copies in the mail, you can elect to receive our future annual reports and proxy materials electronically. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business and will reduce the environmental impact of our annual meetings. If you are a shareholder of record and wish to enroll in the electronic proxy delivery service for future meetings, you may do so by going to the website provided on your proxy card and following the prompts.

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Appendix A—Non-GAAP Financial Measures and Reconciliations
This document contains non-GAAP financial measures denoted as “Underlying” results. Underlying results for any given reporting period exclude certain items that may occur in that period which management does not consider indicative of our on-going financial performance. Where there is a reference to Underlying results in that paragraph, all measures that follow are on the same basis, when applicable. We believe these non-GAAP financial measures provide useful information to investors because they are used by management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results.
The following reconciliation tables provide more information on the computation of our non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures.
Other companies may use similarly titled non-GAAP financial measures that may be calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.
Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		FULL YEAR
					2025 Change
		2025	2024	2023	2024
					$/bps	%
Total revenue, Underlying:
Total revenue (GAAP)	A	$8,247	$7,809	$8,224	$438	6%
Less: Notable items		—	15	—	(15)	(100)
Total revenue, Underlying (non-GAAP)	B	$8,247	$7,794	$8,224	$453	6%
Noninterest income, Underlying:
Noninterest income (GAAP)	C	$2,394	$2,176	$1,983	$218	10%
Less: Notable items		—	15	—	(15)	(100)
Noninterest income, Underlying (non-GAAP)	D	$2,394	$2,161	$1,983	$233	11%
Noninterest expense, Underlying:
Noninterest expense (GAAP)	E	$5,311	$5,234	$5,507	$77	1%
Less: Notable items		—	156	506	(156)	(100)
Noninterest expense, Underlying (non-GAAP)	F	$5,311	$5,078	$5,001	$233	5%
Pre-provision profit:
Total revenue (GAAP)	A	$8,247	$7,809	$8,224	$438	6%
Less: Noninterest expense (GAAP)	E	5,311	5,234	5,507	77	1
Pre-provision profit (GAAP)		$2,936	$2,575	$2,717	$361	14%
Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	$8,247	$7,794	$8,224	$453	6%
Less: Noninterest expense, Underlying (non-GAAP)	F	5,311	5,078	5,001	233	5
Pre-provision profit, Underlying (non-GAAP)		$2,936	$2,716	$3,223	$220	8%

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Appendix A—Non-GAAP Financial Measures and Reconciliations

		FULL YEAR
					2025 Change
		2025	2024	2023	2024
					$/bps		%
Net income, Underlying:
Net income (GAAP)	G	$1,831	$1,509	$1,608	$322		21%
Add: Notable items, net of income tax benefit		—	98	357	(98)		(100)
Net income, Underlying (non-GAAP)	H	$1,831	$1,607	$1,965	$224		14%
Net income available to common shareholders, Underlying:
Net income available to common shareholders (GAAP)	I	$1,688	$1,372	$1,491	$316		23%
Add: Notable items, net of income tax benefit		—	98	357	(98)		(100)
Net income available to common shareholders, Underlying (non-GAAP)	J	$1,688	$1,470	$1,848	$218		15%
Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	E/A	64.40%	67.03%	66.97%	(263)	bps
Efficiency ratio, Underlying (non-GAAP)	F/B	64.40%	65.15%	60.81%	(75)	bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	K	$22,954	$21,881	$21,592	$1,073		5%
Less: Average goodwill (GAAP)		8,187	8,187	8,184	—		—
Less: Average other intangibles (GAAP)		131	143	177	(12)		(8)
Add: Average deferred tax liabilities related to goodwill (GAAP)		439	433	422	6		1
Average tangible common equity	L	$15,075	$13,984	$13,653	$1,091		8%
Return on average tangible common equity	I/L	11.20%	9.81%	10.92%	139	bps
Return on average tangible common equity, Underlying (non-GAAP)	J/L	11.20%	10.51%	13.53%	69	bps
Net income per average common share—basic and diluted and net income per average common share—basic and diluted, Underlying:
Average common shares outstanding—basic (GAAP)	M	433,173,162	450,678,038	475,089,384	(17,504,876)		(4%)
Average common shares outstanding—diluted (GAAP)	N	436,890,731	453,510,245	476,693,148	(16,619,514)		(4)
Net income per average common share—basic (GAAP)	I/M	$3.90	$3.05	$3.14	$0.85		28
Net income per average common share—diluted (GAAP)	I/N	3.86	3.03	3.13	0.83		27
Net income per average common share—basic, Underlying (non-GAAP)	J/M	3.90	3.26	3.89	0.64		20
Net income per average common share—diluted, Underlying (non-GAAP)	J/N	3.86	3.24	3.88	0.62		19%

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Appendix A—Non-GAAP Financial Measures and Reconciliations

		FULL YEAR
		2025	2024	2023	3-Year Average/Cumulative
Return on average tangible common equity excluding Non-Core income and adjusted for share repurchases impact, Normalized:
Net income available to common shareholders, Underlying (non-GAAP)	J	$1,688	$1,470	$1,848
Add: Impact of changes to share repurchases in light of higher capital expectations		(51)	(63)	(37)
Net income available to common shareholders adjusted for share repurchases impact, Underlying (non-GAAP)	O	1,637	1,407	1,811
Less: Non-Core Net income available to common stockholders (GAAP)	P	(90)	(205)	(244)
Net income available to common stockholders adjusted for share repurchases and excluding Non-Core, Underlying (non-GAAP)	Q	$1,727	$1,612	$2,055
Average tangible common equity	L	$15,075	$13,984	$13,653
Average tangible common equity, excluding OCI (non-GAAP)	R	16,437	15,979	15,867
Add: Impact of changes to share repurchases in light of higher capital expectations		(1,405)	(1,524)	(809)
Average tangible common equity, excluding OCI adjusted for share repurchases impact (non-GAAP)	S	15,032	14,455	15,058
Return on average tangible common equity excluding Non-Core income and adjusted for share repurchases impact, Normalized (non-GAAP):	(O/S) -(P/L)	11.49%	11.20%	13.82%	12.17%

Net income per average common share diluted excluding Non-Core income and adjusted for share repurchases impact, Normalized:
Average common shares outstanding—diluted (GAAP)	N	436,890,731	453,510,245	476,693,148
Add: Impact of changes to share repurchases in light of higher capital expectations		(55,216,491)	(55,274,933)	(28,334,006)
Average common shares outstanding—diluted adjusted for share repurchases impact (non-GAAP)	T	381,674,240	398,235,312	448,359,142
Net income per average common share diluted excluding Non-Core income and adjusted for share repurchases impact, Normalized (non-GAAP)(1):	(O/T) -(P/N)	$4.49	$3.98	$4.55	$13.03

(1)Totals may be affected due to rounding.

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Appendix A—Non-GAAP Financial Measures and Reconciliations
Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		FULL YEAR
		2025	2024	2023	2022	2021	2020	2019	2018	2017	2016	2015	2014
Net income available to common stockholders, Underlying:
Net income available to common shareholders (GAAP)	A	$1,688	$1,372	$1,491	$1,960	$2,206	$950	$1,718	$1,692	$1,638	$1,031	$833	$865
Add: Notable items, net of income tax expense (benefit)		—	98	357	352	78	83	17	16	(340)	(19)	—	—
Add: Restructuring charges and special items, net of income tax expense (benefit)		—	—	—	—	—	—	—	—	—	—	(31)	(75)
Net income available to common shareholders, Underlying (non-GAAP)	B	$1,688	$1,470	$1,848	$2,312	$2,284	$1,033	$1,735	$1,708	$1,298	$1,012	$864	$790
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	C	$22,954	$21,881	$21,592	$21,724	$21,025	$20,438	$20,325	$19,645	$19,618	$19,698	$19,354	$19,399
Less: Average goodwill (GAAP)		8,187	8,187	8,184	7,872	7,062	7,049	7,036	6,912	6,883	6,876	6,876	6,876
Less: Average other intangibles (GAAP)		131	143	177	181	54	64	71	14	2	2	4	7
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		439	433	422	413	381	376	371	359	534	502	445	377
Average tangible common equity	D	$15,075	$13,984	$13,653	$14,084	$14,290	$13,701	$13,589	$13,078	$13,267	$13,322	$12,919	$12,893
Return on average tangible common equity	A/D	11.20%	9.81%	10.92%	13.91%	15.44%	6.93%	12.64%	12.94%	12.35%	7.74%	6.45%	6.71%
Return on average tangible common equity, Underlying (non-GAAP)(1)	B/D	11.20%	10.51%	13.53%	16.41%	15.98%	7.53%	12.76%	13.06%	9.79%	7.60%	6.69%	6.13%
(1) Totals may be affected due to rounding.

Citizens Financial Group	111

Appendix A—Non-GAAP Financial Measures and Reconciliations

		FULL YEAR
		2025	2024	2023	2022	2021	2020	2019	2018	2017	2016	2015	2014
Net income per average common share—basic and diluted and net income per average common share—basic and diluted, Underlying:
Average common shares outstanding—basic (GAAP)	E	433,173,162	450,678,038	475,089,384	475,959,815	425,669,451	427,062,537	449,731,453	478,822,072	502,157,440	522,093,545	535,599,731	556,674,146
Average common shares outstanding—diluted (GAAP)	F	436,890,731	453,510,245	476,693,148	477,803,142	427,435,818	428,157,780	451,213,701	480,430,741	503,685,091	523,930,718	538,220,898	557,724,936
Net income per average common share—basic (GAAP)	A/E	$3.90	$3.05	$3.14	$4.12	$5.18	$2.22	$3.82	$3.54	$3.26	$1.97	$1.55	$1.55
Net income per average common share—diluted (GAAP)	A/F	3.86	3.03	3.13	4.10	5.16	2.22	3.81	3.52	3.25	1.97	1.55	1.55
Net income per average common share—basic, Underlying (non-GAAP)	B/E	3.90	3.26	3.89	4.86	5.37	2.42	3.86	3.57	2.59	1.94	1.61	1.42
Net income per average common share—diluted, Underlying (non-GAAP)(1)	B/F	3.86	3.24	3.88	4.84	5.34	2.41	3.84	3.56	2.58	1.93	1.61	1.42
(1)Totals may be affected due to rounding.

112	2026 Proxy Statement

Citizens
Financial Group, Inc.™

One Citizens Plaza
Providence, Rhode Island 02903

9800

Citizens Financial Group, Inc.™

VOTE

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YOUR VOTE IS IMPORTANT

Votes submitted electronically must be received by 11:59 p.m. (Eastern Time) on April 22, 2026.

SCAN the QR code or visit envisionreports.com/CFG to vote your shares

CALL 1-800-652-VOTE (8683) within the USA, US territories and Canada

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2026 ANNUAL MEETING — PROXY CARD

↓ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ↓

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR ALL THE NOMINEES LISTED:

1. Election of Directors:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Bruce Van Saun	☐	☐	☐	02 - Lee Alexander	☐	☐	☐	03 - Tracy A. Atkinson	☐	☐	☐
04 - Christine M. Cumming	☐	☐	☐	05 - Kevin Cummings	☐	☐	☐	06 - Edward J. Kelly III	☐	☐	☐
07 - Robert G. Leary	☐	☐	☐	08 - Terrance J. Lillis	☐	☐	☐	09 - Michele N. Siekerka	☐	☐	☐
10 - Christopher J. Swift	☐	☐	☐	11 - Claude E. Wade	☐	☐	☐	12 - Marita Zuraitis	☐	☐	☐

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THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4:

AUTHORIZED SIGNATURES — THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO COUNT; PLEASE DATE AND SIGN BELOW.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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YOUR VOTE MATTERS
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To attend and vote at the meeting, please refer to the proxy statement for requirements.

Vote

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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
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↓ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ↓

Citizens Financial Group, Inc.™

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2026 ANNUAL MEETING — PROXY CARD

Notice of 2026 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – April 23, 2026

Bruce Van Saun and Robin S. Elkowitz or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Citizens Financial Group, Inc. to be held on April 23, 2026 at 9:00 a.m. Eastern Time, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as specified by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

NON-VOTING ITEMS

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
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